UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ORTHOFIX MEDICAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

3451 Plano Parkway

Lewisville, Texas 75056

Dear Shareholders:

We will hold the 2024 Annual Meeting of Shareholders of Orthofix Medical Inc. on June 18, 2024 at 10:00 a.m. Central Daylight Time at the Renaissance Dallas at Plano Legacy West, 6007 Legacy Drive, Plano, Texas 75024.

This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting.

Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

Sincerely,

Catherine M. Burzik
Chair of the Board

April 29, 2024

Notice of Annual Meeting of Shareholders and Proxy Statement

Meeting Date:	June 18, 2024 10:00 a.m. Central Daylight Time
Meeting Place:	Renaissance Dallas at Plano Legacy West 6007 Legacy Drive Plano, Texas 75024

Notice and Proxy Statement for Shareholders of

ORTHOFIX MEDICAL INC.

3451 Plano Parkway

Lewisville, Texas 75056

for

2024 ANNUAL MEETING OF SHAREHOLDERS

to be held on June 18, 2024

This notice and the accompanying proxy statement are being furnished to the shareholders of Orthofix Medical Inc., a Delaware corporation (“Orthofix” or the “Company”), in connection with the upcoming 2024 Annual Meeting of Shareholders (the “Annual Meeting”) and the related solicitation of proxies by the Board of Directors of Orthofix (the “Board of Directors” or “Board”) from holders of outstanding shares of common stock, par value $0.10 per share (“common stock”), of Orthofix as of the record date for the Annual Meeting for use at the Annual Meeting and at any adjournment or postponement thereof. In this notice and the accompanying proxy statement, all references to “we,” “our” and “us” refer to the Company, except as otherwise provided.

Time, Date and Place of Annual Meeting

Notice is hereby given that the Annual Meeting will be held on June 18, 2024 at 10:00 a.m. Central Daylight Time, at the Renaissance Dallas at Plano Legacy West, 6007 Legacy Drive, Plano, Texas 75024.

Proposals to be Considered at the Annual Meeting

1

Election of Directors. Shareholders will be asked to elect the following nine persons to the Board: Alan L. Bazaar, Wayne Burris, Massimo Calafiore, Michael M. Finegan, Jason M. Hannon, John B. Henneman, III, Charles R. Kummeth, Shweta Singh Maniar, and Michael E. Paolucci. The Board unanimously recommends that shareholders vote “FOR” each of the foregoing director nominees.

2

Advisory and Non-Binding Resolution to Approve Executive Compensation. Shareholders will be asked to approve an advisory and non-binding resolution on the compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” and the related compensation tables beginning on page 27 of this proxy statement. The Board unanimously recommends that shareholders vote “FOR” this proposal.

3

Ratification of the Appointment of EY as Independent Registered Public Accounting Firm for 2024. Shareholders will be asked to approve a resolution to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Orthofix and its subsidiaries for the fiscal year ending December 31, 2024. The Board unanimously recommends that shareholders vote “FOR” this proposal.

4

Approval of Amendment No. 5 to the Amended and Restated 2012 LTIP. Shareholders will be asked to approve Amendment No. 5 to the Company’s Amended and Restated 2012 Long-Term Incentive Plan to increase the number of shares available for issuance thereunder. The Board unanimously recommends that shareholders vote “FOR” this proposal.

5

Approval of Amendment No. 4 to the Second Amended and Restated Stock Purchase Plan. Shareholders will be asked to approve Amendment No. 4 to the Company’s Second Amended and Restated Stock Purchase Plan to increase the number of shares available for issuance thereunder. The Board unanimously recommends that shareholders vote “FOR” this proposal.

6	Miscellaneous. Shareholders will be asked to transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

Please read a detailed description of proposals 1 through 5 above beginning on page 71 of the proxy statement.

Shareholders Entitled to Vote

All record holders of shares of Orthofix common stock at the close of business on the record date for the Annual Meeting, April 22, 2024, are being sent this notice and will be entitled to vote at the Annual Meeting. Each record holder on such date is entitled to cast one vote per share of common stock.

By Order of the Board of Directors

Kimberley Elting
President, Global Orthopedics, and Interim Corporate Secretary

April 29, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD JUNE 18, 2024: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD, AND THE ORTHOFIX ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE AT WWW.PROXYDOCS.COM/OFIX.

Proxy Summary

The summary highlights certain information about our business and 2023 performance, and about other information in the proxy statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting.

2023 Business Highlights

Notable financial results and operational accomplishments in 2023 include the following:

•
Net sales were $746.6 million, an increase of 62.1% on a reported basis and 61.6% on a constant currency basis
•
Bone Growth Therapies growth of 13.5%, with each of the last four consecutive quarters exhibiting double-digit net sales growth
•
U.S. Spinal Implants, Biologics, and Enabling Technologies net sales growth of 7.6% on a pro forma basis over 2022
•
Global Orthopedics net sales growth of 7.2% on a reported basis and 5.2% on a constant currency basis
•
Adjusted EBITDA of $46.3 million compared to pro forma adjusted EBITDA in 2022 of $27.4 million
•
Merger with SeaSpine Holdings Corporation (“SeaSpine”) was consummated in January 2023

Our Business Segments

Orthofix manages its business by two reporting segments, Global Spine and Global Orthopedics, which accounted for 85% and 15%, respectively, of our total net sales in 2023. The chart below presents our net sales, which includes product sales and marketing service fees, by reporting segment for each of the years ended December 31, 2023, 2022, and 2021.

Standing Committees(1); Standing Nominees

Name	Age	Director Since	Independent	Audit & Finance Committee	Compensation and Talent Development Committee	Compliance & Ethics Committee	Nominating, Governance & Sustainability Committee
Alan L. Bazaar	54	2023	✓	✓	✓
Wayne Burris	69	2021(2)	✓	✓			✓
Massimo Calafiore	52	2024
Michael M. Finegan	60	2023	✓			✓
Jason M. Hannon	52	2020	✓	✓		✓
John B. Henneman, III	62	2023(3)	✓				✓
Charles R. Kummeth	63	2023	✓		✓		✓
Shweta Singh Maniar	40	2023(4)	✓			✓
Michael E. Paolucci	64	2016	✓		✓		✓

(1) Three currently serving directors, Catherine M. Burzik (current Chair of the Board), Stuart M. Essig, Ph.D. and James F. Hinrichs, are not standing for re-election at the Annual Meeting, and the size of the Board is being reduced from 12 to 9 seats as of the date of the Annual Meeting. The Board expects to elect a new Chair of the Board, as well as Chairs of each Standing Committee of the Board, immediately following the occurrence of the Annual Meeting.

(2) Mr. Burris served as a director from September 2021 until the consummation of the Company’s merger with SeaSpine on January 5, 2023, and rejoined as a director on June 19, 2023 upon his election at the 2023 annual meeting of shareholders.

(3) Mr. Henneman was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Mr. Henneman had served on SeaSpine’s Board of Directors since July 2015.

(4) Ms. Maniar was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Ms. Maniar had served on SeaSpine’s Board of Directors since April 2021.

Director Diversity and Qualifications

The following graphics highlight the diversity and qualifications of our director nominees, both individually and in the aggregate.

DIRECTOR DIVERSITY

Global Diversity

56%
Born or worked outside of U.S.

Independence

89%
Independent

Gender/Racial Diversity

22%
Diverse
Gender
Race

Board Age

1
3
4
1
35–45
46–55
56–65
66+
57 yrs
Average age

Board Tenure(1)

4
3
2
<2 yrs
2–5 yrs
>5 yrs
3.1 yrs
Average tenure

(1) Includes all years of service on the Board and years of service on SeaSpine's board of directors

SKILLS AND EXPERTISE

8	Senior Executive Leadership
2	Former CFO/Financial Expertise
8	Healthcare Industry
8	Global Business
1	Technology, including Cybersecurity
9	Mergers & Acquisitions
4	Corporate Governance, including ESG Matters
1	Operational Management
3	Compliance, Quality, and Regulatory
3	Human Resources and Compensation
7	Public Company Board

Executive Compensation Highlights

We focus our compensation program for our named executive officers and other executive officers on financial, strategic, and operational goals established by the Board of Directors, upon the recommendation of its Compensation and Talent Development Committee, designed to create sustained value for our shareholders. Our guiding compensation principle is to pay for performance. Our compensation program is also designed to motivate, measure, and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking. We consider the input of our shareholders on our executive compensation program. At our 2023 annual meeting of shareholders, 95% of the votes cast were in favor of the advisory vote on our executive compensation, or the say-on-pay proposal. At least 95% of the votes cast were in favor of the say-on-pay proposal at each of our last five annual meetings. We believe this consistent shareholder support validates our pay for performance approach to executive compensation.

2023 Executive Total Compensation Mix

The charts below show the annual total target direct compensation (full-year base salary, target annual cash incentive compensation and long-term incentive equity compensation awarded) for Keith C. Valentine, our President and Chief Executive Officer through September 2023, and our other named executive officers for 2023. These charts illustrate that 89% of Mr. Valentine's (our former Chief Executive Officer) annual total target direct compensation and 74% of our other 2023 named executive officers' annual total target direct compensation was performance-based or variable. In addition, 86% of Mr. Calafiore's (our new President and Chief Executive Officer) 2024 compensation package is performance-based or variable.

Governance of Executive Compensation

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:

✓ Align executive pay with the overall performance of our business and the Company’s common stock

✓ Set meaningful performance targets for annual and performance-based stock awards, approved by our Compensation and Talent Development Committee

✓ Include caps on annual cash incentive plan payments and shares earned under performance-based stock awards

✓ Discourage unnecessary and inappropriate risk taking, and we obtain an annual independent risk assessment analysis of our executive compensation program

✓ Maintain robust stock ownership guidelines for our executive officers and directors

✓ Maintain an incentive compensation clawback policy for executive officers

✓ Include “double-trigger” change in control vesting provisions in all equity grants to executive officers

✓ Our Compensation and Talent Development Committee directly retains an independent compensation consultant who conducts an annual benchmarking of our executive compensation program against an industry peer group

What we don’t do:

X Pay dividends or dividend equivalents on unvested stock options, unvested time-based vesting stock awards, or unearned performance-based vesting stock awards

X Have employment agreements with our executive officers

X Pay excise tax gross-ups for change in control payments

X Reprice stock options without shareholder approval

X Provide excessive perquisites

X Permit hedging or pledging of our securities by employees, including our executive officers, or directors

Corporate Governance Highlights

We are committed to effective corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term shareholder value.

Director Election

•
All directors are elected annually for a one-year term
•
We have a majority votes standard for uncontested elections of directors

Board Independence

•
All of our director nominees, other than our President and Chief Executive Officer, are independent under Nasdaq listing standards
•
All directors serving on the Audit and Finance, Compensation and Talent Development, and Nominating, Governance and Sustainability Committees in 2023 were independent directors

Standing Board Committees

•
Audit and Finance Committee (met 9 times in 2023)
•
Compensation and Talent Development Committee (met 6 times in 2023)
•
Nominating, Governance and Sustainability Committee (met 5 times in 2023)
•
Compliance and Ethics Committee (met 5 times in 2023)

Practices and Policies

•
Experienced, multi-dimensionally diverse Board with extensive business expertise in life sciences, finance, international business, and operational matters
•
Commitment to frequent Board refreshment, with two of the director nominees standing for election at the Annual Meeting having joined the Board in January 2023 in connection with the Company’s merger with SeaSpine, and three of the director nominees having joined the Board in December 2023 following constructive engagement and entry into a cooperation agreement with one of the Company’s significant institutional shareholders, Engine Capital Management , described in more detail on page 16 of this proxy statement
•
Independent directors met in executive session at every regularly scheduled quarterly Board meeting in 2023
•
99% average attendance by directors at Board and committee meetings in 2023
•
Separation of the Chair of the Board and CEO positions for the majority of 2023, with the Chair stepping in as interim CEO on September 12, 2023 until January 7, 2024, at which time the Chair of the Board and CEO positions again became separated
•
Active Board and committee oversight in the area of enterprise risk management, cybersecurity, and environmental, social, and governance (“ESG”) matters, inclusive of climate-related matters, with direct oversight of enterprise risk management and cybersecurity matters provided by the Audit and Finance Committee and direct oversight of ESG-related matters provided by the Nominating, Governance, and Sustainability Committee
•
Compliance and Ethics Committee oversees and monitors a comprehensive, company-wide compliance and ethics program

•
Corporate codes of conduct enforced at all levels of the Company and its subsidiaries
•
Commitment to attracting, retaining, and promoting a diverse workforce through programs such as the Moving 4Ward Diversity, Equity & Inclusion Program, the Orthofix Women’s Network (“OWN”), and the Orthofix Young Professionals Group
•
Commitment to healthy company culture that strives to directly impact communities around the world through meaningful partnerships, our employee volunteer program Orthofix Gives Back, and charitable contributions
•
Ongoing commitment of resources to keep pace with evolving data privacy and cybersecurity industry practices and regulatory standards
•
Commitment to sustainable practices in our operations, manufacturing, and supply chain through the use of sustainable energy, waste reduction, and waste and equipment recycling
•
Annual Board and Board committee self-assessments, including individual board member performance evaluations
•
Board regularly reviews director and executive succession planning
•
Robust stock ownership guidelines for our executive officers and directors
•
Majority voting in the election of directors in uncontested elections
•
Structured director education and onboarding program
•
Shareholders owning at least 25% of our outstanding common stock may call a special meeting of shareholders
•
No shareholder rights plan (commonly referred to as a “poison pill”) or blank check preferred stock
•
Single class of shares with equal voting rights (no super voting share class)
•
No supermajority voting requirements to approve mergers or other business combination transactions
•
No political or PAC contributions by the Company

Appendix B – Second Amended and Restated Stock Purchase Plan, as Amended, and Proposed Amendment No. 4 Thereto	B-1

PROXY STATEMENT FOR THE ORTHOFIX MEDICAL INC. 2024 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY STATEMENT IS BEING DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MAY 7, 2024.

ABOUT VOTING

Who can vote?

All record holders of shares of Orthofix common stock at the close of business on April 22, 2024 (the “Record Date”), are entitled to notice of, and will be entitled to vote at, the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). Each record holder on such date is entitled to cast one vote per share of common stock. As of the Record Date, there were 37,528,562 shares of Orthofix common stock outstanding.

How to vote?

YOUR VOTE IS IMPORTANT. If you are a record holder, you may cast your vote online, by phone, by mail, or in person at the Annual Meeting. See your proxy card for your online control number in order to vote.

Vote Via the Internet: www.proxypush.com/OFIX	Call Toll Free: 1-866-240-4561	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form

If you hold your shares in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. If you hold shares in street name, please follow the voting instructions provided to you by your broker. If your shares of common stock are held in street name, you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares of common stock voted.

What constitutes a quorum?

The presence, in person or represented by proxy, of the holders of a majority of the shares of Orthofix common stock outstanding on the Record Date is required to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (described below) are counted as shares present for purposes of determining the presence of a quorum.

What are broker-non-votes?

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries that are subject to New York Stock Exchange (“NYSE”) rules may use their discretion to vote your uninstructed shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. The NYSE rules apply to broker, bank and other securities intermediary's discretion in voting your uninstructed shares regardless of the fact that we are a Nasdaq-listed company. A broker non-vote occurs when a broker, bank or other agent who has record ownership of the shares held in an account for its client has not received voting instructions from the client who is the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals 1, 2, 4 and 5 are considered to be “non-routine” under NYSE rules and applicable interpretations and your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 3 is considered to be “routine” under NYSE rules and applicable interpretations, and, thus, if you do not return voting instructions to your broker, bank or other agent, your broker, bank or other agent may vote your shares in its discretion on this proposal.

What vote is required to approve each proposal?

Assuming a quorum is present, each director nominee will be elected by a majority of the votes cast with respect to such nominee. In other words, a director nominee will be elected if the number of shares voted “FOR” such nominee exceeds the number of shares voted “AGAINST” such nominee. For purposes of Proposal 1, abstentions and broker non-votes are not counted as votes cast either “FOR” or “AGAINST” a nominee, and have no effect on the outcome of the vote.

Assuming a quorum is present, with respect to each of Proposals 2, 3, 4 and 5, the particular proposal will be approved if it receives the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the applicable proposal. For each of these proposals, abstentions will have the same effect as a vote “AGAINST” the applicable proposal, and broker non-votes (to the extent applicable) will have no effect on the outcome of the vote for the applicable proposal.

Proxies

This proxy statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board for use at the Annual Meeting.

All shares of Orthofix common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and which are not validly revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted “FOR” the election of each director nominee identified in this proxy statement and “FOR” each of the other proposals. The Board does not know of any other matters that are to be presented for consideration at the Annual Meeting.

Any proxy delivered by a record shareholder may be revoked by the person giving it at any time before voting begins at the Annual Meeting. Proxies may be revoked by (1) timely delivery to our Corporate Secretary of a written notice of revocation bearing a later date than the proxy sought to be revoked, (2) timely delivery to Orthofix of a valid, later-dated proxy (including a proxy given by telephone or online) relating to the same shares of Orthofix common stock or (3) attending the Annual Meeting and voting at the Annual Meeting in person. Attending the Annual Meeting will not in and of itself constitute the revocation of a proxy. Any written notice of revocation or later-dated proxy should be sent so as to be received in a timely manner to: Orthofix Medical Inc., Attn: Corporate Secretary, 3451 Plano Parkway, Lewisville, TX 75056.

Voting is confidential

We maintain a policy of keeping all proxies and ballots confidential.

The costs of soliciting these proxies and who will pay them

We will pay all the costs of soliciting these proxies, including reimbursing banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to beneficial owners. Our directors and employees may also solicit proxies by telephone or electronic means of communication, or in person, and no additional compensation will be paid to such individuals.

We engaged Saratoga Proxy Consulting LLC to assist us with the solicitation of proxies for a fee of  $25,000, plus expenses.

Obtaining an Annual Report on Form 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”). The 2023 Form 10-K is available on our website at www.orthofix.com and at http://www.proxydocs.com/OFIX. If you would like to receive an additional copy of the 2023 Form 10-K, we will send you one free of charge. Please write to:

Orthofix Medical Inc.

3451 Plano Parkway

Lewisville, TX 75056

Attention: Louisa Smith, Gilmartin Group

You may also contact Ms. Smith at ir@orthofix.com.

The information on our website is not incorporated by reference in, or considered part of, this proxy statement.

The voting results

We will publish the voting results from the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. You will also be able to find the Form 8-K on our website at www.orthofix.com.

Whom to call if you have any questions

If you have questions about the Annual Meeting, voting or your ownership of shares of Orthofix common stock, please contact Louisa Smith, Gilmartin Group at ir@orthofix.com. Directions to the meeting can be found at http://www.proxydocs.com/OFIX.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on June 18, 2024

This proxy statement, your proxy voting card, and the 2023 Form 10-K are available at http://www.proxydocs.com/OFIX.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDERS

Who are the principal owners of shares of Orthofix common stock?

The following table shows each person, or group of affiliated persons, who beneficially owned, directly or indirectly, at least 5% of the shares of our common stock. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

The Percent of Class figures for the shares of our common stock are based on 37,528,562 shares of our common stock outstanding as of April 22, 2024. Except as otherwise indicated, each shareholder has sole voting and dispositive power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Rubric Capital Management LP 155 East 44th Street, Suite 1630 New York, NY 10017	3,665,000	(1)	9.8%
Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022	3,600,000	(2)	9.6%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,317,319	(3)	8.8%
Engine Capital Management, L.P. 1345 Avenue of the Americas, 33rd Floor New York, NY 10105	3,138,802	(4)	8.4%
Morgan Stanley 1585 Broadway New York, NY 10036	2,057,081	(5)	5.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,999,666	(6)	5.3%

(1) Based solely on information obtained from a Schedule 13G filed with the SEC on February 12, 2024 disclosing shared power to vote or direct the vote of 3,665,000 shares and shared power to dispose of or to direct the disposition of 3,665,000 shares.

(2) Based solely on information obtained from a Schedule 13G filed with the SEC on February 14, 2024 disclosing shared power to vote or direct the vote of 3,600,000 shares and shared power to dispose of or to direct the disposition of 3,600,000 shares.

(3) Based solely on information obtained from a Schedule 13G (Amendment No. 4) filed with the SEC on January 8, 2024 disclosing sole power to vote or direct the vote of 3,242,316 shares, and sole power to dispose of or to direct the disposition of 3,317,319 shares.

(4) Based solely on information obtained from a Schedule 13D (Amendment No. 2) filed with the SEC on April 22, 2024 disclosing sole power to vote or direct the vote of 3,138,802 shares, and sole power to dispose of or to direct the disposition of 3,138,802 shares.

(5) Based solely on information obtained from a Schedule 13G filed with the SEC on February 9, 2024 disclosing sole power to vote or direct the vote or direct the vote of 2,028,320 shares, and sole power to dispose of or to direct the disposition of 2,057,081 shares.

(6) Based solely on information obtained from a Schedule 13G (Amendment No. 6) filed with the SEC on February 13, 2024 disclosing shared power to vote or direct the vote of 25,375 shares, sole power to dispose of or to direct the disposition of 1,940,761 shares, and shared power to dispose of or to direct the disposition of 58,905 shares.

Shares of common stock owned by Orthofix’s directors and executive officers

The following table sets forth the beneficial ownership of shares of our common stock, including stock options currently exercisable and exercisable within 60 days of April 22, 2024 and stock units that are vested or potentially issuable within 60 days of April 22, 2024, by each current director, each director nominee, each named executive officer listed in the Summary Compensation Table, and the persons who were our directors and executive officers as of April 22, 2024 as a group. The Percent of Class figure is based on 37,528,562 shares of our common stock outstanding as of April 22, 2024. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Catherine M. Burzik	128,823	(2)	*
Alan L. Bazaar	8,936	(3)	*
Wayne Burris	10,163	(4)	*
Stuart M. Essig, Ph.D.	261,087	(5)	*
Michael M. Finegan	8,350	(6)	*
Jason M. Hannon	57,913	(7)	*
John B. Henneman, III	80,540	(8)	*
James F. Hinrichs	117,260	(9)	*
Charles R. Kummeth	23,350	(10)	*
Shweta Singh Maniar	20,080	(11)	*
Michael E. Paolucci	80,614	(12)	*
Massimo Calafiore	1,000	(13)	*
Geoffrey C. Gillespie	6,580	(14)	*
Kimberley A. Elting	199,144	(15)	*
Keith C. Valentine	160,607	(16)	*
Jon C. Serbousek	514,778	(17)	1.4%
John Bostjancic	47,286	(18)	*
Douglas C. Rice	184,837	(19)	*
Patrick L. Keran	33,122	(20)	*
Kevin J. Kenny	292,122	(21)	*
All current directors and executive officers as a group (17 persons)	1,003,840		2.6%

* Represents less than one percent.

(1)The address for each person or entity listed in the table is c/o Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

(2) Reflects 80,040 shares owned directly, 32,763 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 16,020 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(3)Reflects 8,936 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024.

(4) Reflects 10,163 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024.

(5) Reflects 192,534 shares owned directly, 14,354 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 54,199 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(6) Reflects 8,350 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024.

(7) Reflects 3,574 shares owned directly, 29,638 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 24,701 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(8) Reflects 34,408 shares owned directly, 14,354 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 31,778 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(9) Reflects 47,712 shares owned directly, 39,548 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(10) Reflects 15,000 shares owned directly and 8,350 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024.

(11) Reflects 5,726 shares owned directly and 14,354 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024.

(12) Reflects 11,066 shares owned directly, 39,548 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 30,000 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(13) Reflects 1,000 shares owned directly.

(14) Reflects 1,913 shares owned directly and 4,667 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(15) Reflects 61,816 shares owned directly, 23,763 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 113,565 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(16) Reflects 160,607 shares owned directly based solely on the most recent Form 4 filed with the SEC on March 2, 2023.

(17) Reflects 188,610 shares owned directly, 86,636 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 239,532 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(18) Reflects 47,286 shares owned directly based solely on the most recent Form 4 filed with the SEC on March 2, 2023.

(19) Reflects 45,028 shares owned directly, 25,452 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 114,357 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

(20) Reflects 33,122 shares owned directly based solely on the most recent Form 4 filed with the SEC on March 2, 2023.

(21) Reflects 39,782 shares owned directly, 105,196 shares issuable pursuant to deferred stock units that are vested or potentially issuable within 60 days of April 22, 2024, and 147,144 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires our officers and directors, and holders of more than 10% of our common stock (collectively, the “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of these reports and related representations by the Reporting Persons, we believe that all Section 16(a) reports were filed timely in 2023, except that the Form 4 relating to the sale of common stock for Shweta Singh Maniar on March 10, 2023 was filed sixteen business days late.

INFORMATION ABOUT OUR executive officers

Information concerning our executive officers is set forth below.

Name	Age	Position
Massimo Calafiore	52	President and Chief Executive Officer and Director
Julie Andrews	53	Chief Financial Officer
J. Andrés Cedrón	43	Chief Legal Officer
Kimberley A. Elting	59	President, Global Orthopedics
Lucas Vitale	48	Chief People and Business Operations Officer

Massimo Calafiore. Mr. Calafiore was appointed President and Chief Executive Officer and as a member of the Board of Directors on January 8, 2024, and effective January 10, 2024, he became the Interim President of Global Spine. Prior to joining the Company, Mr. Calafiore served since September 2022 as Chief Executive Officer of LimaCorporate S.p.A., a global orthopedics company focused on restoring motion through digital innovation and customized hardware, until its acquisition by Enovis Corporation in January 2024. Previously, he served from September 2021 through August 2022 as Executive Vice President and Chief Commercial Officer of NuVasive, Inc., where he oversaw product marketing, commercial and commercial enablement functions, as well as NuVasive’s specialized orthopedics and clinical services. From October 2020 through August 2021, he served as NuVasive’s Executive Vice President, Global Business Units, where he was responsible for NuVasive’s product and services organization, including Spine, NuVasive Specialized Orthopedics (NSO) and NuVasive Clinical Services, and commercial enablement such as clinical professional development and global marketing. From 2017 until October 2020 he held various other leadership roles at NuVasive with increasing levels of responsibility, serving as Senior Vice President, Spine Business Unit, from January 2020 to October 2020, Senior Vice President, Global Implant Systems and General Manager of NSO, from February 2019 to December 2019, and Senior Vice President, General Manager of NSO from August 2017 to February 2019.Before his executive service at NuVasive, he spent more than 15 years supporting and leading the U.S. business for Waldemar Link, a leader in the orthopedics and medical device industry. Mr. Calafiore holds an M.Sc. in Mechanical Engineering from the University of Catania and an MBA from New York University.

Julie Andrews. Ms. Andrews joined Orthofix in January 2024 and serves as Chief Financial Officer (CFO). She previously served from August 2021 to April 2023 as Chief Financial Officer of Smart Wires Technology, a global transmission grid technology company focused on enabling the transition to renewable energy. Between September 2019 and December 2020, she served as the Senior Vice President, Global Finance for Wright Medical Group, a global medical device company focused on extremities and biologics that was acquired by Stryker in 2020. She served from May 2012 to August 2019 as Wright Medical’s Vice President of Finance and Chief Accounting Officer, where she held responsibility for corporate FP&A, business-unit FP&A, operations finance and accounting functions of the business on a global basis. Ms. Andrews also spent many years in roles of increasing responsibility at Medtronic Inc., including as Vice President of Finance for the Spine and Biologics division, where she provided oversight of all FP&A and accounting functions. Early in her career, Ms. Andrews served as Senior Financial Analyst for Thomas & Betts and as an auditor for Thomas Harvey, LLC. Currently she serves on the board and as chair of the audit committee of RxSight, Inc. an ophthalmic medical device company. Ms. Andrews received a Bachelor of Science in Accounting from Indiana University. She also participated in advanced leader and director development programs at both Medtronic and Wharton School of Business.

J. Andrés Cedrón. Mr. Cedrón joined Orthofix in April 2024 and serves as Chief Legal Officer and Corporate Secretary. Most recently, he served as Vice President and Corporate Secretary at Stryker from July 2022 to April 2024. In this corporate officer position, Mr. Cedrón oversaw corporate governance, SEC compliance, merger and acquisition legal activities, and ESG matters. Prior to that, Mr. Cedrón held legal leadership roles as Chief Legal Counsel for Stryker's $10 billion MSNT Group of divisions from September 2018 to July 2022, as well as the company's EMEA and Latin America regions. He has extensive expertise in regulatory and compliance frameworks, anti-corruption programs, litigation management, and commercial legal strategy. Mr. Cedrón started his career as a corporate attorney at the Sullivan & Cromwell and Hunton & Williams law firms. He holds a J.D. from Columbia Law School and a B.A. from Colorado College. He has also participated in executive leadership programs from various institutions, including Harvard Business School.

Kimberley A. Elting. Ms. Elting has served as our President, Global Orthopedics since April 2022 and, served as our Interim Chief Legal Officer from November 2023 until April 2024. She originally joined the Company as Chief Legal Officer in September 2016 and was named Chief Legal and Administrative Officer in 2017, and served as Chief Legal and Development Officer from 2020 until January 2023. Before joining Orthofix, she had served since 2013 as General Counsel and Vice President Corporate Affairs at TriVascular Technologies, Inc.. In this role, she led the legal, compliance, human resources (HR) and government affairs functions for the company. Between 2007 and 2012, she served in various roles of increasing responsibility with St. Jude Medical, including General Counsel and Vice President of HR and Health Policy for the Neuromodulation Division. She was previously a partner at the Jones Day law firm where she counseled clients in the health care sector on mergers and acquisitions and regulatory matters. A graduate of Ithaca College, Ms. Elting earned her Law Degree from the University of Denver and an LL.M. in Health Law from Loyola University Chicago.

Lucas Vitale. Mr. Vitale joined Orthofix in March 2024 and serves as Chief People and Business Operations Officer. From October 2023 to March 2024 he served as the Chief Human Resources Officer (CHRO) at ReNAgade Therapeutics, a venture backed pharmaceutical company, and from April 2022 to October 2023 he served as the CHRO at Berkeley Lights/PhenomeX, a life sciences tools and services company acquired by Bruker. He also served as Senior Vice President of Human Resources at Arena Pharmaceuticals from April 2022 to October 2023. Mr. Vitale brings extensive spine and orthopedics experience having served as the CHRO at NuVasive from January 2019 to September 2021, where he led the global HR strategy for the company’s approximately 2,700 employees. During the seven years he was at NuVasive, he played an integral role in mergers and integrations, oversaw key commercial talent development efforts, and formalized the company’s Diversity, Equity and Inclusion program. Mr. Vitale earned a Bachelor of Science in Business Administration from Hawaii Pacific University and a Master of Arts in Industrial/Organizational Psychology from Alliant International University.

INFORMATION ABOUT OUR DIRECTORS

The Board of Directors and Committees of the Board

Our amended and restated bylaws (“Bylaws”) provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time-to-time by resolution of the Board. The Board is currently comprised of twelve seats, though three currently serving directors, Catherine M. Burzik, Stuart M. Essig, Ph.D., and James F. Hinrichs, are not standing for election at the Annual Meeting. Following the recommendation of the Nominating, Governance and Sustainability Committee, the Board has nominated each of the other nine current directors for election to the Board at the Annual Meeting.

Directors are elected at each annual meeting of shareholders by a majority of the votes cast with respect to the director, provided, however, that directors are elected by the vote of a plurality of the votes cast if (i) the Company receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for directors set forth in our Bylaws, which nomination is not subsequently withdrawn, or (ii) the number of nominees for election to the Board at such meeting exceeds the number of directors to be elected. For purposes of this standard, a “majority of the votes cast” means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. The Company has not received any director nominations from shareholders for the Annual Meeting, and the number of nominees is equal to the number of directors to be elected at the Annual Meeting. As such, a “majority of the votes cast” will be the standard for election at the Annual Meeting.

Under our Bylaws, any incumbent director who is nominated for election by the Board or a committee thereof must, as a condition to such nomination submit to the Chair of the Board (a) in the case of a contested election, a conditional letter of resignation, and (b) in the case of an uncontested election, a conditional and irrevocable letter of resignation. If an incumbent director is not elected (that is, the incumbent director receives more “AGAINST” votes than “FOR” votes), the Nominating, Governance and Sustainability Committee is required to consider the conditional resignation of such nominee and make a recommendation to the Board on whether to accept or reject the conditional resignation, or whether other action should be taken. In such event, the Board is required to act on the Nominating, Governance and Sustainability Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results for the Annual Meeting. If the Board’s decision is to accept the director’s resignation, then the Board may fill the resulting vacancy in accordance with our Bylaws. The director whose conditional resignation is being considered may not participate in the Nominating, Governance and Sustainability Committee's recommendation or the Board’s decision.

It is our policy that all directors attend the Annual Meeting, and at last year’s annual meeting of shareholders, all of our directors who were serving at the time attended the meeting in person. We expect that all nine directors who are standing for election will attend the Annual Meeting in person.

The Board meets at least four times per year in person at regularly scheduled quarterly meetings, but will meet more often in person if necessary. In addition, the Board typically holds several telephonic or virtual meetings each year as events require. The Board met 11 times during 2023. The Board has four standing committees: the Audit and Finance Committee, the Compensation and Talent Development Committee, the Compliance and Ethics Committee, and the Nominating, Governance and Sustainability Committee. The Board also formed a Strategy Committee in December 2023 to assist Mr. Calafiore, our new President and Chief Executive Officer, with formulating and defining the go-forward strategy of the Company, and this committee is expected to remain in existence at least until June 2024. During 2023, every director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director or committee member, as applicable.

Of our nine director nominees, the Board has determined that each of Mr. Bazaar, Mr. Burris, Mr. Finegan, Mr. Hannon, Mr. Henneman, Mr. Kummeth, Ms. Maniar and Mr. Paolucci are independent under the current Nasdaq listing standards. Mr. Calafiore is not considered independent because he serves as our President and Chief Executive Officer. A list of our director nominees, including background information for each of them, is presented in the section “Proposal 1: Election of Directors,” beginning on page 71.

As described in more detail on page 16 of this proxy statement under the heading “Cooperation Agreement with Engine Capital,” the Company has agreed that the Board will refrain from increasing the size of the Board to a number great than nine seats through the date such agreement terminates in early 2025, unless the Board determines in good faith after consultation with counsel that compliance with such limitation would violate the Board’s fiduciary duties under applicable law.

Board Leadership Structure

Ms. Burzik, who is an independent director, currently serves as Chair of the Board; however, she will not be standing for election at the Annual Meeting. Mr. Calafiore, who is also a director, serves as the Company’s President and Chief Executive Officer.

Immediately following the Annual Meeting, we expect that the Board will elect a new Chair of the Board. As described in more detail on page 16 of this proxy statement under the heading “Cooperation Agreement with Engine Capital,” the Company has agreed that the Board will elect one of Messrs. Bazaar, Finegan or Kummeth as Chair of the Board effective as of the date of the Annual meeting unless the Board determines in good faith after consultation with counsel that taking action would violate the Board’s fiduciary duties under applicable law. Consistent with our corporate governance guidelines, the Chair and CEO positions will continue to be separate. The Board believes that the separation of these two critical roles best serves the Company’s shareholders because it allows our President and Chief Executive Officer to focus on providing leadership over our day-to-day operations while the Chair of the Board focuses on leadership of the Board.

The Audit and Finance Committee

Our Audit and Finance Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. The committee also meets privately, outside the presence of Orthofix management, with our independent registered public accounting firm. The Audit and Finance Committee’s report for 2023 is printed below at page 86.

The Audit and Finance Committee also oversees the Company’s (i) enterprise risk management program, reviews risk assessments, and receives reports from management on risk areas and mitigation plans and (ii) regularly reviews the Company’s cybersecurity and other IT risks, controls, and procedures, including plans to mitigate cybersecurity risks and respond to data breaches, with updates provided on at least a quarterly basis.

The Board has adopted a written charter for the Audit and Finance Committee, a copy of which is available for review on our website at www.orthofix.com.

The Audit and Finance Committee met nine times during 2023.

Mr. Bazaar, Mr. Burris, Dr. Essig, Mr. Hannon and Mr. Hinrichs currently serve as members of the Audit and Finance Committee, with Mr. Hinrichs serving as Chair. Mr. Hinrichs will not be standing for re-election at the Annual Meeting, and we expect that the Board will elect a new Chair of the Committee immediately following the Annual Meeting. All members of the committee have been determined by the Board to be independent under applicable Nasdaq rules and pursuant to Rule 10A-3 of Schedule 14A under the Exchange Act. The Board has determined that each of Mr. Burris and Mr. Hinrichs is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K.

The Compensation and Talent Development Committee

The Compensation and Talent Development Committee is responsible for establishing compensation policies and determining, approving, and overseeing the total compensation packages for our executive officers, including all elements of compensation. The committee administers our Amended and Restated 2012 Long-Term Incentive Plan, as amended (the “2012 LTIP”), the primary equity incentive plan under which we make equity-related awards, as well as the SeaSpine Amended and Restated 2015 Incentive Award Plan, which was assumed in the merger. In addition, the committee administers our Second Amended and Restated Stock Purchase Plan, as Amended (the “SPP”), an equity plan under which most of our employees and directors are eligible to purchase shares of Company common stock at a discount.

The Compensation and Talent Development Committee met six times during 2023.

The Board has adopted a written charter for the Compensation and Talent Development Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Bazaar, Mr. Hinrichs, Mr. Kummeth and Mr. Paolucci currently serve as members of the Compensation and Talent Development Committee, with Mr. Paolucci serving as Chair. Mr. Henneman and Ms. Maniar served as members of the Compensation and Talent Development Committee between January 2023 and December 2023. Each of these members (i) are non-employee, non-affiliated, outside directors who have been determined by the Board to be independent under applicable Nasdaq rules and (ii) satisfy the qualification standards of Section 16 of the Exchange Act.

No interlocking relationship, as defined in the Exchange Act, currently exists, nor existed during 2023, between the Board or Compensation and Talent Development Committee and the board of directors or compensation committee of any other entity.

As described in more detail on page 16 of this proxy statement under the heading “Cooperation Agreement with Engine Capital,” the Company has agreed that the Board will elect one of Messrs. Bazaar, Finegan or Kummeth as Chair of the Compensation and Talent Development Committee effective as of the date of the Annual meeting unless the Board determines in good faith after consultation with counsel that taking action would violate the Board’s fiduciary duties under applicable law.

The Compliance and Ethics Committee

The Compliance and Ethics Committee assists the Board in overseeing the Company’s Corporate Compliance and Ethics Program and the Company’s global compliance with various international and domestic laws and regulations, including those related to the U.S. Food and Drug Administration and requirements of the U.S. Foreign Corrupt Practices Act and other applicable global anti-corruption laws. The committee also assists the Board in overseeing the Company’s compliance quality and regulatory standards and policies and compliance with the Company’s own Corporate Code of Conduct, policies, and procedures.

The Compliance and Ethics Committee met five times in 2023.

The Board has adopted a written charter for the Compliance and Ethics Committee, a copy of which is available for review on our website at www.orthofix.com.

Ms. Burzik, Mr. Hannon, Mr. Finegan, and Ms. Maniar currently serve as members of the Compliance and Ethics Committee, with Mr. Hannon serving as Chair. Each of these members have been determined by the Board to be independent under the current Nasdaq and SEC rules. The Compliance and Ethics Committee's charter requires that a majority of members must be independent.

The Nominating, Governance and Sustainability Committee

The Nominating, Governance and Sustainability Committee assists the Board in identifying qualified individuals to become Board members, recommends nominees for election at each annual meeting of shareholders to the Board, develops and recommends the Company’s corporate governance principles and guidelines to the Board, and evaluates potential candidates for executive positions as appropriate. In connection with this role, the committee periodically reviews the composition of the Board in light of the characteristics of independence, skills, experience, and availability of service, with an emphasis on the particular areas of skill and experience needed by the Board at any given time. The committee periodically reviews succession planning with the Chair of the Board and the President and Chief Executive Officer, and makes recommendations to the Board in connection with succession planning. The committee oversees the Board’s annual self-evaluation process, which includes the completion of an evaluation process covering the Board, each committee, and individual director performance. In addition, the committee oversees the Company’s ESG programs, inclusive of climate-related matters; reviews gap analysis; progress on diversity, equity and inclusion programs; company initiatives; and receives reports from management on ESG matters.

The Nominating, Governance and Sustainability Committee met five times in 2023.

The Board has adopted a written charter for the Nominating, Governance and Sustainability Committee, a copy of which is available for review on our website at www.orthofix.com.

Mr. Burris, Dr. Essig, Mr. Henneman, Mr. Kummeth and Mr. Paolucci currently serve as members of the Nominating, Governance and Sustainability Committee, with Dr. Essig serving as Chair. Dr. Essig will not be standing for re-election at the Annual Meeting, and we expect that the Board will elect a new Chair of the Committee immediately following the Annual Meeting. All members of the committee have been determined by the Board to be independent under applicable Nasdaq rules.

Board’s Role in Risk Oversight

The Board plays an important role in overseeing various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit and Finance Committee oversees our financial statements and receives reports on the Company’s enterprise risk management program, the Compliance and Ethics Committee assists in the Board’s oversight of compliance with certain legal and regulatory requirements, the Compensation and Talent Development Committee oversees the Company’s compensation plans and assures that such plans properly discourage unnecessary and inappropriate risk taking by management, and the Nominating, Governance and Sustainability Committee oversees the identification of potential Board or executive candidates and the Company’s ESG programs, inclusive of climate-related matters. The Board believes the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate. In that regard, the Board regularly receives updates from the President and Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and Chief Compliance and Risk Officer, including in connection with material litigation and legal compliance matters. The Board also receives updates at quarterly in-person or virtual Board meetings on committee activities from each committee Chair. In addition, the senior executive of each Company division or business unit periodically reviews and assesses the most significant risks associated with his or her division or unit. These assessments are then aggregated by our management team and presented to the Board. The Board regularly discusses with management these risk assessments and includes risk management and risk mitigation as part of its oversight of the enterprise risk management program and its ongoing strategic planning process.

Cooperation Agreement with Engine Capital

The Company entered into a cooperation agreement in December 2023 with Engine Capital Management and its affiliates, an institutional shareholder of the Company that at the time owned approximately 8.2% of the Company’s common stock (collectively, “Engine Capital”), which agreement was amended in April 2024 (as amended, the “Cooperation Agreement”).

Prior to the parties entering into the original Cooperation Agreement in December 2023, representatives of the Company engaged in constructive discussions with representatives of Engine Capital over the course of several weeks, regarding, among other things, the refreshment of the composition of the Board (including the position of Chair of the Board), including the appointment of certain new director candidates to the Board (including the eventual election by the Board of one of such new directors as Chair of the Board) and the nomination of such director candidates for election to the Board at the Company’s 2024 annual meeting of shareholders. As part of these discussions, the Company and Engine Capital agreed on the appointment of each of Messrs. Bazaar, Kummeth and Finegan as directors, and each of such directors was appointed by the Board in December 2023. Prior to the Board’s deliberations with respect to their appointments, the Board and the Nominating, Governance & Sustainability Committee each carefully evaluated the background and qualifications of the candidates (including consideration of their experience, skills, industry and other relevant expertise, independence and overall fitness), the Company conducted third-party background checks on such candidates, and several members of the Board (including members of the NG&S Committee) interviewed the candidates. Following multiple meetings of the Board and the Nominating, Governance & Sustainability Committee, at which these matters were discussed and the qualifications and relevant attributes of such candidates were reviewed and evaluated, the Board determined that it was in the best interests of the Company and its shareholders to appoint Messrs. Bazaar, Kummeth and Finegan to the Board.

Pursuant to the Cooperation Agreement, the Company agreed that the Board would take all necessary action to nominate each of Messrs. Bazaar, Kummeth and Finegan at the Annual Meeting. Further, subject to the exercise of the Board’s fiduciary duties under applicable law, the Company agreed that the Board would (i) recommend, support and solicit proxies for the election of Messrs. Bazaar, Kummeth and Finegan at the Annual Meeting in the same manner as for the Company’s other nominees at the Annual Meeting, (ii) ensure that three directors serving on the Board as of December 10, 2023 would not stand for re-election at the Annual Meeting, (iii) cause the size of the Board not to exceed nine seats until early 2025, (iv) elect one of the Messrs. Bazaar, Kummeth and Finegan as Chair of the Board effective as of the date of the Annual Meeting, and (v) elect one of Messrs. Bazaar, Kummeth and Finegan as Chair of the Compensation and Talent Development Committee as of the date of the Annual Meeting.

The Cooperation Agreement has a term that expires in early 2025, and during the term, Engine Capital is subject to certain customary standstill restrictions, including with respect to (i) acquiring more than 9.9% of the Company’s outstanding common stock, (ii) nominating or recommending for nomination any persons for election to or removal from the Board at any shareholder meeting, (iii) submitting any business for consideration at any shareholder meeting, and (iv) soliciting any proxy or consents in respect of any business by any shareholder of the Company, including any member of Engine Capital, to be brought before any shareholder meeting (including any “withhold,” “against” “vote no,” defeat quorum or similar campaign with respect to any nomination or proposal made by or at the direction of the Board). During the term of the Cooperation Agreement, Engine Capital has agreed to vote all shares of the Company’s common stock beneficially owned by it and its affiliates at each shareholder meeting in accordance with the Board’s recommendations on certain specified matters, subject to certain exceptions relating to extraordinary transactions and the recommendations of independent proxy advisory firms.

Cybersecurity Risk Management

We have implemented cybersecurity programs designed to maintain and protect our information technology systems and the confidentiality, integrity, and availability of our data. These programs serve to maintain compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers, and business partners. We engage third parties as part of our cyber program, including external security firms that provide security technology, conduct regular security audits, and conduct penetration testing. We also engage third parties to conduct regular drills, such as tabletop exercises, to help with our overall preparedness. Our employees are responsible for complying with our data security standards and are required to complete annual training to understand the behaviors and technical requirements necessary to keep data secure. We also require that cybersecurity training be part of the onboarding process for new hires. Cybersecurity is an important component of our enterprise risk management program. The Board of Directors Audit and Finance Committee has oversight over and regularly reviews our cybersecurity, including IT risks, controls, procedures, and plans to mitigate cybersecurity risks and respond to security incidents. The Audit and Finance Committee receives reports on at least a quarterly basis on, among other issues, our cyber risks and threats, the status of projects, management’s strategies to strengthen our IT systems, assessments of our security program, third-party assessments and testing, our emerging threat landscape, and the review of our cybersecurity insurance policy. Pursuant to our incident response procedures, material cyber incidents will be reported to the Chair of the Audit and Finance Committee upon a determination of material status. Due to the importance of cybersecurity, the full Board also receives updates on cybersecurity matters from management at least annually.

Corporate Code of Conduct

We maintain codes of conduct (our “Codes of Conduct”) for each of our legacy Orthofix and SeaSpine businesses that are applicable to all employees worldwide of the respective business. The Code of Conduct for the legacy Orthofix business, to which all of our directors and executive officers are subject, is available for review under the “Investors > Governance > Governance Documents” section of our website at www.orthofix.com.

A uniform Code of Business Conduct that applies to our global enterprise will be launched in 2024. The goals of our Codes of Conduct, as well as our general corporate compliance and ethics program, are to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules, and regulations, (iv) prompt internal reporting of violations of our Codes of Conduct through appropriate and identified channels, and (v) accountability for adherence to our Codes of Conduct. Our Codes of Conduct apply to all areas of professional conduct, including customer relationships, conflicts of interest, financial reporting, use of company assets, insider trading, intellectual property, confidential information, and workplace conduct. Under our Codes of Conduct, employees, directors, and executive officers are responsible for promptly reporting potential violations of any law, regulation, or our Codes of Conduct to appropriate personnel or via a hotline we have established.

We intend to disclose any substantive amendment to, or a waiver from, a provision of the Code of Conduct for the legacy Orthofix business that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K by posting such information on our website at the address specified above.

Hedging and Pledging Policies

Under the Company’s Corporate Governance Guidelines, all directors, executives, and employees are prohibited from engaging in hedging transactions involving the Company’s common stock, including through the use of financial instruments, such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, all such persons are prohibited from holding the Company’s common stock in a margin account or otherwise pledging such shares as collateral for a loan.

Shareholder Communications with the Board

To facilitate the ability of shareholders to communicate with the Board, we have established an electronic mailing address and a physical mailing address to which communications may be sent: boardofdirectors@orthofix.com, The Board of Directors, c/o Chair of the Board, Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

The Chair of the Board reviews all correspondence addressed to the Board and presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of the Chair of the Board and/or Lead Independent Director, deals with the functions of the Board or committees thereof or that they otherwise determines requires their attention. Examples of communications that would not be forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our shareholders. Directors may at any time review the log of all correspondence received by Orthofix that is addressed to members of the Board and request copies of any such correspondence.

Nomination of Directors

As provided in its charter, the Nominating, Governance and Sustainability Committee identifies and recommends nominees for election to the Board and will consider nominations submitted by shareholders. The Nominating, Governance and Sustainability Committee Charter is available for review on our website at www.orthofix.com.

The Nominating, Governance and Sustainability Committee seeks to create a Board that is strong in its collective diversity of skills and experience with respect to finance, research and development, commercialization, sales, distribution, leadership, technologies, and life science industry knowledge. The Nominating, Governance and Sustainability Committee reviews with the Board, on an annual basis, the current composition of the Board in light of the characteristics of independence, skills, experience, and availability of service to Orthofix of its members and of anticipated needs. If necessary, we will retain a third party to assist us in identifying or evaluating any potential nominees for director. When the Nominating, Governance and Sustainability Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board at that time given the then current mix of director attributes.

As provided for in our Corporate Governance Guidelines, in nominating director candidates, the Nominating, Governance and Sustainability Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment, and accountability. In addition, our Corporate Governance Guidelines state that all nominations should attempt to ensure that the Board shall encompass a range of talent, skills, and expertise sufficient to provide sound guidance with respect to our operations and activities. Other than as set forth in the Corporate Governance Guidelines with respect to the Board’s objective in seeking directors with a range of talent, skills and expertise, the Board and the Nominating, Governance and Sustainability Committee do not

have a formal policy with respect to the diversity of directors, but seek to ensure composition of the Board meets or exceeds diversity guidelines issued by regulatory agencies and considers the policies and input of institutional investors.

Under our Corporate Governance Guidelines, directors must inform the Chair of the Board and the Chair of the Nominating, Governance and Sustainability Committee in advance of accepting an invitation to serve on another company’s board of directors. In addition, no director may sit on the board of directors of, or beneficially own a significant financial interest in, any business that is a material competitor of Orthofix. The Nominating, Governance and Sustainability Committee reviews any applicable facts and circumstances relating to any such potential conflict of interest and determines in its reasonable discretion whether a conflict exists.

To recommend a director nominee, a shareholder may send a notice addressed to The Board of Directors, Chair of the Nominating, Governance and Sustainability Committee of Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056. This notice must be received in a timely manner in accordance with the requirements of our Bylaws and must include certain information regarding the candidate, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above, and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected. See the section titled, “Information About Shareholder Proposals,” below, for additional information. Once we receive the recommendation, the Nominating, Governance and Sustainability Committee will determine whether to contact the candidate to request that he or she provide us with additional information about the candidate’s independence, qualifications and other information that would assist the Nominating, Governance and Sustainability Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must respond to our inquiries within the time frame provided in order to be considered for nomination by the Nominating, Governance and Sustainability Committee.

The Nominating, Governance and Sustainability Committee has not received any nominations for director from shareholders for the Annual Meeting.

CORPORATE RESPONSIBILITY

Since 1980, Orthofix has evolved and grown to become a leading medical device company focused on spine and orthopedics solutions. Our mission is to deliver innovative, quality-driven solutions while partnering with health care professionals to improve patient mobility. In this pursuit, we approach issues surrounding sustainability with a mindset that is focused on providing superior solutions to physicians worldwide to improve patient mobility.

Throughout 2023, we continued to enhance our ESG strategy to align with the broader transformation of our business and prepare ourselves for upcoming global directives and regulations. Our executive leadership team and Board continues to recognize the importance of embedding environmental and social priorities within our business operations and has supported our on-going ESG strategy intended to drive additional progress on initiatives that promote sustainability. The Nominating, Governance, and Sustainability Committee of the Board provides direct oversight of our practices and reporting with respect to sustainability matters, with our senior leadership team and ESG Working Group tasked with driving results in these areas. Our ESG Working Group is responsible for leading our ESG strategy and monitoring our corporate responsibility initiatives. This group includes cross-functional subject matters experts from across the Company. Against this backdrop, we have engaged with our internal and external stakeholders on ESG topics to help further guide our future direction, priorities, and strategy.

In the spring of 2022, we completed our first assessment of ESG priorities, which included examination of a range of key stakeholders, including investors, customers, employees, and ESG rating organizations and by studying industry peers. Our analysis of ESG topics included alignment to the Sustainability Accounting Standards Board (“SASB”). We also drew upon the subject matter expertise of colleagues throughout our organization to collect and organize content. In the summer of 2022, Orthofix released its inaugural ESG Fact Sheet, which detailed our progress against the SASB framework and the five tenets of our ESG strategy, which are: (1) Our People (2) Community Involvement, (3) Environmental Responsibility, (4) Governance, and (5) Safety and Quality. In 2023 we published our first greenhouse gas (“GHG”) emissions and tracking energy usage inventory. Thus, we have continued to expand our program, and in mid-2024, we plan to publish an updated ESG Fact Sheet that will include GHG emission data, energy consumption, and additional metrics.

Our People: We demonstrate our commitment to providing equal and equitable opportunities to all employees through training, mentoring, education, and an inclusive culture. We engage our employees in a number of ways, including our Moving 4ward Program, which was created to improve diversity, equity and inclusion, and through the Orthofix Women’s Network, which strives to support the women of Orthofix around the globe in the areas of development, mentoring and engagement. Throughout the year, we promote a variety of diverse voices to our employees by recognizing events such as Black History Month, Martin Luther King Jr. Day, Women’s History Month, Asian Pacific American Heritage Month, LGBTQ Pride Month, Juneteenth, and Hispanic Heritage Month. We seek to embrace and encourage our employees’ differences and know that diversity, equity and inclusion help build a truly global, transformative business and will continue to be a source of our strength. Building on this belief, we launched a new companywide, training titled, “Hiring, Leading and

Fostering Diverse and Inclusive Teams”. We are continuing to ensure that all hiring managers, leaders, and interviewers complete this training.

This belief extended to our Board, with a female Board Chair from 2021 to 2024, and multiple females on our executive leadership team. In 2023, we attended 10 diversity-focused career fairs. In 2023, we successfully completed our third annual summer internship program with 79% of participating interns meeting diversity criteria. Additionally, in 2023 we matched interns hired from our 2022 program to employee mentors, continued our Leadership Excellence and Acceleration Program (“LEAP”) with our second cohort that included 45% minority participation which exceeded our target of 25%. Diverse hires across all levels were at 45% for 2023 up slightly from 44% in 2022.

We continue to transform and modernize our culture and talent management through our implementation of human capital management reporting and practices to enable leaders to better hire talent and manage teams. These practices include standards for setting goals, performance evaluations, succession planning, and learning and development. We provide a comprehensive and competitive benefits package that supports the physical and mental well-being of our workforce, including a focus on financial wellness. Common benefits offered to our associates include medical, dental, vision, life and disability coverage, an employee assistance program, parental leave, a stock purchase plan, and flexible paid time off. We also provide competitive retirement benefits, including a 401(k)-match program.

Community Involvement: We support a variety of charitable organizations through donations, fundraising efforts, educational partnerships with colleges and universities, and local community development. Over the years, we have raised funds and awareness for veteran support groups, food and homebuilding organizations, and health-related institutions. In 2023, we renewed our corporate objective to our annual incentive program to encourage community volunteerism. Under this program, our employees achieved 2,777 service hours in 2022, to community outreach programs, which exceeded our communicated goal and was an increase from 1,988 hours in 2022.

We proudly supported the Hawaii relief effort with funds raised by employees and matched by Orthofix, donated supplies and put together care packages for children hospitalized with cancer, assisted with clean-up and sorting supplies for the Oceanside Rescue Mission Homeless Shelter, sponsored an employee led team who trekked the Sahara Desert to raise funds for MEDSERVE (an emergency medical response organization), supported Toys for Tots (US) and Toy Bank (Italy) programs, organized multiple employee led teams that participated in the annual Dallas Marathon benefiting Texas Scottish Rite Hospital for Children, held blood drives in Sunnyvale and Lewisville, built activity bags for SickKids Hospital in Toronto, supported multiple local food pantries, and other charitable initiatives in the communities we live and work in around the world. Orthofix also partners with Donate Life America, a U.S.-based nonprofit organization that promotes the importance of organ, eye, and tissue donation.

Environmental Responsibility: We are committed to transitioning to lower carbon operations. We have begun an effort to decrease our carbon footprint for the manufacturing and supply of our surgical instruments via single-use sterile packed instruments and procedural kits. These single-use sterile packed instruments eliminate high carbon cost of repeated shipping and sterilization, reduce our carbon footprint and improve the surgery ecosystem with value-based care and sustainable technology solutions.

In February 2021, we launched a free recycling program for our patients using Bone Growth Stimulators in order to reduce the number of devices that end up in landfills after use, the first program of its kind for bone growth therapy devices. To date, we have sent shipping labels to over 20,000 patients to facilitate recycling of these devices.

We also embed the principles of advancing a circular economy into our ESG practices globally through our in-office recycling program, including recycle/reuse and a commitment to eliminate Styrofoam. Our facilities have energy efficient HVAC systems, 100 percent sustainable energy in certain locations, and our California offices also include electric vehicle charging stations to promote environmentally friendly behaviors among employees. Further, we expect our suppliers to support our efforts in improving the environment and animal welfare. Our published ESG Report also highlights the key initiatives we have underway and provides baseline data for important environmental measures. In 2023 we published our first GHG (Greenhouse Gases) inventory which included CO2 emission data as well as water usage and waste generation.

Governance: It is our fundamental policy to conduct business in accordance with the highest ethical and legal standards. We have a comprehensive compliance and ethics program to promote lawful and ethical business practices throughout our domestic and international businesses and offer compliance training to all of our employees. Similarly, we require that our suppliers adopt sound human rights practices designed to treat workers fairly and with dignity and respect. We responsibly manage and influence the impacts of our distributors through our robust compliance and governance training.

We implement robust risk management programs to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers, customers and business partners, and our industry. Our IT team uses a combination of industry-leading tools and innovative technologies to help protect our stakeholder’s data. We are constantly updating, evaluating, and testing our Cybersecurity programs to ensure protection of our data. Our people are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep data secure.

Safety and Quality: The safety of patients and the efficacy of our products is of utmost importance. Our commitment and focus on product safety and efficacy is evidenced with investments across the organization in quality systems and medical device regulation compliance. This topic is also the foundation of our Quality Driven policy, which is to improve patients’ lives through high-quality products, procedures, and services. We are committed to executing an effective quality management system that meets or exceeds global requirements.

As a result of our merger with SeaSpine, we have acquired the 7D product line. Our 7D FLASH Navigation System was designed to focus on patient safety and reduce radiation exposure for patients and surgical staff. The system and uses visible light to create a three-dimensional image for surgical navigation in seconds, enabling faster and more efficient spinal procedures. The 7D FLASH Navigation System eliminates many of the long-standing frustrations of legacy surgical navigation platforms by using an image-guidance system that utilizes novel and proprietary camera-based technology, coupled with machine-vision algorithms. The speed, accuracy and efficiency of machine-vision technology is intended to provide significant economic value and lower radiation exposure for staff and patients during MIS procedures.

Promoting and protecting the safety of our workforce is also a top priority. Health and safety matters are responsibilities that we share throughout our organization. During the last few years, we evolved in these areas to meet the needs of our workforce. Employees’ safety risks vary depending on the roles they perform, and we seek to tailor our safety efforts accordingly. We periodically measure the sentiment of our employees through an employee engagement survey and share the results and applicable action items identified from the survey with our employees.

Orthofix’s website contains information on our environmental and social policies and programs, including the following:

Conflict Minerals Report: We maintain a Conflict Minerals Report to ensure high standards of corporate responsibility, and we take seriously the ending of the violence and human rights violations currently taking place in the Democratic Republic of the Congo and surrounding countries.

Environmental, Health and Safety: We maintain an environmental, health and safety policy, communicated within our Corporate Code of Conduct, that seeks to promote the operation of our business in a manner that is environmentally responsible and protective of the health and safety of both our employees and the public. As a result of these policies, the Company reported an OSHA Incident Rate of 0.997%, which is lower than the industry average reported by the Occupational Safety and Health Administration.

Codes of Conduct: We maintain corporate codes of conduct that are applicable to all our directors, officers, and employees. The codes of conduct set forth our policies and expectations on several topics, including conflicts of interest, compliance with laws, human rights, use of our assets, business conduct and fair dealing. All employees and directors participate in annual training on our corporate codes of conduct and related Company policies.

Supplier Quality Manual: We maintain a Supplier Quality Manual that communicates our expectations to all new and existing suppliers to ensure the delivery of high-quality products to our customers. The Supplier Quality Manual sets forth our policies and expectations of suppliers on several topics, including ethics, compliance with laws and regulations, human rights, labor and employment, health and safety, environmental responsibility, business conduct and fair dealing.

Sustainability: We maintain comprehensive policies that guide our approach to environmental and social risk management within our Corporate Code of Conduct. Areas of focus include our corporate compliance with responsible hazardous waste protocols, recycling, emergency preparedness, and programs to enhance and promote environmental stewardship.

Engagement with Shareholders

We routinely engage with our shareholders to better understand their views, carefully considering the feedback we receive and acting when appropriate. We also review the results of the annual advisory vote on executive compensation in making determinations about the structure of our executive compensation program and whether changes to the program should be considered.

For more information on our ESG program, or to read our ESG Fact Sheet, please visit our corporate website:

https://ir.orthofix.com/governance/corporate-sustainability/default.aspx

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation and Talent Development Committee, comprised entirely of independent, non-management directors, is responsible for establishing and administering the Company’s policies involving the compensation of its executive officers. No member of the Compensation and Talent Development Committee (i) was, during the year ended December 31, 2023, or has previously been, an officer or employee of the Company, or (ii) had any material interest in a transaction with the Company or a business relationship with, or any indebtedness, to the Company. No interlocking relationships existed during the year ended December 31, 2023, between any member of the Board or the Compensation and Talent Development Committee and an executive officer of the Company.

Approval of Related Person Transactions

Our policy regarding transactions with related persons, which is set forth in our Corporate Code of Conduct and Audit and Finance Committee charter, is that the Audit and Finance Committee will review and approve or ratify all transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) involving amounts exceeding $120,000 in which the related person has a direct or indirect material interest.

Transactions with related persons in 2023

Mr. Valentine, our former Chief Executive Officer, served on the Board of SI-Bone, Inc (SI-Bone). The Company is a party to a joint development agreement with SI-Bone under which SI-Bone makes quarterly royalty payments to the Company based on sales of specific products covered under the agreement. In 2023, the Company received approximately $0.3 million from SI-Bone in royalty payments.

Dr. Essig is currently Chair of the Board of Directors of Integra LifeSciences Holdings Corporation (“Integra”), a position he has held since January 2012, having served on the Integra Board of Directors since December 1997. In February 2024, Dr. Essig became Integra's Executive Chairman in connection with its search for a new President and Chief Executive Officer. He also served as Integra’s Chief Executive Officer from 1997 until 2012. As a result of the Company's merger with SeaSpine, Orthofix is party to a supply agreement between Integra and SeaSpine. Integra is the Company's supplier of microfibrillar collagen for our product currently marketed as Isotis Mozaik. The Company paid Integra $0.5 million in 2023 in connection with this supplier agreement. This transaction was disclosed to and approved by the Audit and Finance Committee in compliance with our Corporate Code of Conduct and Audit and Finance Committee charter.

Compensation Discussion and Analysis

Executive Overview

We focus our compensation program for our named executive officers (“NEOs”) and other executives on financial, strategic, and operational goals established by the Board of Directors and designed to create sustained value for our shareholders. Our guiding compensation principle is to pay for performance. Our executive compensation program is designed to motivate, measure, and reward the successful achievement of our strategic and operating goals without promoting excessive or unnecessary risk taking.

Consistent with our pay-for-performance philosophy, a significant portion of our NEOs’ compensation was delivered in equity-based awards for 2023. For the 2023 annual equity-based grant (awarded on the SeaSpine merger close date), fifty percent of the award value was delivered via stock options while the other fifty percent of the award value was delivered via restricted stock units, each with time-based vesting. Due to the timing of our merger with SeaSpine in January 2023, we did not include performance-based awards in our annual equity grants to executives in order to allow the management team the opportunity to thoroughly review and refine the Company’s long-term business strategy and operating plan following the merger before setting long-term performance goals that supported a successful merger. However, we have returned to our normal practice of including performance-based equity awards in our 2024 executive compensation program. Details regarding our 2024 LTI program are provided below under “2024 Compensation Program Changes”.

In addition, a significant portion of our NEOs’ cash compensation was at risk via our annual cash incentive program, which is 100% performance-based. The Compensation and Talent Development Committee (referred to throughout this Compensation Discussion and Analysis section as the “Committee”) has consistently set challenging financial performance goals under the annual cash incentive plan that rewards executives for achieving or exceeding the annual operating plan. The approach for setting the financial performance goals under the annual cash incentive plan was similar in 2023 as compared to prior years. Our annual cash incentive program also includes enterprise objectives relating to ESG metrics, including company-wide goals associated with community service. Actual performance in 2023 fell short of the target performance goals, which resulted in lower than target payouts for all NEOs and other executives, demonstrating the Committee’s commitment to its pay-for-performance philosophy as described further below.

The Committee believes that its overall compensation program for NEOs demonstrates the Committee’s pay-for-performance philosophy.

Notable financial results and operational accomplishments in 2023 include the following:

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Net sales were $746.6 million, an increase of 62.1% on a reported basis and 61.6% on a constant currency basis
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Bone Growth Therapies growth of 13.5%, with of each of the last four consecutive quarters exhibiting double-digit net sales growth
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U.S. Spinal Implants, Biologics, and Enabling Technologies net sales growth of 7.6% on a pro forma basis over 2022
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Global Orthopedics net sales growth of 7.2% on a reported basis and 5.2% on a constant currency basis
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Adjusted EBITDA of $46.3 million compared to pro forma adjusted EBITDA in 2022 of $27.4 million
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Merger with SeaSpine Holdings Corporation (“SeaSpine”) was consummated in January 2023

Consistent with shareholder interests and market best practices, our executive compensation program includes the following sound governance features:

What we do:

✓ Align executive pay with the overall performance of our business and the Company’s common stock

✓ Set meaningful performance targets for annual and performance-based awards, approved by the Committee

✓ Include caps on annual cash incentive plan payments and shares earned under performance-based stock awards

✓ Discourage unnecessary and inappropriate risk taking, and we obtain an annual independent risk assessment analysis of our executive compensation program

✓ Maintain robust stock ownership guidelines for our executive officers and directors

✓ Maintain an incentive compensation clawback policy for executive officers

✓ Include “double-trigger” change in control vesting provisions in all equity grants to executive officers; we have no “single-trigger” cash or similar payment rights for executives upon a change in control

✓ Retain an independent compensation consultant

What we don’t do:

X Pay dividends or dividend equivalents on unvested stock options, unvested time-based vesting stock awards, or unearned performance-based vesting stock awards

X Have employment agreements with our executive officers (unless required by law)

X Pay excise tax gross-ups for change in control payments

X Reprice stock options without shareholder approval

X Provide excessive perquisites

X Permit hedging or pledging of our securities by employees, including our executive officers, or directors

Named Executive Officers

For 2023, our NEOs were the following individuals:

Executive	Position
Active officers as of December 31, 2023:
Catherine M. Burzik	Interim Chief Executive Officer (September 2023 to January 2024)
Geoffrey C. Gillespie	VP and Corporate Controller; and Interim Chief Financial Officer (September 2023 to January 2024)
Kimberley A. Elting	President, Global Orthopedics (April 2022-present); Interim Chief Legal Officer (November 2023 through April 2024); and Chief Legal & Development Officer (ended January 2023)
Kevin J. Kenny	President, Global Spine (ended January 2024)

Former officers:
Keith C. Valentine	President and Chief Executive Officer (January 2023 to September 2023)
Jon C. Serbousek	President and Chief Executive Officer (ended January 2023); Executive Chairman (January 2023 to July 2023)
John Bostjancic	Chief Financial Officer (January 2023 to September 2023)
Douglas C. Rice	Chief Financial Officer (ended January 2023); Company consultant (January 2023 to June 2023)
Puja Leekha	Senior Vice President, Chief Ethics and Compliance Officer (August 2023 to November 2023); Interim Chief Legal Officer (September 2023 to November 2023)
Patrick L. Keran	Chief Legal Officer (January 2023 to September 2023)

Executive leadership transition

During 2023 and early 2024, the Company experienced a number of changes in its senior leadership.

Following the merger with SeaSpine that was consummated on January 5, 2023, to assist with transition matters, our former President and Chief Executive Officer, Mr. Serbousek served as Executive Chairman until the date of our 2023 Annual Meeting and our former Chief Financial Officer, Mr. Rice, served as a consultant to the Company through the end of June 2023. Please see “Transition Agreements with Jon C. Serbousek and Douglas C. Rice” and “2023 Potential Payments Upon Termination or Change in Control” below for additional information regarding separation benefits for Mr. Serbousek and Mr. Rice.

Following an investigation conducted by independent outside legal counsel and directed and overseen by the Company's independent directors, the Board terminated the employment of Messrs. Valentine, Bostjancic, and Keran, the Company’s former President and Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer, respectively, each effective September 11, 2023. As a result of the investigation, the Board determined that each of these executives engaged in repeated inappropriate and offensive conduct that violated multiple code of conduct requirements and was inconsistent with the Company’s values and culture. The Company notified each of Messrs. Valentine, Bostjancic and Keran that their respective terminations were being made for “Cause,” as defined in applicable employment-related agreements (including each executive’s respective Change in Control and Severance Agreement, dated June 19, 2023). The Company also notified each of Messrs. Valentine, Bostjancic and Keran that it did not believe it was required to make any further payments to them, other than payment of salary through September 12, 2023. The Board also requested that Mr. Valentine resign as a director, which he did in October 2023. Each of the former executives has made pending arbitration claims asserting that the respective former executive was wrongfully terminated for “Cause” because the former executive’s conduct did not meet the contractually applicable definition of “Cause,” and seeking severance payments, as well as the value of forfeited equity grants, under applicable change in control and severance agreements and further damages as a result of purported defamatory statements. The Company disagrees with many of the assertions made in the arbitration claims and intends to vigorously defend the asserted claims.

In connection with these transitions, the Board appointed interim officers from its existing executive and Board leadership in September 2023 to serve as Interim Chief Executive Officer, Interim Chief Financial Officer, and Interim Chief Legal Officer while the Company engaged in a thorough process to select the successors for such positions. The Board appointed our non-executive Chair of the Board, Ms. Burzik, to serve as Interim Chief Executive Officer, our Controller, Mr. Gillespie, to serve as Interim Chief Financial Officer, and our Senior Vice President, Chief Ethics and Compliance Officer, Ms. Leekha, as Interim Chief Legal Officer. The Board immediately began a search for permanent appointments to these three executive roles. In November 2023, Ms. Leekha ceased serving as an employee, and Ms. Elting, who had previously served as Chief Legal Officer prior to the merger with SeaSpine, was appointed as Interim Chief Legal Officer, while continuing her permanent role as President, Global Orthopedics.

Mr. Calafiore was appointed as the Company’s President and Chief Executive Officer effective January 8, 2024. Mr. Calafiore will receive an annual base salary of $825,000, a target bonus of 110% of salary, and target long-term incentives of $4,000,000 (delivered via a mix of 50% performance-based restricted stock units, 25% time-based restricted stock units, and 25% performance-based stock options). Mr. Calafiore also received sign-on equity incentive awards of $3,500,000 (delivered via a mix of 50% performance-based restricted stock units, 25% time-based restricted stock units, and 25% performance-based stock options). Consistent with Orthofix’s long-standing, pay-for-performance philosophy, a significant portion of Mr. Calafiore’s compensation is at risk.

Ms. Andrews was appointed as the Company's Chief Financial Officer effective January 15, 2024. Ms. Andrews will receive an annual base salary of $475,000, a target bonus of 70% of salary, and target long-term incentives of $1,800,000 (delivered via a mix of 50% performance-based restricted stock units, 25% time-based restricted stock units, and 25% performance-based stock options).

Mr. Cedrón was appointed as the Company's Chief Legal Officer effective April 15, 2024. Mr. Cedrón will receive an annual base salary of $470,000, a target bonus of 70% of salary, and target long-term incentives of $1,500,000 (delivered via a mix of 50% performance-based restricted stock units, 25% time-based restricted stock units, and 25% performance-based stock options).

Compensation Guiding Principles and Philosophy

The Committee is comprised solely of independent directors. The Committee recommends to the Board for determination by the Board, the President and Chief Executive Officer’s compensation, and discharges the responsibilities of the Board relating to all compensation of the Company’s other Section 16 officers and Executive Leadership Team (“ELT”) (including equity-based compensation for both executive officers and other key employees). The Committee guides itself in large part by our Executive Compensation Guiding Principles. These guiding principles include an executive compensation philosophy for executives that reflects a meaningful “pay-for-performance” philosophy and seeks to align compensation payouts with the goals of growing our business and increasing sustainable shareholder value.

Our Executive Compensation Guiding Principles, which were reviewed and affirmed by the Committee in March 2023, are as follows:

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Each compensation element should be competitive within the medical device industry (anchored to a target market position) but also tailored to Orthofix’s individual circumstances and business needs.
•
The Committee will annually approve a group of peer companies to assess market levels of compensation.
•
Variable compensation should provide appropriate leverage (upside and downside) so that payouts are commensurate with performance and aligned with shareholders' interests.
•
Each compensation element should support Orthofix’s business strategy and objectives of attracting, retaining and motivating top talent.
•
The Committee recommends to the Board, for determination by the Board, the President and Chief Executive Officer's compensation, and discharges the responsibilities of the Board relating to all compensation of the Company's other Section 16 officers and members of the ELT.
•
Management has responsibility for compensation decisions related to all employees of the Company who are not Section 16 officers or members of the ELT, subject to limits established by the Committee (e.g., long-term incentive awards and change in control agreement participation).
•
The Company’s executive compensation program should be easily understood by executives.

Management is responsible for effectively communicating the design and administration of the compensation program to employees. Consistent with these principles, the Committee’s compensation philosophy is to fairly compensate executive officers with an emphasis on providing incentives that balance our short-term and long-term objectives.

In implementing the “pay-for-performance” compensation philosophy for the Company’s executive officers, the Committee places considerable emphasis on variable elements of pay within the executive compensation program. For 2023, the variable elements of our executive compensation program consisted of the Company’s annual cash incentive plan, which is intended to reward executive officers for achieving specific financial and operational performance goals during the fiscal year, as well as a long-term incentive plan that consisted of stock options which only have value if the value of our stock price appreciates over the life of the option and time-based vesting RSU awards. Due to the timing of our merger with SeaSpine in January 2023, we did not include performance-based awards in our annual equity grants to executives in 2023 in order to allow the management team the opportunity to thoroughly review and refine the Company’s long-term strategy and long-term operating plan following the merger before setting performance goals tied to such plan; however, we have returned to our normal practice of including performance-based equity awards in our 2024 executive compensation program. Details regarding our 2024 LTI program are provided below under “2024 Compensation Program Changes”.

The Committee seeks to provide payouts through the annual cash incentive plan based on actual performance relative to pre-established financial and operational performance goals reflecting strong financial performance by the Company and its business units. These pre-established performance goals also incorporated an enterprise objective relating to ESG metrics, based on company-wide goals associated with community service.

The Committee also seeks to align executives’ interests with shareholders via grants of equity compensation, which encourage executive officers to focus on achieving longer-term goals and sustained increases in shareholder value, as the value of these awards is directly commensurate with the fluctuations in the value of the Company’s common stock.

In addition to variable compensation programs, executives also receive health and welfare benefits (including our 401(k) plan) that are generally consistent with the level of health and welfare benefits provided to all U.S. based Company employees and those provided by companies in our industry peer group.

Compensation Process

The Committee is responsible for establishing and evaluating compensation policies and determining, approving and evaluating executive compensation, including the total compensation packages for our Section 16 officers. The Committee is also responsible for administering the Company’s equity incentive plans and other executive compensation policies and programs. The Committee recommends for approval by the Board the compensation of the Chief Executive Officer and specifically considers and approves the compensation for our other Section 16 officers and members of our ELT. The Chief Executive Officer is prohibited from being present during Committee or Board voting or deliberations with respect to his or her own compensation arrangements. The Committee also is responsible for making recommendations to the Board regarding the compensation of directors. The Committee relies on the Chief Executive Officer to make recommendations on certain aspects of compensation, as discussed below. The Committee acts under a written charter adopted by the Board. The Committee reviews its charter annually and recommends any changes to the Board. The charter is available on our website at www.orthofix.com. Messrs. Bazaar, Hinrichs, Kummeth and Paolucci currently serve as the members of the Committee, with Mr. Paolucci serving as Chair.

Each member of the Committee is an independent, non-employee, non-affiliated, outside director. The Committee has furnished its report below.

Role of Executive Officers

At the Committee’s request, from time to time, certain of our senior management present compensation-related initiatives to the Committee. For instance, while the Committee recommends to our Board for approval, or approves, all elements of compensation of our Section 16 officers and members of the ELT, the Committee requests on an annual basis that senior management aid the Committee in fulfilling its duties by facilitating the gathering of information relating to potential financial and/or operational performance targets and actual performance under our annual cash incentive program, as well as for possible equity incentive grants. The Committee then reviews this information in connection with making recommendations to the Board, setting annual incentive targets, making equity compensation grants, ratifying the achievement of financial or operational metrics under the Company's annual cash incentive plan, or in approving that certain performance or market criteria have been achieved for certain equity awards.

Under our Executive Compensation Guiding Principles, management is responsible for compensation decisions related to all employees who are not Section 16 officers or members of the ELT, subject to limits established by the Committee (e.g., long-term incentive awards and change in control agreement participation). In this context, our Chief Executive Officer has general oversight of the compensation process for such employees, and provides input to the Committee in such capacity. Our Chief Executive Officer also provides the Committee with additional input, perspective, and recommendations in connection with the Committee’s salary determinations for our Section 16 officers (other than himself/herself) and members of the ELT. Our Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, and Chief Human Resources Officer frequently attend meetings of the Committee in these respective capacities. These individuals are excluded from any Committee or Board deliberations or votes regarding their own compensation.

Compensation Consultant

The Committee has the authority under its charter to retain, at the Company’s expense, independent compensation consultants to assist in evaluating compensation decisions. The Committee also has the authority to terminate those engagements. In accordance with this authority and to aid the Committee in fulfilling its duties, the Committee has engaged Mercer US LLC (“Mercer”) as its independent compensation consultant since September 2017.

In its role as compensation consultant, Mercer, at the Committee’s request, periodically conducts reviews and recommends updates to our executive officer and director compensation programs and long-term incentive practices.

In connection with their engagement, Mercer reported to the Committee regarding its independence based on the six factors outlined in SEC regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Committee considered these factors and concluded that Mercer is independent and that its engagement by the Committee raised no conflicts of interest.

Peer Group Benchmarking

Decisions related to executive compensation program design and pay levels are informed, in part, by the practices and pay levels of comparable peer organizations. The Committee engages Mercer to conduct an annual executive compensation analysis that provides market competitive levels of total compensation. The assessment used in connection with setting 2023 compensation compared the compensation levels of our Section 16 officers with market data to determine whether their compensation levels remained consistent with market practice and our compensation philosophy. In conducting the assessment, Mercer made comparisons to our industry peer group and survey data including companies in the life sciences/medical devices industries.

In conducting the benchmarking for 2023 pay decisions, Mercer utilized a selection of 18 peer companies. The members of the peer group were selected for inclusion principally because of their overall similarity to Orthofix in terms of annual revenue, industry sector/sub-sector, medical technology product lines and international penetration. The peer group for 2023 pay decisions consisted of the following companies in the life sciences/medical devices industries, with whom we compete against for executive talent:

Accuray Inc.	Globus Medical Inc.(2)

Alphatec Holdings Inc.	Haemonetics Corporation

AngioDynamics, Inc.	Integer Holdings Corporation

Artivion Inc. (1)	Integra LifeSciences Holdings Corporation

AtriCure, Inc.	LivaNova PLC

Avanos Medical, Inc.	Merit Medical Systems, Inc.

Bioventus Inc.	Nevro Corp.

CONMED Corporation	NuVasive, Inc.(2)

Cardiovascular Systems Inc.(3)	ZimVie Inc.

1 Formerly known as CryoLife, Inc.

2 NuVasive, Inc. merged with Globus Medical in September 2023

3 Cardiovascular Systems Inc. was acquired by Abbott Laboratories in April 2023

The Role of Shareholder Say-on-Pay Votes

The Company provides its shareholders with the opportunity to cast an annual advisory, non-binding vote on executive compensation (a “say-on-pay proposal”), and subsequently evaluates these results and any feedback received by shareholders. At the 2023 annual meeting of shareholders, the Company’s say-on-pay proposal was supported by approximately 95% of the votes cast at the meeting, which we believe supports the Company’s “pay-for-performance” approach to executive compensation.

The Committee evaluated the results of the vote and believes that the voting results over the course of the last several years (which has included 90% or greater approval votes at each of the Company’s last eight annual meetings of shareholders) affirm shareholders’ overall support of the Company’s approach to executive compensation. The Committee believes that its continued efforts to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance are reflected in these recent vote results.

In addition to responding to the input of shareholders, the Committee also has considered many other factors in designing and evaluating the Company’s executive compensation programs, including the alignment of our compensation programs with our corporate business objectives, periodic analysis of our programs by our compensation consultant, and an annual review of data versus a comparator group of peer companies. Each of these factors is evaluated in the context of the Committee members’ fiduciary duty to act as the directors determine to be in shareholders’ best interests. Each of these factors informed the Committee’s decisions regarding named executive officers’ compensation for 2023. The Committee will continue to consider feedback from shareholders, including the outcome of the Company’s say-on-pay votes, when making future compensation decisions for its named executive officers.

Elements of Executive Compensation

Overview

Our compensation program for executive officers and other key employees consists of three primary elements:

•
annual salary;
•
performance-based cash incentives in the form of annual bonuses; and
•
long-term equity-based incentives under our long-term incentive plan.

The Committee reviews annually what portion of the Section 16 officers’ total compensation should be in the form of salary, target annual cash bonus opportunity and long-term equity-based incentive compensation. The Committee believes an appropriate mix of these elements, commensurate with our Executive Compensation Guiding Principles, will assist the Committee in meeting its compensation objectives. In addition, as further described below, we sometimes grant one-time bonuses and stock awards in connection with new hires and promotions, or for retention or special recognition purposes. As part of its decision-making process, the Committee reviews information setting forth all components of the compensation and benefits received by our named executive officers. This information includes a specific review of dollar amounts for salary, target bonus opportunity, and long-term equity-based incentive compensation.

The charts below show the annual total target direct compensation (full-year base salary, target annual cash incentive compensation, and long-term equity incentive compensation awards) for Mr. Valentine, our former President and Chief Executive Officer (who served in this role through September 2023) and our other named executive officers for 2023. These charts illustrate that 89% of our former Chief Executive Officer's annual total target direct compensation and 74% of our other named executive officers' annual total target direct compensation was performance-based or variable. In addition, 86% of Mr. Calafiore's (our new President and Chief Executive Officer) 2024 compensation package is performance-based or variable.

Annual Salary

The Committee recommends for approval by the Board the annual salary for our Chief Executive Officer and determines the annual salary for our other Section 16 officers and members of our ELT. In making these recommendations and determinations, the Committee considers proxy peer data and/or market survey data for each individual person, with the midpoint of the salary range being the 50th percentile of the market. The Committee positions actual base salary within the salary range based upon an executive’s experience, performance, and contribution to Orthofix’s success. The Committee endeavors to use the full width of the salary range to differentiate pay.

The 2023 annual base salary amounts for our named executive officers were as follows:

Name	Title (1)	2023 Annual Base Salary
Active Officers as of December 31, 2023:
Catherine Burzik(2)	Former Interim Chief Executive Officer	$825,000
Geoffrey C. Gillespie(3)	Corporate Controller and Former Interim Chief Financial Officer	$290,000
Kimberley A. Elting	President, Global Orthopedics & Interim Chief Legal Officer	$495,000
Kevin J. Kenny	President, Global Spine	$495,000

Former Officers:
Keith C. Valentine(4)	Former President and Chief Executive Officer	$825,000
Jon C. Serbousek(5)	Former President and Chief Executive Officer	$800,000
John Bostjancic(6)	Former Chief Financial Officer	$500,000
Douglas C. Rice(7)	Former Chief Financial Officer	$475,549
Puja Leekha(8)	Former SVP, Chief Ethics & Compliance Officer & Interim Chief Legal Officer	$400,000
Patrick L. Keran(9)	Former Chief Legal Officer	$480,000

(1) Reflects titles and positions held during the 2023 calendar year.

(2) Represents Ms. Burzik’s annualized salary during the period between September 2023 and January 2024 in which she served as the Company’s Interim Chief Executive Officer.

(3) Represents Mr. Gillespie’s annualized salary during the period between September 2023 and January 2024 in which he served as the Company’s Interim Chief Financial Officer. Prior to such time, Mr. Gillespie was employed by the Company in a non-executive capacity.

(4) Represents Mr. Valentine’s annualized salary during the period between January 2023 and September 2023 in which he served as the Company’s President and Chief Executive Officer.

(5) Represents Mr. Serbousek’s annualized salary during the period between January 2023 and July 2023 when he served as either President and Chief Executive Officer or Executive Chairman.

(6) Represents Mr. Bostjancic’s annualized salary during the period between January 2023 and September 2023 in which he served as the Company’s Chief Financial Officer.

(7) Represents Mr. Rice’s annualized salary during the period in January 2023 in which he served as Chief Financial Officer.

(8) Represents Ms. Leekha’s annualized salary during the period between September 2023 and November 2023 in which she served as the Company’s Interim Chief Legal Officer. Prior to such time, Ms. Leekha was employed by the Company in a non-executive capacity.

(9) Represents Mr. Keran’s annualized salary during the period between January 2023 and September 2023 in which he served as the Company’s Chief Legal Officer.

Cash Performance-Based Incentives – Annual Incentive Program

The Committee believes that a significant portion of the compensation for each executive officer should be in the form of an annual performance-based cash bonus. These bonuses are provided through our annual cash incentive program, which seeks to align any payout to an executive officer with actual financial performance of the Company relative to certain pre-established financial and operational performance targets.

The Committee is responsible for approving the annual bonus plan design every year. At the outset of each year, the Committee establishes target financial and operational performance goals and a range of performance around the target performance goals for which a bonus would be paid as described below. The plan design, metrics, and threshold, target, and maximum goals support the annual corporate operating plan for the year.

The Committee established and approved performance goals at the outset of 2023, which goals were based on (i) net sales, (ii) adjusted EBITDA, (iii) adjusted free cash flow, (iv) attainment of operating expense synergies related to the SeaSpine merger, (v) new product introduction targets derived from the Company’s internal budget and financial forecast and (vi) certain enterprise objectives, which included ESG goals associated with community service hours.

The performance goals for individuals serving in the offices of Chief Executive Officer and Chief Financial Officer at any point during the year (whether on a full-time or interim basis), and for Ms. Leekha were based on Company-wide net sales weighted at 40%, Company-wide adjusted EBITDA weighted at 15%, Company-wide adjusted free cash flow weighted at 20%, operating expense synergies weighted at 15%, new product introductions weighted at 5% and the Company enterprise objectives weighted at 5%.

For Mr. Kenny and Ms. Elting, the Company-wide net sales, adjusted EBITDA, adjusted free cash flow, operating expense synergies, new product introductions, and Company enterprise objective metrics were weighted at 20%, 15%, 20%, 15%, 5% and 5%, respectively, while net sales for each of Mr. Kenny and Ms. Elting's business segments was also weighted at 20%.

Adjusted EBITDA consists of EBITDA (defined as GAAP-derived net income from operations plus net interest expense, income tax expense, depreciation and amortization) net of credits or charges that were considered by the Committee at the time bonus targets were set to be outside of the normal ongoing operations of the Company. Adjusted free cash flow is a non-GAAP financial measure, consisting of net cash flows from operating activities, less capital expenditures, and excluding certain activities considered by the Committee at the time bonus targets were set to be outside of the normal ongoing operations of the Company. Operating expense synergies were determined based on net estimated costs savings resulting from either the reduction of headcount or from the elimination of duplicative expenses as a result of the recent merger with SeaSpine.

An executive officer could earn from 0% to 150% of his or her targeted bonus based upon actual performance measured against the range of established performance goals. The Committee determined that no payouts would be made for performance below the 50% achievement threshold on any specific goal.

The Company enterprise objectives for 2023 included employee engagement in community service across at least 30% of the global organization with a minimum of 1,750 hours contributed across the Company.

Performance against the goals was measured and assessed by the Committee in March 2024. Each of the Committee members participated in and approved the assessment of performance against the goals.

The table below outlines the threshold, target, and maximum performance goals relative to actual achievement for the financial performance metrics described above in 2023.

	Weighting			Performance Goals/Actual Results (in millions)
	Other	Mr.	Ms.	Threshold	Target	Maximum
2023 Financial and Operational Metrics(1)	NEOs	Kenny	Elting	50%	100%	150%	Actual(2)
Company-wide Net Sales	40.0%	20.0%	20.0%	$750.0	$762.0	$776.0	$743.8
Company-wide Adjusted EBITDA(2)	15.0%	15.0%	15.0%	$61.3	$66.1	$71.7	$61.0
Company-wide Adjusted Free Cash Flow	20.0%	20.0%	20.0%	$(61.6)	$(56.4)	$(51.0)	$(49.3)
OPEX Synergy Achievement	15.0%	15.0%	15.0%	$17.5	$20.0	$20.5	$22.9
Global Spine Net Sales	N/A	20.0%	N/A	$628.6	$638.8	$649.1	$618.1
Global Orthopedics Net Sales	N/A	N/A	20.0%	$110.7	$111.7	$116.0	$112.6
New Product Introductions	5.0%	5.0%	5.0%	24	30	36	30
Enterprise Objectives	5.0%	5.0%	5.0%		Minimum of 1,750 community service hours		Met
Total	100.0%	100.0%	100.0%

(1) Committee approval of financial performance targets provided that actual results would be adjusted to eliminate the effect of subsequent currency fluctuations. The amounts shown in the table represent actual reported amounts as adjusted to reflect such pre-approved constant currency adjustments.

(2) Adjusted EBITDA amounts shown above are prior to the inclusion of expense associated with the annual incentive plan.

Actual performance in 2023 fell short of the target performance goals, which resulted in lower than target payouts for all NEOs and other executives, as illustrated in the table below, demonstrating the Committee’s commitment to its pay-for-performance philosophy.

Name	Company-wide Net Sales Percent Achievement	Company-wide Adjusted EBITDA Percent Achievement	Company-wide Adjusted Free Cash Flow Percent Achievement	OPEX Synergy	Business Segment Net Sales Percent Achievement	New Product Introductions	Enterprise Objectives	Weighted Percent Achievement
Catherine Burzik	0.0%	0.0%	150.0%	150.0%	N/A	100.0%	100.0%	62.5%
Geoffrey C. Gillespie	0.0%	0.0%	150.0%	150.0%	N/A	100.0%	100.0%	62.5%
Kimberley A. Elting	0.0%	0.0%	150.0%	150.0%	110.4%	100.0%	100.0%	84.6%
Kevin J. Kenny	0.0%	0.0%	150.0%	150.0%	0.0%	100.0%	100.0%	62.5%

In conjunction with his Transition Agreement, Mr. Serbousek received a pro-rated cash bonus for the 2023 calendar year equal to his target bonus amount for the portion of the 2023 calendar year he was employed by Orthofix (see section titled “Transition Agreements with Jon C. Serbousek and Douglas C. Rice”). None of our other former NEOs were eligible for a payout under the annual incentive program and thus are excluded from the tables above and below.

Aggregate Payouts

In light of disruption related to the departure of the Company’s former Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer in September 2023, and to recognize the management transition and retention concerns, the Committee used its discretion to approve an adjustment for each of the NEOs eligible for the annual performance-based cash bonus when determining the final approved percentage achievement under the annual incentive program. This adjustment provided for achievement at the “threshold” level for Company-wide and segment-specific net sales, for segments not already exceeding the threshold. These resulting payouts under the annual incentive program are described in the table below:

Name	2023 Base Salary Amount(1)	Target Bonus Percentage of Salary	Weighted Percent Achievement	Revenue Adjustment	Final Achievement Percentage	Total Annual Incentive Plan Bonus
Catherine Burzik	$234,807	110%	62.5%	20.0%	82.5%	$227,683
Geoffrey C. Gillespie	$263,608	70%	62.5%	20.0%	82.5%	$94,570
Kimberley A. Elting	$494,626	80%	84.6%	10.0%	94.6%	$374,616
Kevin J. Kenny	$494,401	70%	62.5%	20.0%	82.5%	$285,739

(1) Amounts shown in this column are pro-rated for the portion of the year each individual was employed by the Company.

Payouts to the named executive officers under the annual incentive program are reflected in column (g) of the “Summary Compensation Table.”

Long-Term Equity-Based Incentives

Long-Term Incentive Plan – 2012 LTIP and SeaSpine 2015 Plan

In accordance with our Executive Compensation Guiding Principles, the creation of sustainable shareholder value by means of equity incentive awards is a very important element of the total compensation provided to executive officers at Orthofix.

Our primary equity compensation plan is the 2012 LTIP, which was originally approved by our shareholders at the Company's 2012 annual meeting, with amendments further increasing the number of shares authorized under the plan being approved by our shareholders, most recently at the Company's 2023 annual meeting. As of the Record Date, 1,612,589 shares remained available for grant pursuant to this plan.

In connection with the merger, the Company assumed awards outstanding under the SeaSpine Holdings Corporation Amended and Restated 2015 Incentive Award Plan Award Plan (the “SeaSpine 2015 Plan”). The SeaSpine 2015 Plan provides for the grant of options to purchase shares of the Company’s common stock, stock awards (including restricted stock, unrestricted stock, and stock units), stock appreciation rights, performance-based awards and other equity-based awards. All former SeaSpine employees and all new employees of the Company and its subsidiaries and affiliates hired after January 5, 2023 are eligible and may receive awards under the SeaSpine 2015 Plan. As of the Record Date, 1,013,909 shares remained available for grant pursuant to this plan.

As further described under “Proposal 4: Approval of Amendment No. 5 to the Amended and Restated 2012 LTIP,” at the Annual Meeting, the shareholders will be asked to consider, and, if thought fit, approve an amendment to the 2012 LTIP to increase the shares available for awards under the plan by 5,000,000. We request that shareholders support this proposal given that equity is a key component of our pay-for-performance philosophy and equity grants best align and engage our leadership team with shareholder value creation. The additional shares are critical to our ability to continue to grant equity awards to eligible participants, to attract, retain and motivate our most important asset, our valuable employees, and to remain competitive. The Committee recommends to the Board the long-term incentive plan grants for our Chief Executive Officer, and the Board determines such grants after taking into account such recommendation. The Committee determines the long-term incentive plan grants for our other Section 16 officers and members of the ELT.

In addition, the Committee occasionally makes inducement grants (in accordance with applicable Nasdaq rules) to newly hired employees outside of shareholder approved plans, as done in connection with the merger with SeaSpine. These inducement grants have been made on terms that are substantially similar to grants under the 2012 LTIP.

For the 2023 annual equity-based grant (awarded on the SeaSpine merger close date), fifty percent of the award value was delivered via stock options while the other fifty percent of the award value was delivered via restricted stock units, each with time-based vesting. Due to the timing of our merger with SeaSpine in January 2023, we did not include performance-based awards in our annual equity grants to executives in order to allow the management team the opportunity to thoroughly review and refine the Company’s long-term business strategy and operating plan following the merger before setting long-term performance goals that supported a successful merger. However, we have returned to our normal practice of including performance-based equity awards in our 2024 executive compensation program. Details regarding our 2024 LTI program are provided below under “2024 Compensation Program Changes”.

	RSUs	Options
Value Weighting	50%	50%

Performance Conditions	Service through vesting	Stock price appreciation Service through vesting

Term/Length	N/A	Ten years

Vesting	Vest in three equal installments on the first, second, and third anniversaries of the grant date	Vests one-third on the anniversary of the grant date and the remainder in eight substantially equal quarterly installments thereafter

Payout	Participant acquires unrestricted shares of common stock upon vesting	Upon exercise, participant acquires shares of common stock at the previously defined exercise price

In accordance with our Executive Compensation Guiding Principles, equity incentive awards currently follow the following principles:

• Annual long-term incentive awards are typically delivered in a mix of options, RSUs, and PSUs. In 2023, only options and RSUs were awarded as described in the preceding table. For a detailed explanation of the 2024 equity award mix see “2024 Compensation Program Changes” below.

• Annual long-term incentive awards are made to all Section 16 executive officers.

• Annual long-term incentive award values are targeted at the median of the market based on market data for comparable positions and individual performance.

Time-Based Vesting Grants

In 2023, time-based vesting awards were granted in the form of both RSUs and stock options. Under the Company’s operative agreements with executive officers, the unvested portion of any time-based grant is forfeited if the executive voluntarily ceases employment prior to vesting without “good reason.” In the event that the executive is terminated by the Company with “cause”, any remaining unvested portion of the grant is forfeited. In the event that the executive is terminated by the Company without “cause” or quits employment for “good reason,” a portion of the award accelerate vests (unless such termination of employment occurs within 24 months following “change in control,” in which case the entire award accelerate vests). In the event the executive dies or suffers a long-term disability, the full grant vests. In all of the foregoing circumstances, vested stock options are subject to a limited post-employment exercise period, which ranges from 3 to 36 months depending on the circumstance. In the case of stock options held by employees who remain continuously employed, the options typically expire and are no longer exercisable 10 years from the grant date.

In connection with the merger with SeaSpine, which was consummated in January 2023, the Board determined that the merger would be treated as a “corporate transaction” and a “change in control” under the Company's equity compensation plans and applicable employment-related agreements with executives.

In connection with the merger with SeaSpine, which was consummated in January 2023, the Board determined that the merger would be treated as a “corporate transaction” and a “change in control” under the Company's equity compensation plans and applicable employment-related agreements with executives.

Equity Award Approval Process

In January 2023, the Committee met and recommended to the Board, and the Board approved, the value-based equity award for the Chief Executive Officer, and the Committee also approved the value-based equity awards for all other Section 16 officers and members of the ELT. These equity incentive awards were granted effective January 5, 2023. The number of shares/units underlying each award (and the exercise price for stock options) were based on the closing price of the Company’s common stock on such effective date.

Generally, the Committee’s approval of annual equity incentive grants occurs at a time when the Company’s insider trading window for executives is open. However, in the event that grants are approved when such window is closed, the Committee does not seek to affect the value of grants by timing them in relation to the release or non-release of material public information.

In addition to the annual equity incentive grants made in January 2023, the Committee also made a one-time grant to Ms. Elting in conjunction with her contributions to the closing of the Merger, to Ms. Burzik and Mr. Gillespie, in conjunction with assuming their interim roles as CEO and CFO, respectively, and Ms. Elting and Ms. Leekha in conjunction with assuming their interim roles as CLO during 2023. Each of these awards was granted in the form of RSUs which vest in full on the second anniversary of the grant date in the case of Mr. Gillespie and Ms. Elting and on April 7, 2024 with respect to Ms. Burzik. Ms. Leekha's awards were forfeited in connection with her resignation in November 2023.

Additionally, a one-time grant of RSUs, performance stock units, and stock options was made to Mr. Kenny.

2024 Compensation Program Changes

The Committee believes the Company’s annual and long-term incentive compensation programs should be tied to key metrics and outcomes that are consistent with, and aligned to, the Company’s strategic priorities and increasing shareholder value over the long term. In consultation with its independent compensation consultant and following discussions with Company management, the Committee approved a change to the design of the annual and long-term incentive compensation offered to Company executives in 2024, as described below.

Annual Incentive Plan Changes

Changes were made to the annual incentive plan in 2024, removing the operating expense synergies metric related to the SeaSpine merger, reducing the weighting on net sales, and re-weighting the remaining metrics to emphasize profitability and cash flow, while still encouraging both innovation (through new product introductions) and community involvement (through enterprise objectives).

Financial and Operational Metrics	2023 AIP Plan		2024 AIP Plan
	Corporate NEOs	Ms. Elting	Corporate NEOs	Ms. Elting
Company-wide Net Sales	40.0%	20.0%	30.0%	15.0%
Company-wide Adjusted EBITDA	15.0%	15.0%	30.0%	30.0%
Company-wide Adjusted Free Cash Flow	20.0%	20.0%	25.0%	25.0%
OPEX Synergy Achievement	15.0%	15.0%	-----Eliminated-----
Global Orthopedics Net Sales	N/A	20.0%	N/A	15.0%
New Product Introductions	5.0%	5.0%	10.0%	10.0%
Enterprise Objectives	5.0%	5.0%	5.0%	5.0%
Total	100.0%	100.0%	100.0%	100.0%

Long-term Incentive Plan Changes

As mentioned previously, because of the timing of our merger with SeaSpine in January 2023, we did not include performance-based awards in our annual equity grants to executives to allow the management team the opportunity to thoroughly review and refine the Company’s long-term business strategy and operating plan following the merger before setting long-term performance goals that supported a successful merger. However, in 2024 we have returned to our normal practice of including performance-based equity awards (75% of the total target long-term incentive grant) by implementing the following changes:

•
Reintroduced performance-based restricted stock units (PRSUs), which comprised 50% of 2024 target long-term incentive award value. PRSUs will be earned based on our three-year Relative Total Shareholder Return vs. the S&P Healthcare Equipment Select Industry Index and will vest at the end of the three-year performance period to the extent earned.
•
Introduced performance-based stock options for the grants to Mr. Calafiore, Ms. Andrews and Mr. Cedrón, which comprised 25% of their 2024 target long-term incentive award value, and to Mr. Vitale, which comprised 15% of his 2024 target long-term incentive award value. These options can only be exercised following the occurrence of both (a) the date certain service-based conditions over three years have been met and (b) the date that the average closing price of the Company’s common stock over a one-month calendar period has been equal to or greater than 150% of the closing price of the Company’s common stock on the grant date.
•
Reduced the weight of time-based restricted stock from 50% (in 2023) to 25% of the 2024 target long-term incentive award value.

Incentive Compensation Recovery Policy

In accordance with implementing regulations of the Dodd-Frank Act and associated listing standards, in 2023 the Board adopted an updated incentive compensation recovery policy that provides for the mandatory recovery of incentive-based compensation from current and former executives that was erroneously awarded during the three years preceding the date that the Company is required to prepare an accounting restatement.

Perquisites and Other Personal Benefits

Our executive officers are entitled to or may otherwise be the beneficiaries of certain limited perquisites and other personal benefits, which have a collective value of less than $10,000 per year. However, in addition to other benefits as discussed within the Summary Compensation Table on page 46 certain executives received relocation benefits in excess of $10,000 during the years presented. Mr. Serbousek received relocation benefits in excess of $10,000 in 2022 and 2021. Among other things, perquisites and benefits provided to our executive officers generally include reimbursement for tax preparation expenses, estate planning expenses, and an annual physical exam. We believe our perquisites to be consistent with the market practices for similarly situated companies. Under our Executive Compensation Guiding Principles, the payment of any perquisite generally requires the approval of the Committee.

Other Plans

Executive officers participate in our health and welfare benefits (including our 401(k) plan) on the same basis as other similarly situated U.S. employees.

Governance of Executive Compensation

As described previously, executive compensation for our Section 16 officers is reviewed and established annually by the Committee, which consists solely of independent directors. The Committee’s compensation decisions are intended to reflect its ongoing commitment to strong compensation governance, which the Committee believes is reflected in the following elements of our executive compensation program:

•
Stock Ownership Guidelines Align Our Executive Officers and Directors with Shareholders — We have adopted stock ownership guidelines that apply to all of our executive officers and directors. These guidelines, which were most recently updated in March 2023 provide for the following ownership requirements:

	Chief Executive Officer	Other Executive Officers	Non-Employee Directors
Ownership requirement compared to base salary / annual cash retainer	3x	1x	3x

Equity that Qualifies as Ownership:
Common stock held	Yes	Yes	Yes
Unvested time-based vesting restricted stock units	Yes	Yes	Yes
Vested but unsettled time-based vesting restricted stock units(1)	Yes	Yes	Yes
Unvested performance stock units	No	No	No
Unvested stock options	No	No	No
Vested and/or exercisable stock options, including in-the-money options	No	No	No
Outstanding contributions to the stock purchase plan	Yes	Yes	Yes

(1) Inclusive of deferred stock units granted to directors.

The guidelines also include a 5-year phase-in period from the date of appointment or election, as applicable, and progress towards meeting and maintaining these amounts is measured periodically. Subject to phase-in periods for recent appointments, all executive officers and directors are in compliance with the policy at the present time.

•
Independent Report Supports Committee’s Risk Assessment — The Committee annually assesses the relationship between the Company’s compensation policies and practices as to whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. At the Committee’s request, Mercer annually delivers a compensation-based risk assessment report. This report assesses potential risk that may be present in the design or administration of the Company’s compensation program. The early 2024 report found that the compensation program aligns overall with shareholder interests, rewards performance, and does not promote unnecessary or excessive risk.
•
Hedging and Pledging – Under the Company’s Corporate Governance Guidelines, all directors, executives, and employees are prohibited from engaging in hedging transactions involving the Company’s common stock, including through the use of financial instruments, such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, all such persons are prohibited from holding the Company’s common stock in a margin account or otherwise pledging such shares as collateral for a loan.
•
Use of Independently Prepared Competitive Assessments — The practice of the Committee is to engage an independent compensation consultant to prepare an independent executive compensation competitive assessment to measure our program against companies in our industry peer group, as well as and other survey data. The Committee takes these results into consideration (among other factors) in making executive compensation program decisions.
•
Compensation Recovery (Clawback) Policy — Awards made under our long-term incentive plan are subject to our compensation recovery, or “clawback” policy, which applies to all of our executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance by Orthofix with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy provides, subject to limited exceptions, for mandatory clawback of excess incentive compensation awarded in the three completed fiscal years preceding the date the Company determines that the Company is required to prepare an accounting restatement. Excess incentive compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure that was in excess of the amount that such covered officer would have received taking into account the restated financial results. The clawback policy has been filed as an exhibit to the 2023 Form 10-K.

Accounting and Tax Effects

The impact of accounting treatment is considered in developing and implementing our compensation programs, including the accounting treatment as it applies to amounts awarded or paid to our executive officers.

The impact of federal tax laws on our compensation programs is also considered, including the deductibility of compensation paid to the named executive officers, as limited by Section 162(m) of the Code. Our compensation program historically had been designed with the intention that compensation paid in various forms may be eligible to qualify for deductibility under Section 162(m) of the Code, but there have been and may be other exceptions for administrative or other reasons. However, the Tax Cuts and Jobs Act of 2017 eliminated the exception under Section 162(m) for performance-based compensation and expanded the number of employees who may be covered by these deductibility limitations, which may have an effect on how we design future compensation programs and may affect the financial statement impact of executive compensation payments.

REPORT OF THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

The Compensation and Talent Development Committee
Michael E. Paolucci, Committee Chair
Alan L. Bazaar
James Hinrichs
Charles R. Kummeth

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or paid to our named executive officers for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Active Officers as of December 31, 2023:
Catherine Burzik - Former Interim	2023	234,807	137,601	(4)	1,870,633	(7)	-		227,683	145,166	(10)	2,615,890
Chief Executive Officer
Geoffrey C. Gillespie - Corporate Controller	2023	263,608	-		387,294		97,273		94,570	44,301	(11)	887,046
and Former Interim Chief Financial Officer
Kimberley A. Elting - President, Global	2023	494,626	250,000	(5)	1,666,812		734,128		374,616	32,480	(12)	3,552,657
Orthopedics and Interim Chief	2022	475,549	-		2,200,005		-		270,738	20,380		2,966,672
Legal Officer	2021	461,250	-		1,118,464		-		300,274	19,625		1,899,613
Kevin J. Kenny - Former President,	2023	494,401	100,000		1,020,664		790,527		285,739	15,316	(11)	2,706,647
Global Spine	2022	475,551	-		1,725,009		-		118,507	13,581		2,332,648
	2021	461,250	-		1,118,464		-		298,338	19,368		1,897,420
Former Officers:
Keith C. Valentine - Former President	2023	598,731	-		2,936,764		2,936,510		-	12,263	(14)	6,484,267
and Chief Executive Officer
Jon C. Serbousek - President	2023	424,616	428,055	(6)	10,605,610	(8)	836,940	(8)	-	3,332,902	(15)	15,628,123
and Chief Executive Officer	2022	800,000	-		4,999,987		-		446,040	70,024		6,316,051
	2021	775,000	-		3,728,276		-		720,750	116,839		5,340,865
John Bostjancic - Former	2023	367,231	-		734,175		734,128		-	12,355	(16)	1,847,889
Chief Financial Officer
Douglas C. Rice - Former	2023	9,145	-		3,311,885	(9)	236,670	(9)	-	408,245	(17)	3,965,945
Chief Financial Officer	2022	475,549	-		1,824,988		-		176,762	14,086		2,491,385
	2021	461,250	-		1,225,015		-		300,274	20,961		2,007,500
Puja Leekha - Former Interim	2023	121,539	-		699,993		300,000		-	14,858	(18)	1,136,390
Chief Legal Officer
Patrick L. Keran - Former	2023	352,462	-		734,175		734,128		-	12,193	(19)	1,832,958
Chief Legal Officer

(1) Reflects titles and positions held during, or for a portion of, the 2023 calendar year.

(2) Amounts shown do not reflect compensation actually received. Instead, the amounts shown are the aggregate grant date fair value of equity awards, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. For Messrs. Serbousek, Gillespie, Rice and Kenny and Ms. Elting, these amounts include the incremental fair value recognized by the Company in January 2023 pursuant to ASC 718 in connection with performance stock unit awards granted in 2020, 2021 and/or 2022. Under the applicable award agreements, in the event of a “change in control” (as defined in the applicable equity plan), (i) performance goals are deemed achieved at the greater of target or the percentage achievement that the awards were on pace to achieve as of the consummation of the change in control, and (ii) the awards become time-based awards that vest upon the (x) executive’s continued service through the end of the original performance period or (y) the executive’s earlier death, disability, termination by Orthofix without cause or termination by the executive for “good reason”. After review and consideration of the circumstances, the Company’s Board determined in October 2022 that the Company’s merger with SeaSpine, upon completion (which occurred in January 2023), would be deemed to constitute a “change in control” for purposes of the award agreements. In making this determination, the Board considered several factors, including, among other things, the general “merger of equals” approach that was negotiated by the parties in the merger agreement, the fact that the merger constitutes a change in control under applicable SeaSpine severance and equity plans, and the retention value of providing similar treatment to Orthofix executives given the uncertainty created for them by the pendency of the merger. The Board also took into account that SeaSpine’s then-current President and Chief Executive Officer would serve as President and Chief Executive Officer of the combined company, and that some additional executive offices would ultimately be held by then-current SeaSpine executives.

(3) Amounts shown reflect cash bonuses paid in 2024, 2023, and 2022 for performance in 2023, 2022, and 2021, respectively, pursuant to our annual incentive program. Our annual incentive program with respect to the 2023 fiscal year, including the Committee’s criteria for determining the amounts awarded in 2024, are described above under “Compensation Discussion and Analysis – Elements of Executive Compensation – Cash Performance-Based Incentives – Annual Incentive Program.”

(4) Ms. Burzik received a bonus in conjunction with her service as interim Chief Executive Officer with the intent of such bonus compensating her for relocation and other personal-related matters in connection with the initiation of such service.

(5) Ms. Elting received a bonus in conjunction with her contributions to the closing of the Merger.

(6) Mr. Serbousek received a pro-rated cash bonus for the 2023 calendar year equal to his target bonus amount for the portion of the 2023 calendar year he was employed by Orthofix in conjunction with his Transition Agreement (See section titled “Transition Agreements with Jon C. Serbousek and Douglas C. Rice”).

(7) Amount also includes stock awards granted to Ms. Burzik prior to her being appointed as Interim Chief Executive Officer, including $299,999 in stock awards granted in connection with her service as a member of the Board of Directors and $70,632 in stock awards granted in connection with her service as the Chair of the Board.

(8) In connection with the merger with SeaSpine that occurred on January 5, 2023, Mr. Serbousek transitioned from President and Chief Executive Officer to Executive Chairman, until his departure as an employee on July 5, 2023, which departure was for “good reason” under applicable equity award agreements. As a result of the Board’s determination in October 2022 to treat the consummation of the SeaSpine merger as a “change in control” under applicable award agreements, Mr. Serbousek became entitled to acceleration of unvested time-based vesting restricted stock units and stock options. In addition, pursuant to the transition agreement entered into by the Company and Mr. Serbousek on March 3, 2023, Mr. Serbousek received an extension of the post-separation exercise period of outstanding stock options from 24 months to 48 months. The amount shown reflects the incremental fair value recognized by the Company in connection with these accelerated restricted stock units and stock options, and stock option exercise period extensions, respectively.

(9) In connection with the merger with SeaSpine that occurred on January 5, 2023, Mr. Rice transitioned from Chief Financial Officer to a non-officer role where he provided assistance with integration activities in connection the merger, until his departure as an employee on June 30, 2023, which departure was a termination by the Company without “cause” under applicable equity award agreements. As a result of the Board’s determination in October 2022 to treat the consummation of the SeaSpine merger as a “change in control” under applicable award agreements, Mr. Rice became entitled to acceleration of unvested time-based vesting restricted stock units and stock options. In addition, pursuant to the transition agreement entered into by the Company and Mr. Rice on March 3, 2023, Mr. Rice received an extension of the post-separation exercise period of outstanding stock options from 24 months to 48 months. The amount shown reflects the incremental fair value recognized by the Company in connection with these accelerated restricted stock units and stock options, and stock option exercise period extensions, respectively.

(10) Includes $139,538 in fees earned in connection with her service as a member of the Board of Directors prior to her being appointed as Interim Chief Executive Officer, $2,856 for 401(k) matching and $2,772 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(11) Includes $968 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance and $43,333 in stipend paid in connection with Mr. Gillespie's service as Interim Chief Financial Officer.

(12)Includes $11,400 for 401(k) matching, $8,980 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance and $12,100 in stipend paid in connection with Ms. Elting's service as Interim Chief Legal Officer.

(13) Includes $8,398 for 401(k) matching, and $6,917 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(14) Includes $3,493 for 401(k) matching and $8,770 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(15) Includes $11,400 for 401(k) matching, $4,395 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance, $3,305,000 in severance payments and $12,107 in COBRA payments made pursuant to the terms of Ms. Serbousek's Change in Control and Severance Agreement, dated November 1, 2019.

(16) Includes $4,125 for 401(k) matching, and $8,230 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(17) Includes $383,316 in consulting fees under the Transition Agreement with Mr. Rice as discussed below, $11,400 for 401(k) matching, $5,000 reimbursement for executive physical, and $6,529 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

(18) Includes $4,406 for 401(k) matching, $285 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance and $10,167 in stipend paid in connection with Ms. Leekha's service as Interim Chief Financial Officer.

(19) Includes $4,125 for 401(k) matching, and $8,068 for insurance premiums paid by, or on behalf of, the Company with respect to group term and life insurance and individual disability insurance.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards that were granted to our named executive officers during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards (#)		All Other Option Awards (#)		Equity Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Active Officers as of December 31, 2023:
Catherine		129,144	258,288	387,432	—	—	—	—		—		—	—
Burzik(4)	1/5/2023	—		—	—	—	—	14,354		—		—	$299,999
	6/19/2023	—	—	—	—	—	—	3,589		—		—	$70,632
	10/15/2023	—	—	—	—	—	—	120,676		—		—	$1,500,003

Geoffrey C.		92,263	184,526	276,788	—	—	—	—		—		—	—
Gillespie	1/5/2023	—	—	—	—	—	—	4,655	(5)	—		—	$97,290
	1/5/2023	—	—	—	—	—	—	—		11,205	(13)	$20.90	$97,273
	1/5/2023	—	—	—	—	—	—	2,459	(6)	—		—	—
	10/15/2023	—	—	—	—	—	—	23,331	(7)	—		—	$290,004
Kimberley		192,000	384,000	576,000	—	—	—	—		—		—	—
A. Elting	1/3/2023	—	—	—	—	—	—	11,710	(5)	—		—	$250,009
	1/5/2023	—	—	—	—	—	—	35,129	(5)	—		—	$734,196
	1/5/2023	—	—	—	—	—	—	—		84,566	(13)	$20.90	$734,128
	1/5/2023	—	—	—	—	—	—	11,534	(6)	—		—	$131,372
	1/5/2023	—	—	—	—	—	—	12,229	(6)	—		—	$51,240
	1/5/2023	—	—	—	—	—	—	20,492	(6)	—		—	—
	11/17/2023	—	—	—	—	—	—	47,664	(8)	—		—	$499,995

Kevin J.		173,250	346,500	519,750	—	—	—	—		—		—	—
Kenny	1/5/2023	—	—	—	—	—	—	29,905	(5)	—		—	$625,015
	1/5/2023	—	—	—	—	—	—	—		72,146	(13)	$20.90	$665,528
	1/5/2023	—	—	—	—	—	—	10,485	(6)	—		—	$119,424
	1/5/2023	—	—	—	—	—	—	12,229	(6)	—		—	$51,240
	1/5/2023	—	—	—	—	—	—	20,492	(6)	—		—	—
	4/4/2023	—	—	—	4,767	5,959	5,959	—		—		—	$99,992
	4/4/2023	—	—	—	—	—	—	7,449	(5)	—		—	$124,994
	4/4/2023	—	—	—	—	—	—	—		17,061	(13)	$16.78	$124,999

Former Officers:
Keith		453,750	907,500	1,361,250	—	—	—	—		—		—	—
Valentine	1/5/2023	—	—	—	—	—	—	140,515	(9)	—		—	$2,936,764
	1/5/2023	—	—	—	—	—	—	—		338,264	(14)	$20.90	$2,936,510

Jon C.	1/5/2023	—	—	—	—	—	—	—		50,711	(10)	$50.87	$100,394
Serbousek	1/5/2023	—	—	—	—	—	—	14,743	(10)	—		—	$83,893
	1/5/2023	—	—	—	—	—	—	24,085	(10)	—		—	$137,061
	1/5/2023	—	—	—	—	—	—	—		81,449	(10)	$41.52	$209,741
	1/5/2023	—	—	—	—	—	—	33,538	(10)	—		—	$381,685

	1/5/2023	—	—	—	—	—	—	—		107,372	(10)	$26.09	$526,805
	1/5/2023	—	—	—	—	—	—	40,764	(10)	—		—	$695,841
	1/5/2023	—	—	—	—	—	—	81,967	(10)	—		—	$1,865,569
	1/5/2023	—	—	—	—	—	—	45,872	(10)	—		—	$2,540,850
	1/5/2023	—	—	—	—	—	—	40,764	(10)	—		—	$2,149,078
	1/5/2023	—	—	—	—	—	—	81,967	(10)	—		—	$2,751,632

John		166,442	332,884	499,326	—	—	—	—		—		—	—
Bostjancic	1/5/2023	—	—	—	—	—	—	35,128	(9)	—		—	$734,175
	1/5/2023	—	—	—	—	—	—	—		84,566	(14)	$20.90	$734,128

Douglas C.	1/5/2023	—	—	—	—	—	—	—		9,750	(11)	$36.46	$1,594
Rice	1/5/2023	—	—	—	—	—	—	—		13,275	(11)	$33.12	$5,453
	1/5/2023	—	—	—	—	—	—	—		13,781	(11)	$44.39	$22,528
	1/5/2023	—	—	—	—	—	—	—		13,248	(11)	$46.10	$26,412
	1/5/2023	—	—	—	—	—	—	—		13,109	(11)	$56.87	$20,137
	1/5/2023	—	—	—	—	—	—	3,915	(11)	—		—	$22,282
	1/5/2023	—	—	—	—	—	—	—		12,971	(11)	$56.20	$22,072
	1/5/2023	—	—	—	—	—	—	8,816	(11)	—		—	$100,326
	1/5/2023	—	—	—	—	—	—	—		28,223	(11)	$26.09	$138,474
	1/5/2023	—	—	—	—	—	—	13,394	(11)	—		—	$228,647
	1/5/2023	—	—	—	—	—	—	22,131	(11)	—		—	$503,702
	1/5/2023	—	—	—	—	—	—	14,937	(11)	—		—	$339,966
	1/5/2023	—	—	—	—	—	—	12,058	(11)	—		—	$667,893
	1/5/2023	—	—	—	—	—	—	13,394	(11)	—		—	$706,132
	1/5/2023	—	—	—	—	—	—	22,131	(11)	—		—	$742,938

Puja		140,000	280,000	420,000	—	—	—	—		—		—	—
Leekha	8/1/2023	—	—	—	—	—	—	15,136	(5)	—		—	$299,996
	8/1/2023	—	—	—	—	—	—	—		33,340	(13)	$19.82	$300,000
	10/15/2023	—	—	—	—	—	—	32,180	(12)	—		—	399,997

Patrick		168,000	336,000	504,000	—	—	—	—		—		—	—
Keran	1/5/2023	—	—	—	—	—	—	35,128	(9)	—		—	$734,175
	1/5/2023	—	—	—	—	—	—	—		84,566	(14)	$20.90	$734,128

(1) Amounts shown represent the threshold, target and maximum amounts that could have been earned for fiscal year 2023 by each Named Executive Officer under our annual performance-based incentive compensation program. The actual amounts earned by each Named Executive Officer are included in the fiscal year 2023 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above and discussed under “—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Performance-Based Incentives – Annual Incentive Program” above.

(2) Amounts shown represent the threshold and maximum amounts in shares earned based on performance if the threshold or maximum performance goals are achieved over the one-year performance period beginning on January 1, 2023. No shares were issuable for performance above the target level.

(3)Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with ASC 718.

(4) The amounts granted to Ms. Burzik on each of January 5, 2023 and June 19, 2023, represent compensation for her services as a member of the Board and vest in full on the earlier of June 30, 2024, or the date of the Annual Meeting. The amounts granted on October 15, 2023, were granted in conjunction with her assuming the role of Interim Chief Executive Officer and will vest in full on April 7, 2024. Each of these awards was granted in the form of RSUs under the 2012 LTIP.

(5) Amounts shown represent an award of time-based restricted stock units granted in 2023 under the 2012 LTIP. Such units vest ratably over three years (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(6) These amounts represent the number of performance stock unit awards granted in 2020, 2021 and/or 2022 that were converted to restricted stock units. Under the applicable award agreements, in the event of a “change in control” (as defined in the applicable equity plan), (i) performance goals are deemed achieved at the greater of target or the percentage achievement that the awards were on pace to achieve as of the consummation of the change in control, and (ii) the awards become time-based awards that vest upon the (x) executive’s continued service through the end of the original performance period or (y) the executive’s earlier death, disability, termination by Orthofix without cause or termination by the executive for “good reason”. After review and consideration of the circumstances, the Company’s Board determined in October 2022 that the Company’s merger with SeaSpine, upon completion (which occurred in January 2023), would be deemed to constitute a “change in control” for purposes of the award agreements. In making this determination, the Board considered several factors, including, among other things, the general “merger of equals” approach that was negotiated by the parties in the merger agreement, the fact that the merger constitutes a change in control under applicable SeaSpine severance and equity plans, and the retention value of providing similar treatment to Orthofix executives given the uncertainty created for them by the pendency of the merger. The Board also took into account that SeaSpine’s then-current President and Chief Executive Officer would serve as President and Chief Executive Officer of the combined company, and that some additional executive offices would ultimately be held by then-current SeaSpine executives.

(7) Amounts shown represent a one-time grant to Mr. Gillespie in conjunction with him assuming the role of Interim Chief Financial Officer in September 2023. This award was granted in the form of RSUs which vest in full on the second anniversary of the grant date.

(8) Amounts shown represent a one-time grant to Ms. Elting in conjunction with her assuming the role of Interim Chief Legal Officer in November 2023. This award was granted in the form of RSUs which vest in full on the second anniversary of the grant date.

(9) Amounts shown represent an award of time-based restricted stock units granted in 2023 under the Orthofix Medical Inc. Inducement Plan for SeaSpine Employees (the “SeaSpine Inducement Plan”). Such units vest ratably over three years (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below). These awards were forfeited in connection with the executive’s termination on September 11, 2023.

(10) In connection with the merger with SeaSpine that occurred on January 5, 2023, Mr. Serbousek transitioned from President and Chief Executive Officer to Executive Chairman, until his departure as an employee on July 5, 2023, which departure was for “good reason” under applicable equity award agreements. As a result of the Board’s determination in October 2022 to treat the consummation of the SeaSpine merger as a “change in control” under applicable award agreements, Mr. Serbousek became entitled to acceleration of unvested time-based vesting restricted stock units and stock options. In addition, pursuant to the transition agreement entered into by the Company and Mr. Serbousek on March 3, 2023, Mr. Serbousek received an extension of the post-separation exercise period of outstanding stock options from 24 months to 48 months. The amount shown reflects the incremental fair value recognized by the Company in connection with these accelerated restricted stock units and stock options, and stock option exercise period extensions, respectively.

(11) In connection with the merger with SeaSpine that occurred on January 5, 2023, Mr. Rice transitioned from Chief Financial Officer to a non-officer role where he provided assistance with integration activities in connection the merger, until his departure as an employee on June 30, 2023, which departure was a termination by the Company without “cause” under applicable equity award agreements. As a result of the Board’s determination in October 2022 to treat the consummation of the SeaSpine merger as a “change in control” under applicable award agreements, Mr. Rice became entitled to acceleration of unvested time-based vesting restricted stock units and stock options. In addition, pursuant to the transition agreement entered into by the Company and Mr. Rice on March 3, 2023, Mr. Rice received an extension of the post-separation exercise period of outstanding stock options from 24 months to 48 months. The amount shown reflects the incremental fair value recognized by the Company in connection with these accelerated restricted stock units and stock options, and stock option exercise period extensions, respectively.

(12) Amounts shown represent a one-time grant to Ms. Leekha in conjunction with her assuming the role of Interim Chief Legal Officer in September 2023. These awards were forfeited in connection with Ms. Leekha's resignation in November 2023.

(13) Amounts shown represent an award of time-based stock options granted in 2023 under the 2012 LTIP. One-third of such options vest and become exercisable on the anniversary of the grant date and the remainder vest in substantially equal quarterly installments thereafter (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below).

(14) Amounts shown represent an award of time-based stock options granted in 2023 under the SeaSpine Inducement Plan. One-third of such options vest and become exercisable on the anniversary of the grant date and the remainder vest in substantially equal quarterly installments thereafter (subject to certain acceleration provisions, as discussed under “—Potential Payments upon Termination or Change in Control” below). These awards were forfeited in connection with the executive’s termination on September 11, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2023.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Active Officers as of December 31, 2023:
Catherine	10,680	10,681	(3)	40.58	6/21/2031	-		-	-		-
Burzik	-	-		-	-	14,354	(7)	193,492	-		-
	-	-		-	-	3,589	(7)	48,380	-		-
	-	-		-	-	120,676	(8)	1,626,712	-		-

Geoffrey C.	-	11,205	(4)	20.90	1/5/2033	-		-	-		-
Gillespie	-	-		-	-	101	(9)	1,361	-		-
	-	-		-	-	583	(10)	7,859	-		-
	-	-		-	-	1,845	(11)	24,871	-		-
	-	-		-	-	4,655	(12)	62,749	-		-
	-	-		-	-	2,459	(13)	33,147	-		-
	-	-		-	-	23,331	(14)	314,502	-		-

Kimberley	15,000	-		42.89	9/26/2026	-		-	-		-
A. Elting	12,301	-		46.10	7/3/2027	-		-	-		-
	12,095	-		56.87	4/2/2028	-		-	-		-
	11,939	-		56.20	4/1/2029	-		-	-		-
	20,247	6,749	(5)	26.09	4/1/2030	-		-	-		-
	-	84,566	(4)	20.90	1/5/2033	-		-	-		-
	-	-		-	-	2,108	(15)	28,416	-		-
	-	-		-	-	6,115	(10)	82,430	-		-
	-	-		-	-	15,369	(11)	207,174	-		-
	-	-		-	-	22,406	(16)	302,033	-		-
	-	-		-	-	11,710	(17)	157,851	-		-
	-	-		-	-	35,129	(12)	473,539	-		-
	-	-		-	-	12,229	(15)	164,847	-		-
	-	-		-	-	20,492	(13)	276,232	-		-
	-	-		-	-	47,664	(18)	642,511	-		-

Kevin J.	33,395	-		44.96	12/4/2029	-		-	-		-
Kenny	18,406	6,136	(5)	26.09	4/1/2030	-		-	-		-
	-	72,146	(4)	20.90	1/5/2033
	-	17,061	(6)	16.78	4/4/2033
	-	-		-	-	1,917	(19)	25,841	-		-
	-	-		-	-	6,115	(19)	82,430	-		-
						15,369	(19)	207,174
						11,203	(19)	151,016
						29,905	(20)	403,119
	-	-		-	-	12,229	(19)	164,847	-		-
						20,492	(19)	276,232
						7,449	(19)	100,413
									5,959	(21)	80,327
Former Officers:
Keith	62,059	-		34.09	1/4/2024	-		-	-		-
Valentine	32,421	-		43.82	1/4/2024	-		-	-		-
	47,547	-		28.85	1/4/2024	-		-	-		-
	3,692	-		23.86	1/4/2024	-		-	-		-
	68,090	-		40.50	1/4/2024	-		-	-		-
	4,974	-		36.04	1/4/2024	-		-	-		-

Jon C.	50,711	-		50.87	7/5/2027	-		-	-		-
Serbousek	81,449	-		41.52	7/5/2027	-		-	-		-
	107,372	-		26.09	7/5/2027	-		-	-		-

John	-	-		-	-	-		-	-		-
Bostjancic

Douglas C.	10,000	-		32.28	9/4/2024	-		-	-		-
Rice	9,750	-		36.46	4/24/2025	-		-	-		-
	13,275	-		33.12	6/30/2025	-		-	-		-

	13,781	-	44.39	7/1/2026	-	-	-	-
	13,248	-	46.10	6/30/2027	-	-	-	-
	13,109	-	56.87	6/30/2027	-	-	-	-
	12,971	-	56.20	6/30/2027	-	-	-	-
	28,223	-	26.09	6/30/2027	-	-	-	-

Puja	-	-	-	-	-	-	-	-
Leekha

Patrick	-	-	-	-	-	-	-	-
Keran

(1) All options listed in this column were exercisable as of December 31, 2023.

(2) All options listed in this column were not exercisable as of December 31, 2023.

(3) One-half of these options are subject to vesting on each of June 21, 2024 and 2025.

(4) One-third of these options are subject to vesting on January 5, 2024, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(5) The remaining unvested options are subject to vesting on April 1, 2024.

(6) One-third of these options are subject to vesting on April 4, 2024, and the remaining two-thirds are subject to vesting in substantially equal quarterly installments thereafter.

(7) The amounts granted to Ms. Burzik represents compensation for her services as a member of the Board and vest in full on the earlier of June 30, 2024, or the date of the Annual Meeting of shareholders in 2024.

(8) The amounts to Ms. Burzik were granted in conjunction with her assuming the role of Interim Chief Executive Officer and will vest in full on April 7, 2024.

(9) The remaining unvested restricted stock units are subject to vesting on December 15, 2024.

(10) One-half of these unvested restricted stock units are subject to vesting on each of April 1, 2024 and 2025.

(11) One-third of these unvested restricted stock units are subject to vesting on each of February 1, 2024, 2025 and 2026.

(12) One-third of these unvested restricted stock units are subject to vesting on each of January 5, 2024, 2025 and 2026.

(13) The remaining unvested restricted stock units are subject to vesting on January 31, 2025.

(14) The remaining unvested restricted stock units are subject to vesting on October 15, 2025.

(15) The remaining unvested restricted stock units are subject to vesting on April 1, 2024.

(16) One-third of these unvested restricted stock units are subject to vesting on each of April 11, 2024, 2025 and 2026.

(17) One-third of these unvested restricted stock units are subject to vesting on each of January 3, 2024, 2025 and 2026.

(18) The remaining unvested restricted stock units are subject to vesting on November 17, 2025.

(19) The remaining unvested restricted stock units vested in conjunction with Mr. Kenny's resignation on January 8, 2024.

(20) One-third of these unvested restricted stock units vested on January 5, 2024 and two-thirds vested in conjunction with Mr. Kenny's resignation on January 8, 2024.

(21) These unvested performance stock units were subject to vesting upon achievement of an operating expense synergy target (on an annualized basis) for calendar year 2023 (the "Synergy Target”). The amount in the table above represents the target number of PSUs granted. The Synergy Target vesting percentage can be achieved at 100% (if 100% or more of the Synergy Target is achieved), 80% (if 80% but less than 100% of the Synergy Target is achieved), or 0% (if less than 80% of the Synergy Target is achieved). However, as a result of Mr. Kenny's resignation on January 8, 2024, the performance stock units vested in full.

For a summary of our standard option agreements, see “Compensation Discussion and Analysis – Elements of Executive Compensation – Long-Term Equity-Based Incentives.” See also “Agreements with Named Executive Officers.”

OPTION EXERCISES AND STOCK VESTED

The following table provides information about the number of shares issued upon option exercises, and the value realized upon exercise, or upon the vesting of restricted stock/restricted stock units, and the value realized upon vesting, by our named executive officers during fiscal 2023.

	Option Awards		Stock Awards or Units
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Active Officers as of December 31, 2023:
Catherine Burzik	—	—	—	—
Geoffrey C. Gillespie	—	—	1,005	19,312
Kimberley A. Elting	—	—	30,191	573,727
Kevin J. Kenny	—	—	26,819	495,257
Former Officers:
Keith C. Valentine	—	—	43,762	908,258
Jon C. Serbousek	—	—	307,621	4,460,281
John Bostjancic	—	—	10,067	209,166
Douglas C. Rice	—	—	100,084	1,838,834
Puja Leekha	—	—	—	—
Patrick L. Keran	—	—	8,927	184,950

(1) Value realized on exercise calculated based on the difference between the closing price of our common stock on the date of exercise and the option exercise price, multiplied by the number of shares exercised.

(2) Value realized on vesting is determined by multiplying the number of vested shares/units by the closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments to Named Executive Officers

Executive Change in Control and Severance Agreements

Under our current Executive Compensation Guiding Principles, the Compensation and Talent Development Committee provides executive officers with competitive change in control and non-change in control severance benefits that target market practices. All new change in control agreements, and any changes to existing arrangements, must be approved by the Compensation and Talent Development Committee.

The Compensation and Talent Development Committee offers a change in control and severance agreement to executive officers. All named executive officers are parties to this standard form of change in control and severance agreement and the Committee is in the process of approving new agreements that it intends to cause the Company to enter into with all current executive officers (including new executive officers who joined the Company following the merger with SeaSpine, whose existing rights pursuant to legacy arrangement with SeaSpine will be superseded by the new agreements).

Under the change in control and severance agreement, current executive officers will be eligible to receive the following severance payments and benefits upon termination of the executive’s employment (i) for death or disability, (ii) by the Company without “Cause” (as defined in the agreement) or (iii) by the executive for “Good Reason” (as defined in the agreement):

•
The executive will be paid (x) any unpaid base salary, accrued vacation or prior years’ bonus payable or owing through the date of termination, and (y) the pro rata amount of any incentive compensation for the year of termination of employment (based on the number of business days the executive is actually employed by the Company and its subsidiaries during the year in which termination of employment occurs), which will be deemed achieved at a 100% performance level.
•
The executive will receive cash severance, in the case of the Chief Executive Officer, in an amount equal to 1.5 times, and in case of the other current executive officers, in an amount equal to 1.0 times, the sum of: (i) the executive’s annual base salary amount (without giving effect to any reduction of base salary that has occurred within the 12-month period preceding such date of termination), (ii) the executive’s current year’s target bonus (without giving effect to any reduction of base salary that has occurred within the 12-month period preceding such date of termination), and (iii) $12,500 to be used for outplacement services. In the event that the termination occurs during the 24 months following a “Change in Control” (as defined in the agreement), the foregoing multiples increase (x) to 2.0 for the Chief Executive Officer, and (y) to 1.5 for the other current executive officers.
•
If the executive elects COBRA in a timely manner, the executive will be reimbursed for the Executive’s monthly premium payments for COBRA coverage for a period of up to 18 months in the case of the Chief Executive Officer, and up to 12 months in the case of the other current executive officers.
•
The executive’s time-based vesting restricted stock units and stock options will accelerate, and the executive will receive 18 months post-separation to exercise stock options (36 months if the terminations occurs during the 24 months following a Change in Control), subject to any earlier expiration of the term of the option.

The Company’s obligation to pay or provide the cash severance and COBRA reimbursement benefits described above are conditioned upon the executive signing a release of claims in favor of the Company and its affiliates by a specified date following separation from employment.

The agreements also incorporates by reference, among other things, existing covenants that exist with respect to confidentiality, assignment of intellectual property, non-competition and non-solicitation of employees.

The agreements recognize that the Company’s merger with SeaSpine on January 5, 2023, constituted a Change in Control for purposes of the agreements, and that the rights applicable during the 24 months following a Change in Control that are described above will be applicable for each of the current executive officers through January 4, 2025 for executive officers who were employed by the Company as of the time of the merger.

The agreements do not guarantee any minimum levels of cash or equity-based compensation levels during an executive’s employment with the Company. The term of the agreements continue in effect until the earlier of (i) the parties’ satisfaction of their respective obligations or (ii) the execution of a written agreement between the Company and the executive terminating the agreement.

Transition Agreements with Jon C. Serbousek and Douglas C. Rice

On March 3, 2023, the Company entered into transition agreements with each of Jon C. Serbousek, our former Executive Chairman and former President and Chief Executive Officer, and Douglas C. Rice. Mr. Rice provided assistance with integration activities in 2023, after previously having served as the Company’s Chief Financial Officer prior to the consummation of the merger with SeaSpine.

Under the transition agreement with Mr. Serbousek, the parties agreed that Mr. Serbousek would not stand for election as a director at the 2023 annual meeting, at which point his service as Executive Chairman and a board member ended, and he remained employed in a non-officer capacity until July 5, 2023. He received his annual base salary, and a pro-rated cash bonus for the 2023 calendar year equal to 105% of his annual base salary, for the portion of the 2023 calendar year he was employed by Orthofix. The agreement memorialized that as a result of the merger, Mr. Serbousek possesses “CiC Period Good Reason” under the terms of the change in control and severance agreement between Mr. Serbousek and the Company, and that Mr. Serbousek’s termination of employment on July 5, 2023, was treated as a termination by Mr. Serbousek for “CiC Period Good Reason” under such change in control and severance agreement. The agreement also provided that the period for Mr. Serbousek to exercise outstanding stock options will be extended to 48 months following such termination.

Under the transition agreement with Mr. Rice, the parties agreed that Mr. Rice would continue to provide transition services as an employee until June 30, 2023, at which time his employment with the Company ended. Instead of receiving an annual base salary and annual cash incentive program bonus opportunity for the 2023 calendar year, Mr. Rice was paid a monthly fee of $65,000 through June 30, 2023. The agreement memorialized that as a result of the merger, Mr. Rice possesses “CiC Period Good Reason” under the terms of the change in control and severance agreement between Mr. Rice and the Company, and that his termination of employment on June 30, 2023, was treated as a termination by the Company without cause during a “CiC Period” under such change in control and severance agreement. The agreement also provides that the period for Mr. Rice to exercise outstanding stock options will be extended to 48 months following such termination.

Section 280G

These agreements reflect that the named executive officer is not entitled to a tax gross-up if the named executive officer incurs an excise tax due to the application of Section 280G of the Code.

Instead, to the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best net” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.

2023 Potential Payments Upon Termination or Change in Control

The following table reflects the estimated payments and benefits that would be provided to each of Ms. Burzik, Mr. Gillespie, Ms. Elting, Messrs. Kenny, Valentine, Serbousek, Bostjancic, and Rice, Ms. Leekha, and Mr. Keran upon his or her termination or upon a change in control pursuant to the terms of his or her respective change in control and severance agreement and related equity award agreements. For purposes of this table, we assume that the triggering event took place on December 31, 2023, and the price per share of our common stock was $13.48, the closing market price as of that date. For any triggering event that presupposes a change in control, we assume a change in control has so occurred.

Name	Triggering Event	Lump Sum Severance Payment ($)	Value of Stock- Based Rights ($)		Value of Welfare Benefits ($)	Fees and Expenses of Out-placement Firm ($)	Total ($)
Active Officers as of December 31, 2023:
Catherine Burzik (1)	Termination for death or disability	—	—		—	—	—
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	—	—		—	—	—
	Termination for death, disability, good reason or without cause during a change in control period	—	—		—	—	—
Geoffrey C. Gillespie	Termination for death or disability	448,134	444,490	(5)	19,357	12,500	924,481
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	448,134	—		19,357	12,500	479,991
	Termination for death, disability, good reason or without cause during a change in control period	672,201	444,490	(6)	19,357	18,750	1,154,798
Kimberley A. Elting	Termination for death or disability	890,326	2,335,033	(5)	—	12,500	3,237,859
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	890,326	—		—	12,500	902,826
	Termination for death, disability, good reason or without cause during a change in control period	1,335,490	2,335,033	(6)	—	18,750	3,689,273
Kevin J. Kenny	Termination for death or disability	840,482	1,491,400	(5)	29,057	12,500	2,373,439
	Termination for cause or voluntary termination	—	—		—	—	—
	Termination for good reason or without cause	840,482	—		29,057	12,500	882,039
	Termination for death, disability, good reason or without cause during a change in control period	1,260,723	1,491,400	(6)	29,057	18,750	2,799,930
Former Officers:
Keith C. Valentine (2)	Termination for cause or voluntary termination	—	—		—	—	—
Jon C. Serbousek (3)	Termination for death, disability, good reason or without cause during a change in control period	3,305,000	4,146,731		12,107	—	7,463,838
John Bostjancic (2)	Termination for cause or voluntary termination	—	—		—	—	—

	Termination for good reason or without cause	—	—	—	—	—
Douglas C. Rice (4)	Termination for death, disability, good reason or without cause during a change in control period	1,234,100	1,349,132	2,370	—	2,585,602
Puja Leekha	Termination for cause or voluntary termination	—	—	—	—	—
Patrick L. Keran (2)	Termination for cause or voluntary termination	—	—	—	—	—

(1) Ms. Burzik does not have a Change in Control and Severance Agreement in place therefore was not considered eligible for potential payments upon termination or a change in control as of December 31, 2023.

(2) In September 2023, the Board terminated for cause Messrs. Valentine, Bostjancic and Keran from their respective roles. For additional information, see “—Executive leadership transition”. Messrs. Valentine, Bostjancic and Keran have asserted arbitration claims seeking, among other things, severance payments, as well as the value of forfeited equity grants, under applicable change in control and severance agreements.

(3) Amounts shown represent amounts paid to Mr. Serbousek in December 2023 upon his separation from the Company in July 2023 and, in accordance with his Transition Agreement (See section titled “Transition Agreements with Jon C. Serbousek and Douglas C. Rice”) and his Change in Control and Severance Agreement, was paid his severance amount and COBRA premiums in November 2023 (See “Summary Compensation Table”).

(4) Mr. Rice separated from the Company in June 2023 and, in accordance with his Transition Agreement (See section titled “Transition Agreements with Jon C. Serbousek and Douglas C. Rice”) and his Change in Control and Severance Agreement, was paid his severance amount and COBRA premiums in January 2024.

(5) In the event of a termination for death or disability, the executive would receive acceleration of all time-based restricted stock/restricted stock units and stock options, and outstanding performance stock units would be deemed vested and achieved at target levels. Amount in table reflects the value of all such accelerated shares (which in the case of stock options, is based on spread value) as of December 31, 2023.

(6) Under the Company’s performance stock unit agreements, in the event of a change in control, (i) performance goals will be deemed achieved at the greater of target or the percentage achievement that the awards were on pace to achieve as of the consummation of the change in control, and (ii) if such awards are assumed or continued in connection with the change in control, the awards become time-based awards that vest upon the (x) executive’s continued service through the end of the original performance period or (y) the executive’s earlier death, disability, termination by the Company without cause or termination by the executive for good reason. The amounts shown in the table therefore show the value of these awards if performance goals were achieved at target, which would occur under the terms of the awards in the event of a change in control assuming that a change in control occurred at a time when awards were tracking below target levels. Further, as a result of the merger with SeaSpine on January 5, 2023, all outstanding PSUs were converted to time-based RSUs at target, which vest over the previously defined performance period.

PAY RATIO DISCLOSURE

The Company is required to disclose in its proxy statement the annual total compensation of the median-compensated employee of, generally, all Company employees (excluding its Chief Executive Officer), the annual total compensation of its Chief Executive Officer, and the ratio of the Chief Executive Officer's compensation to the median employee's compensation. The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected the median employee in 2023 based on an analysis of full-time, part-time, temporary and seasonal workers employed by the Company or any of its consolidated subsidiaries as of December 31, 2023.

The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our Chief Executive Officer was $6,943,183. We calculated this amount by annualizing Ms. Burzik’s total compensation for the period from September 11, 2023 through December 31, 2023 when she served as Interim Chief Executive Officer. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $78,604. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for fiscal year 2023 was 88 to 1.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company is required to disclose in its proxy statement information that shows the relationship between “Compensation Actually Paid” as defined in Item 402(v) of Regulation S-K and the financial performance of the Company. The following table provides compensation, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “Compensation Actually Paid”, as computed in accordance with SEC rules, for our principal executive officer (“PEO”), who we have identified as Jon C. Serbousek, who served in the role of President and Chief Executive Officer for each of the years presented below through January 5, 2023 (PEO 1), Keith C. Valentine (PEO 2), our CEO from January 5, 2023 through September 11, 2023, Catherine Burzik (PEO 3), our Interim CEO beginning on September 11, 2023, and our other named executive officers for each of the years presented below other than the PEO (such other named executive officers, the “Non-PEO NEOs”). In accordance with SEC rules, the table also provides information on our cumulative TSR, the cumulative TSR of a peer group, Net Income, and a Company-Selected Measure, Company-wide net sales.

“Compensation Actually Paid” does not necessarily reflect the target value of compensation as approved by our Compensation and Talent Development Committee or the value of compensation actually earned, realized, or received by the Company’s NEOs. The Compensation and Talent Development Committee did not consider the “Compensation Actually Paid” in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO 1¹ ($)	Summary Compensation Table Total for PEO 2¹ ($)	Summary Compensation Table Total for PEO 3¹ ($)	Compensation Actually Paid to PEO 1¹˒²˒³ ($)	Compensation Actually Paid to PEO 2¹˒²˒³ ($)	Compensation Actually Paid to PEO 3¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on: [4]		Net Income ($ Millions)	Company-Wide Net Sales⁵ ($ Millions)
									TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	15,628,123	6,484,267	2,615,890	2,339,023	-1,199,925	2,578,673	2,275,647	521,034	29.19	130.16	-151.4	746.64
2022	6,316,051	—	—	5,003,168	—	—	2,133,026	1,363,185	44.46	120.91	-19.75	460.71
2021	5,340,865	—	—	723,446	—	—	1,791,220	673,740	67.32	169.55	-38.38	464.48
2020	5,337,861	—	—	6,764,143	—	—	1,502,685	1,451,284	93.07	145.89	2.52	406.56

(1) Jon C. Serbousek (PEO 1) was our CEO for each year presented until January 5, 2023. Keith C. Valentine (PEO 2) was our CEO from January 5, 2023 through September 11, 2023. Catherine Burzik (PEO 3) became our Interim CEO beginning on September 11, 2023. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023
Douglas C. Rice	Douglas C. Rice	Douglas C. Rice	Geoffrey C. Gillespie
Kimberley A. Elting	Kimberley A. Elting	Kimberley A. Elting	Kimberley A. Elting
Kevin J. Kenny	Kevin J. Kenny	Kevin J. Kenny	Kevin J. Kenny
Paul W. Gonsalves	Paul W. Gonsalves	Paul W. Gonsalves	John Bostjancic
Davide Bianchi			Douglas C. Rice
Puja Leekha
Patrick L. Keran

(2) The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (3) below.

(3) “Compensation Actually Paid” reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO 1	Exclusion of Stock Awards and Option Awards for PEO 1	Inclusion of Equity Values for PEO 1	Compensation Actually Paid to PEO 1
	($)	($)	($)	($)
2023	15,628,123	(11,442,550)	(1,846,550)	2,339,023

Year	Summary Compensation Table Total for PEO 2	Exclusion of Stock Awards and Option Awards for PEO 2	Inclusion of Equity Values for PEO 2	Compensation Actually Paid to PEO 2
	($)	($)	($)	($)
2023	6,484,267	(5,873,274)	(1,810,918)	(1,199,925)

Year	Summary Compensation Table Total for PEO 3	Exclusion of Stock Awards and Option Awards for PEO 3	Inclusion of Equity Values for PEO 3	Compensation Actually Paid to PEO 3
	($)	($)	($)	($)
2023	2,615,890	(1,870,633)	1,833,416	2,578,673

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)
2023	2,275,647	(1,740,265)	(14,348)	521,034

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 1	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 1	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO 1	Total - Inclusion of Equity Values for PEO 1
	($)	($)	($)	($)	($)	($)	($)
2023	—	—	—	(1,846,550)	—	—	(1,846,550)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 2	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 2	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 2	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 2	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 2	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO 2	Total - Inclusion of Equity Values for PEO 2
	($)	($)	($)	($)	($)	($)	($)
2023	—	—	—	(16,017)	(1,794,901)	—	(1,810,918)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 3	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 3	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 3	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 3	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 3	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO 3	Total - Inclusion of Equity Values for PEO 3
	($)	($)	($)	($)	($)	($)	($)
2023	1,868,584	(25,068)	—	(10,100)	—	—	1,833,416

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
	($)	($)	($)	($)	($)	($)	($)
2023	443,524	(269,062)	—	(57,138)	(131,672)	—	(14,348)

(4) The Peer Group TSR set forth in this table utilizes the NASDAQ Stocks Surgical, Medical and Dental Instruments Index (“Peer Group”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the years ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Peer Group, respectively. All dollar values assume reinvestment of dividends paid by companies, where applicable, included in the Peer Group. Historical stock performance is not necessarily indicative of future stock performance.

(5) We determined Company-Wide Net Sales to be the most important financial performance measure used to link Company performance to “Compensation Actually Paid” to our NEOs in 2023. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures

The following table lists on an unranked basis the financial performance measures that, in the Company’s assessment represent the most important performance measures used to link “Compensation Actually Paid”
for our NEOs to Company performance for 2023:

Most Important Financial Metrics to Link Compensation to Performance:
CEO and CFO	Other NEOs
Company-Wide Net Sales	Company-Wide Net Sales
Adjusted EBITDA	Adjusted EBITDA
Relative TSR	Relative TSR
Reporting Segment Net Sales

As discussed previously, the Committee’s compensation philosophy is to fairly and appropriately compensate executive officers with an emphasis on providing incentives that balance our short-term and long-term objectives. The achievement of short-term financial performance goals is rewarded through annual cash incentive payouts, while grants of performance stock units and time-based vesting restricted stock units encourage executive officers to focus on achieving longer-term goals and sustained increases in shareholder value. For additional information regarding our pay for performance philosophy, please see the Compensation Discussion & Analysis beginning on page 27.

Relationship between “Compensation Actually Paid” and Performance

The following graph shows the relationship of the average of the “Compensation Actually Paid” to our PEOs and the average of the “Compensation Actually Paid” to our Non-PEO NEOs to our net income.

The following graph shows the relationship of the average of the “Compensation Actually Paid” to our PEO and the average of “Compensation Actually Paid” to our Non-PEO NEOs to the TSR performance of our common stock and the TSR performance of the Peer Group. The TSR performance amounts in the graph assume that $100 was invested beginning on December 31, 2019 and that all distributions or dividends were reinvested, where applicable.

The following graph shows the relationship of “Compensation Actually Paid” to our PEO and the average of “Compensation Actually Paid” to our Non-PEO NEOs to Company-Wide Net Sales.

DIRECTOR COMPENSATION

Directors are elected each year at the annual meeting of shareholders, which is usually held in June. Other director appointments occur from time to time as determined by the Board, for instance, in the event of vacancies on the Board resulting from a director’s death, resignation or retirement.

Employee directors are not provided any additional compensation for their service as a director.

Non-Employee Director Compensation Program and Guiding Principles

We compensate our non-employee directors in accordance with the Company’s Director Compensation Guiding Principles. Our compensation program for our non-employee directors is designed to appropriately compensate outside directors for their diverse expertise and time commitment required to serve as a director of a complex and highly regulated global company. The Compensation and Talent Development Committee is responsible for overseeing our non-employee director compensation program. The Compensation and Talent Development Committee’s goal for such oversight is to maintain a program that:

•
attracts and retains directors with the skills needed to guide the Company in achieving its goals
•
is competitive with the compensation program provided to directors at other similarly situated medical device companies
•
directly aligns the interests of the Company’s directors with the interests of its shareholders

Unless determined otherwise by the Board of Directors, our non-employee director compensation program each year will consist of an annual cash retainer and annual equity awards, as well as customary and usual expense reimbursement in attending company meetings or attending director training. The Compensation and Talent Development Committee reviews the competitiveness of our non-employee director compensation relative to the same peer group used to review executive officer compensation levels. In addition, all directors have entered into a customary indemnification agreement with the Company. They are also offered an opportunity to participate in the SPP.

Cash Retainers

Each non-employee director receives the same base cash retainer amount, but additional cash retainer amounts are paid to the Chair of the Board and the Chair of the Audit and Finance Committee. In 2023, non-employee directors (other than the Chair of the Board and Chair of the Audit and Finance Committee) were paid an aggregate annual cash retainer of $75,000 for service as a director and member of any committees of the Board on which such director sits. In addition, the Chair of the Audit and Finance Committee received an additional retainer of $15,000. The Chair of the Board is typically paid an aggregate annual retainer of $150,000 for service in this role; however, in 2023, Ms. Burzik did not receive a cash retainer for the period she served as interim Chief Executive Officer.

Long-Term Incentive Compensation

We provide non-employee directors long-term incentive compensation under our 2012 LTIP to closely align directors with shareholder interests. Currently, we pay non-employee directors long-term incentive compensation in two forms:

•
an initial grant of stock options vesting over four years, with a grant date fair market value of approximately $300,000, awarded to each new non-employee director upon such director joining the Board; and
•
an annual grant of one-year time-vesting deferred stock units, with a grant date fair market value of approximately $195,000 (with an additional amount provided to the Chair of the Board), which deferred stock units are not settled until the applicable director ceases service as a director.

As a result of the deferred delivery feature of the annual grant, directors are not able to sell these awards or the shares of common stock underlying them, even if vested, while they serve as a director.

Director Compensation Table

The following table provides information regarding the 2023 compensation of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards (Number of Shares Granted)(1)		Grant Date Fair Value of Restricted Stock Awards ($)(2)	Option Awards(1)		Grant Date Fair Value of Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Current Directors:
Catherine M. Burzik	139,538	17,943	(5)	370,630	-		-	-	510,168
Alan L. Bazaar	-	-		-	47,652	(8)	300,000	-	300,000
Wayne Burris(3)	39,695	10,163	(6)	200,008	47,652	(8)	300,000	-	539,703
Stuart M. Essig, Ph.D.	55,417	14,354	(7)	299,999	-		-	-	355,416
Michael M. Finegan	-	-		-	47,652	(8)	300,000	-	300,000
Jason M. Hannon	76,250	14,354	(7)	299,999	-		-	-	376,249
John B. Henneman, III	55,417	14,354	(7)	299,999	-			-	355,416
James F. Hinrichs	88,750	14,354	(7)	299,999	-		-	-	388,749
Charles R. Kummeth	-	-		-	47,652	(8)	300,000	-	300,000
Shweta Singh Maniar	55,417	14,354	(7)	299,999	-		-	-	355,416
Michael E. Paolucci	76,250	14,354	(7)	299,999	-		-	-	376,249
Former Directors:
Lilly Marks(3)	21,111	-			-		-	-	21,111
John E. Sicard(3)	18,472	-			-		-	-	18,472
Keith C. Valentine(4)	4,484	-		-	-		-	-	4,484
Thomas A. West(3)	18,472	-			-		-	-	18,472

(1) This column shows the number of shares subject to deferred stock units granted during 2023.

(2) Amounts shown reflect the grant date fair value of equity awards, as computed in accordance with ASC 718.

(3) Mr. Burris, Ms. Marks, Mr. Sicard, and Mr. West resigned from the Board on January 5, 2023, effective upon and in connection with the consummation of the merger with SeaSpine, and the vesting of all their equity awards was accelerated in connection therewith. Mr. Burris was reelected to the Board on June 19, 2023.

(4) Mr. Valentine was compensated as a non-employee director for the period between his termination as an employee on September 12, 2023 and his resignation from the Board on October 4, 2023.

(5) Represents a grant of 14,354 deferred stock units on the effective date of the Merger, and an annual grant of 3,589 deferred stock units, each subject to vesting on the earlier of June 30, 2024 or the date of the Annual Meeting.

(6) Represents an annual grant of deferred stock units subject to vesting on the earlier of June 30, 2024 or the date of the Annual Meeting.

(7) Represents a grant of deferred stock units on the effective date of the Merger subject to vesting on the earlier of June 30, 2024 or the date of the Annual Meeting.

(8) Represents a grant of stock options which vest in 25% increments on the first, second, third and fourth anniversaries of the grant date, December 18, 2023.

The following table shows the number of shares of common stock subject to (1) outstanding and unexercised stock options and (2) outstanding deferred stock units held by each of the non-employee directors serving during 2023 as of December 31, 2023.

Director	Number of Shares Subject to Outstanding Stock Options as of 12/31/23	Number of Shares Subject to Outstanding Deferred Stock Units as of 12/31/23
Catherine M. Burzik	21,361	32,763
Alan L. Bazaar	47,652	-
Wayne Burris	47,652	10,163
Stuart M. Essig, Ph.D.	54,199	14,354
Michael M. Finegan	47,652	-
Jason M. Hannon	24,701	29,638
John B. Henneman, III	31,778	14,354
James F. Hinrichs	30,000	39,548
Charles R. Kummeth	47,652	-
Shweta Singh Maniar	-	14,354
Lilly Marks	30,000	-
Michael E. Paolucci	30,000	39,548
John E. Sicard	30,000	-
Keith C. Valentine	-	-
Thomas A. West	29,450	-

c

EQUITY COMPENSATION PLAN INFORMATION

Our primary equity compensation plan is our 2012 Long Term Incentive Plan, as amended, which was approved by our shareholders in 2012. All named executive officers and directors are also eligible at their discretion to acquire shares of common stock pursuant to our SPP. Each of these plans have been approved by our shareholders. In limited cases, we have also made inducement grants of stock options and restricted stock awards to new employees in reliance on the Nasdaq exception to shareholder approval for such grants. For more information on our equity compensation plans, see “—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity-Based Incentives” beginning on page 35.

The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Rights (#) (a)		Weighted- Average Exercise Price of Outstanding Options and Rights ($)(3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	3,236,613	(1)	$27.80	3,775,036	(4)
Equity Compensation Plans Not Approved by Security Holders	2,036,579	(2)	$33.52	1,412,250	(5)
Total	5,273,192		$30.64	5,187,286

(1) Consists of 1,619,966 shares issuable upon the exercise of stock options, 1,514,801 shares issuable pursuant to outstanding RSUs, 94,244 shares issuable pursuant to outstanding deferred stock units, and 7,602 shares issuable pursuant to outstanding PSUs, in each case, as of December 31, 2023. Shares issuable pursuant to outstanding PSUs are shown in the table based on the assumption that all applicable performance targets will be achieved at target levels. All awards were granted pursuant to the 2012 LTIP.

(2) Consists of 1,240,995 and 226,912 shares issuable upon the exercise of stock options and pursuant to outstanding RSUs, respectively, under the equity compensation plans assumed under the Merger with SeaSpine; 311,717 and 206,244 shares issuable upon the exercise of stock options and pursuant to outstanding RSUs, respectively, under the SeaSpine Inducement Plan; and 50,711 shares issuable pursuant to an inducement grant stock option granted in 2019 to Mr. Serbousek, in each case, in reliance on the Nasdaq exception to shareholder approval for equity grants to new hires.

(3) The weighted-average exercise price in this column only relates to the exercise price of stock options (RSUs, deferred stock units, and PSUs have no exercise price).

(4) Consists of 762,228 shares available for issuance under the SPP and 3,012,808 shares available for future award grants under the 2012 LTIP (which assumes that outstanding PSUs are achieved at target levels), in each case, as of December 31, 2023.

(5) Consists of 1,412,250 shares available for future award grants under the equity compensation plans assumed under the Merger with SeaSpine (which assumes that outstanding PSUs are achieved at target levels), in each case, as of December 31, 2023.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that the Board shall consist of not less than six and no more than fifteen directors, the exact number to be determined from time to time by resolution of the Board. We have nominated nine of our current directors, Mr. Calafiore, Mr. Bazaar, Mr. Burris, Mr. Finegan, Mr. Hannon, Mr. Henneman, Mr. Kummeth, Ms. Maniar, and Mr. Paolucci to stand for election at the Annual Meeting for a one-year term expiring at the 2025 annual meeting of shareholders and/or until their successors have been elected. Each of Mr. Bazaar, Mr. Finegan, and Mr. Kummeth were appointed to the Board in December 2023 in connection with the Cooperation Agreement with Engine Capital. Mr. Calafiore was appointed to the Board in January 2024 in connection with his appointment as President and Chief Executive Officer.

Our director nominees are listed in the table below. The committee composition reflected in the table below represents committee composition as of the date of this proxy statement. Three currently serving directors, Catherine M. Burzik (current Chair of the Board), Stuart M. Essig, Ph.D. and James F. Hinrichs, are not standing for re-election at the Annual Meeting, and the size of the Board is being reduced from 12 to 9 seats as of the date of the Annual Meeting. The Board expects to elect a new Chair of the Board, as well as Chairs of each Standing Committee of the Board, immediately following the occurrence of the Annual Meeting.

Name	Age	Director Since	Independent	Audit & Finance Committee	Compensation and Talent Development Committee	Compliance & Ethics Committee	Nominating, Governance & Sustainability Committee
Alan L. Bazaar	54	2023	✓	✓	✓
Wayne Burris	69	2021(1)	✓	✓			✓
Massimo Calafiore	52	2024
Michael M. Finegan	60	2023	✓			✓
Jason M. Hannon	52	2020	✓	✓		✓
John B. Henneman, III	62	2023(2)	✓				✓
Charles R. Kummeth	63	2023	✓		✓		✓
Shweta Singh Maniar	40	2023(4)	✓			✓
Michael E. Paolucci	64	2016	✓		✓		✓

(1) Mr. Burris served as a director from September 2021 until the consummation of the Company’s merger with SeaSpine on January 5, 2023, and rejoined as a director on June 19, 2023 upon his election at the 2023 annual meeting of shareholders.

(2) Mr. Henneman was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Mr. Henneman had served on SeaSpine’s Board of Directors since July 2015.

(3) Ms. Maniar was appointed as a director as of January 5, 2023 in connection with the consummation of the Company’s merger with SeaSpine. Prior to such merger, Ms. Maniar had served on SeaSpine’s Board of Directors since April 2021.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out their term, the Board may fill the vacancy until the next annual meeting of shareholders or reduce the number of directors on the Board.

Director Diversity and Qualifications

The following graphics highlight the diversity and qualifications of our director nominees, both individually and in the aggregate.

The following diversity matrix for current directors is provided in accordance with applicable Nasdaq rules:

Board Diversity Matrix
	As of April 29, 2024				As of April 17, 2023
Total Number of Directors	12				9
	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	10	–	–	2	7	–	–
Part II: Demographic Background
African American or Black	–	1	–	–	–	1	–	–
Alaskan Native or Native American	–	–	–	–	–	–	–	–
Asian	1	–	–	–	1	–	–	–
Hispanic or Latinx	–	–	–	–	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–	–	–	–	–
White	1	9	–	–	1	7	–	–
Two or More Races or Ethnicities	–	–	–	–	–	–	–	–
LGBTQ+	–				–
Did Not Disclose Demographic Background	–				–

The following sets forth certain biographical information for each of our current directors and our director nominees.

Catherine Burzik	Current Chair of the Board (Not Standing for Election at the Annual Meeting — Board Membership Ending as of the Annual Meeting)

Catherine Burzik serves as Chair of the Board. She was re-appointed as Chair of the Board in June 2023. Previously Ms. Burzik served as the Company's Chair of the Board from 2021-2022 before assuming the position of Lead Independent Director of the combined board that was formed from the merger of SeaSpine and Orthofix. Prior to this, she was President and Chief Executive Officer of Kinetic Concepts, Inc., a global medical device company, from 2006 until the company’s sale in 2011. Prior to that, Ms. Burzik served as President of Applied Biosystems Group and held senior executive positions at Eastman Kodak and Johnson & Johnson, including Chief Executive Officer and President of Kodak Health Imaging Systems and President of Ortho-Clinical Diagnostics, Inc., a Johnson & Johnson company. In 2019, Ms. Burzik received the AdvaMed Lifetime Achievement Award that honors accomplishments of pioneers in the medical technology industry whose contributions have had a significant impact on patients’ lives and the industry as an essential part of America’s economy. Currently Ms. Burzik is a member of the Board of Directors of Becton, Dickinson and Company, where she Chairs the Quality and Regulatory Compliance Committee and serves on the Corporate Governance and Nominating Committee. Ms. Burzik is also a member of the Board of Directors of Haemonetics Corporation where she Chairs the Technology Committee and serves on the Audit Committee. Additionally, she serves as Chairman Emeritus of StemBioSys, Inc. and Chairman Emeritus of the American College of Wound Healing and Tissue Repair. Ms. Burzik previously served on the Board of Directors for the San Antonio Branch of the Dallas Federal Reserve Board, Allscripts, Inc., Bausch & Lomb, Cordis Corporation and AdvaMed.

The Board believes that Ms. Burzik brings strong strategic, product development and leadership expertise to the Board, together with extensive knowledge of the global healthcare field, based on her long career as a seasoned executive leading major medical device, diagnostic, diagnostic imaging and life sciences businesses.

Massimo Calafiore	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Calafiore was appointed President and Chief Executive Officer and as a member of the Board of Directors on January 8, 2024, and effective January 10, 2024, he became the Interim President of Global Spine. Prior to joining the Company, Mr. Calafiore served since September 2022 as Chief Executive Officer of LimaCorporate S.p.A., a global orthopedics company focused on restoring motion through digital innovation and customized hardware, until its acquisition by Enovis Corporation in January 2024. Previously, he served from September 2021 through August 2022 as Executive Vice President and Chief Commercial Officer of NuVasive,

Inc., where he oversaw product marketing, commercial and commercial enablement functions, as well as NuVasive’s specialized orthopedics and clinical services. From October 2020 through August 2021, he served as NuVasive’s Executive Vice President, Global Business Units, where he was responsible for NuVasive’s product and services organization, including Spine, NuVasive Specialized Orthopedics (NSO) and NuVasive Clinical Services, and commercial enablement such as clinical professional development and global marketing. From 2017 until October 2020 he held various other leadership roles at NuVasive with increasing levels of responsibility, serving as Senior Vice President, Spine Business Unit, from January 2020 to October 2020, Senior Vice President, Global Implant Systems and General Manager of NSO, from February 2019 to December 2019, and Senior Vice President, General Manager of NSO from August 2017 to February 2019.Before his executive service at NuVasive, he spent more than 15 years supporting and leading the U.S. business for Waldemar Link, a leader in the orthopedics and medical device industry. Mr. Calafiore holds an M.Sc. in Mechanical Engineering from the University of Catania and an MBA from New York University.

The Board believes that Mr. Calafiore's extensive experience as an executive officer of multiple public and private companies in our industry adds value to the Board.

Alan L. Bazaar	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Bazaar joined the Orthofix Board in December 2023. He is currently the CEO of wealth management firm Hollow Brook Wealth Management LLC. Prior to Hollow Brook, Mr. Bazaar spent more than a decade with private investment firm Richard L. Scott Investments, LLC, where he served as Managing Director and Portfolio Manager as well as a co-manager of the public equity portfolio, responsible for all aspects of the investment decision-making process. Earlier in his career, Mr. Bazaar worked at Arthur Andersen LLP. Previously, Mr. Bazaar served on the Board of Directors of Wireless Telecom Group, Inc., a test and measurement solutions provider; PDL BioPharma, a company engaged in development of innovative therapeutics and healthcare technologies; Hudson Global, Inc., a total talent solutions provider; Sparton Corporation, a provider of electromechanical devices; LoJack Corporation, a provider of stolen vehicle recovery and IoT connected car systems; Media Sciences, Inc., a manufacturer and distributor of business color printer supplies and industrial ink applications; NTS, Inc., an independent provider of environmental simulation testing, inspection, and certification services; and Airco Industries, Inc., a privately held manufacturer of aerospace products. Mr. Bazaar received a BA in history from Bucknell University and an MBA from the Stern School of Business at New York University. He is a Certified Public Accountant (inactive).

The Board believes Mr. Bazaar’s experience in business and finance, as well as his past service on several boards of companies in a wide variety of industries brings value to the Board.

Wayne Burris	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Burris was re-elected to the Orthofix Board of Directors and appointed to the Audit and Finance and Compliance and Ethics Committees in June 2023. He previously served as a member of our Board and on our Audit and Finance Committee from September 2021 until the consummation of the Company’s merger with SeaSpine in January 2023. He also served on our Compensation and Talent Development Committee from June 2022 until January 2023. Mr. Burris was the Senior Vice President and Chief Financial Officer at Roche Diagnostics Corporation (“Roche”) from 1996 through his retirement in July 2019. He was a member of the Global Roche Diagnostics Finance Executive Committee where he was recognized as one of their top senior leaders. Mr. Burris serves on the Board of Directors of Accelerate Diagnostics, where he chairs the Audit Committee. In addition to his service as Senior Vice President and CFO at Roche, Mr. Burris held various roles of increasing responsibility, including as the head of global finance for the diabetes care business, where he provided financial oversight for all aspects of the business including sales and marketing, research and development, operations, regulatory and quality. In his roles at Roche, he provided strategic and business development guidance broadly across the Roche organization. Before joining Roche, Mr. Burris was a senior manager for Price Waterhouse LLP. Mr. Burris is a Certified Public Accountant and has a Bachelor of Science in Accounting and Finance from Butler University. He has been instrumental in expanding and cultivating the State of Indiana Lifesciences environment while serving within numerous community organizations, including being a founding board member of the Indiana Biosciences Research Institute and on the Board of Directors and Executive Committee for BioCrossroads.

The Board believes that Mr. Burris' extensive experience in finance and accounting as well as his industry experience brings valuable experience to the Board.

Stuart M. Essig, Ph.D.	Current Director (Not Standing for Election at the Annual Meeting — Board Membership Ending as of the Annual Meeting)

Dr. Essig is currently Executive Chair of the Board of Directors of Integra LifeSciences Holdings Corporation (“Integra”), a position he has held since January 2012, having served on the Integra Board of Directors since December 1997. In February 2024, Dr. Essig became Integra’s Executive Chairman in connection with its search for a new President and Chief Executive Officer. He also served as Integra’s Chief Executive Officer from 1997 until 2012. Dr. Essig also currently serves as Managing Director of Prettybrook Partners LLC, which he cofounded in 2012. Before joining Integra, Dr. Essig was Managing Director of the medical technology practice at Goldman, Sachs & Co. Dr. Essig had broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical, and biotechnology clients. Dr. Essig has chaired audit, compensation, finance and nominating and governance committees, served as lead director, and participated in CEO succession processes on the boards of numerous public companies, ranging in size from several hundred million dollars to over $30 billion in levered market capitalization. Dr. Essig currently serves on the Board of Directors of Idexx Laboratories, Availity, Mission Bio and Breg, Inc. He is a Venture Partner at Wellington Partners Advisory AG, a venture capital firm. He also serves as a Senior Advisor to TowerBrook Capital Partners. He serves on the Leadership Counsel of the Princeton University School of Engineering and Applied Sciences. Dr. Essig previously served on the Board of St. Jude Medical Corporation from 1999 to 2017, prior to its sale to Abbott Corporation. From 2013 until August 2019, he served on the Board of Directors of Owens and Minor, Inc.; from March 2005 until August 2008, he served on the Board of Directors of Zimmer Holdings, Inc.; and from 1998 to 2002, he served on the Board of Directors of Vital Signs, Inc. Dr. Essig has also served on the Executive Committee, Nominating and Governance Committee and as Treasurer of AdvaMed, the Advanced Medical Technology Association. Dr. Essig is also involved in several nonprofit charitable organizations, including serving on their boards. Dr. Essig received an A.B. degree and graduated with magna cum laude and Phi Beta Kappa honors from the School of Public and International Affairs at Princeton University. Dr. Essig completed his M.B.A. and Ph.D. degrees in Financial Economics from the University of Chicago, Graduate School of Business.

The Board believes that Dr. Essig's extensive experience as a member of boards of directors of several private and public companies and his expertise in company-building in our industry adds value to the Board.

Michael M. Finegan	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Finegan was named to the Orthofix Board in December 2023. Since May 2022, he has served as the CEO of Acera Surgical, a bioscience company developing and commercializing a portfolio of fully engineered materials for regenerative medicine. Prior to joining Acera Surgical, Mr. Finegan spent 14 years at Orthofix between 2006 and July 2020, where he served in roles of increasing responsibility, including seven years as Chief Strategy Officer. Among his accomplishments at Orthofix, Mr. Finegan created and led the biologics business. Before his tenure at Orthofix, Mr. Finegan served more than 16 years in a variety of roles at Boston Scientific, including as Vice President of Corporate Sales and as Vice President of National Accounts. Mr. Finegan received a BA in economics from Wake Forest University.

The Board believes Mr. Finegan’s extensive understanding of the Company’s business and history, as well as his deep industry experience brings value to the Board.
Jason M. Hannon	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Hannon has served on the Board since June 2020. A seasoned medical device executive, since September 2017 he has served as President and Chief Executive Officer of Mainstay Medical International plc, a global company headquartered in Ireland that has developed and commercialized the first restorative neurostimulation treatment for chronic back pain. Mr. Hannon previously served as President and Chief Operating Officer of NuVasive, Inc. Over the course of 12 years at NuVasive, Inc., he held various roles, including Executive Vice President, International; Executive Vice President, Corporate Development; and General Counsel. Mr. Hannon has a J.D. degree from Stanford University Law School and a B.A. degree from the University of California, Berkeley.

The Board believes that Mr. Hannon’s experience leading medical device companies brings valuable industry experience to the Board.

John B. Henneman, III	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Henneman served on the Board of Directors of SeaSpine since July 2015. Mr. Henneman has more than 25 years of combined financial and operational management experience in the life sciences industry. Mr. Henneman served as Executive Vice President and Chief Financial Officer of NewLink Genetics Corporation from October 2014 to July 2018, and as its Chief Administrative Officer from July 2018 to November 2018. Prior to joining NewLink Genetics, Mr. Henneman served at Integra LifeSciences Holdings in various capacities between 1998 and 2014. Before becoming Integra's Chief Financial Officer in 2007, Mr. Henneman served Integra as General Counsel and Chief Administrative Officer,

responsible at various times for Integra's business development, regulatory affairs, quality systems, clinical affairs, human resources, information systems, and legal affairs functions and the management of Integra's surgical instruments business. Mr. Henneman also serves on the Board of Directors of R1 RCM, Inc., a public company providing revenue cycle management services to hospitals and physicians; Aprea Therapeutics, Inc., a public biotechnology company; Anika Therapeutics, Inc., a public medical device company focused on joint preservation and health; and Alafair Biosciences, Inc., a privately held medical device company. Mr. Henneman received an A.B. in Politics from Princeton University and a J.D. from the University of Michigan Law School.

The Board believes that Mr. Henneman's senior management experience, his service on other boards of directors, and his extensive experience in the areas of finance, financial accounting, legal affairs, business transactions, and mergers and acquisitions brings value to the Board.

James F. Hinrichs	Current Director (Not Standing for Election at the Annual Meeting — Board Membership Ending as of the Annual Meeting)

Mr. Hinrichs was appointed to the Board in April 2014. Mr. Hinrichs is currently Co-Founder of Atmas Health. From 2018 to 2019, he served as Chief Financial Officer of Cibus, a privately held agricultural biotech company. Prior to this, Mr. Hinrichs served as Executive Vice President and Chief Financial Officer of Alere Inc, a publicly traded diagnostic company, preceding its sale to Abbott Labs. From December 2010 through March 2015, he served as Chief Financial Officer of CareFusion Corporation, prior to its sale to Becton Dickinson. Mr. Hinrichs previously served as CareFusion's Senior Vice President, Global Customer Support, and as its Senior Vice President, Controller. Prior to joining CareFusion when it was spun off from Cardinal Health, Inc., he worked at Cardinal Health in various positions including Executive Vice President and Corporate Controller of Cardinal Health, and as Executive Vice President and Chief Financial Officer of its Healthcare Supply Chain Services segment. Mr. Hinrichs joined Cardinal Health following more than a decade of finance and marketing roles at Merck & Co. He holds undergraduate and graduate degrees in business from Carnegie Mellon University. Mr. Hinrichs serves as a director of Integer Holdings Corporation and Outset Medical. He also serves as a director of several privately held companies.

The Board believes that Mr. Hinrichs’ financial and accounting experience gained through his professional career, including his experience as a public company chief financial officer, provide value to the Board.

Charles Kummeth	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Kummeth joined the Board in December 2023. He is currently a Senior Advisor at of Bio-Techne Corporation, a leading developer and manufacturer of high-quality purified proteins, antibodies, immunoassays, and instruments for biomedical researchers and clinical research laboratories, after previously serving as Bio-Techne's Chief Executive Officer from 2013 until February 2024. Previously, Mr. Kummeth was at Thermo Fisher Scientific Inc. as President of Mass Spectrometry and Chromatography and President of the Laboratory Consumables Division. Prior to Thermo Fisher Scientific, he served in various roles during his 24-year career at 3M Corporation, most recently as the Vice President of the company's Medical Division. Mr. Kummeth serves on the boards of Bio-Techne; Gentherm, a developer of thermal management technologies; and PerkinElmer, a market of instrumentation, consumables and Software servicing the analytical needs of the food and environmental markets, a private company owned by New Mountain Capital, a New York based private equity firm. Mr. Kummeth received a BS in Electrical Engineering from the University of North Dakota, and MS in Computer Science from the University of St. Thomas and an MBS from the Carlson School of Business at the University of Minnesota.

The Board believes Mr. Kummeth’s experience in the Life Sciences industry and his service as a director on multiple boards brings value to the Board.

Shweta Singh Maniar	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Ms. Maniar served on the Board of Directors of SeaSpine since April 2021. Since July 2018, Ms. Maniar has served as Google's Global Leader, Healthcare and Life Sciences Solutions and Strategy, Google Cloud, focused on BioPharma and Biotechnology. Google is a multinational technology company that specializes in Internet-related services and products, where she leads vision, strategy, and execution of Google Cloud’s industry strategy and go-to-market model. Prior to joining Google, from November 2013 to June 2018, Ms. Maniar worked in various capacities at Genentech, where she led market growth strategies relevant to technology accelerators for therapies and diagnostics. Before Genentech, from February 2012 to July 2013, Ms. Maniar served as Director for the Center of Minimally Invasive Therapeutics at Summa Health. Ms. Maniar currently serves on the Board of Directors of RxSight and on the Scientific Advisory Board of The Allen Institute. Earlier in her career, Ms. Maniar spent several years working in a research capacity at the Cleveland Clinic and the Austen BioInnovation Institute in Akron where she was primarily focused on medical devices and minimally invasive therapeutics. Ms. Maniar received a B.A. in Economics from the University of California, San Diego.

The Board believes that Ms. Maniar's thought leadership in areas of strategic focus for the company, such as enabling technologies and data analytics, adds value to the Board.

Michael E. Paolucci	Current Director (Nominated to Stand for Election as Director at the Annual Meeting)

Mr. Paolucci was named to the Orthofix Board of Directors and appointed to the Compensation Committee in March 2016. A seasoned Human Resource (HR) executive, he has more than 20 years of global experience working directly with Boards of Directors and C-level executives to improve organizational capabilities and HR programs that result in sustained improvements in business performance. Mr. Paolucci served as the Executive Vice President, Chief People Officer for Mirati Therapeutics, a commercial stage oncology biotech company focused on finding and delivering meaningful targeted oncology solutions for genetic and immunological drivers of cancer, from 2022 until January 2024 when it was acquired by Bristol Meyers Squibb. From 2021 until March of 2022, Mr. Paolucci served as Executive Vice President, Chief Human Resources Officer for Arena Pharmaceuticals until its acquisition by Pfizer. Prior to that, Mr. Paolucci served as Vice President and Chief Human Resources Officer for Halozyme Therapeutics Inc., a late-stage oncology and biopharmaceutical company. Prior to Halozyme, Mr. Paolucci served as Executive Vice President and Chief Human Resource Officer for CareFusion. Additionally, Mr. Paolucci served as Executive Vice President of Human Resources at NuVasive and spent five years at Life Technologies. Previously, he was head of Human Resources for the services division of Hewlett Packard and served in several leadership roles with EDS, which was acquired by Hewlett Packard. Prior to HP/EDS, Mr. Paolucci was a partner with the HR consulting firm Towers Perrin. Mr. Paolucci is a graduate of The Ohio State University.

The Board believes that Mr. Paolucci’s extensive experience as a human resources executive and relevant knowledge and understanding of public company compensation issues brings unique and valuable insight to the Board.

The Board unanimously recommends that you vote “FOR” the election of each of the director nominees identified above.

PROPOSAL 2: ADVISORY AND NON-BINDING VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this proxy statement. This advisory and non-binding vote, commonly referred to as “say-on-pay,” is not intended to address any specific item of compensation, but instead relates to the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under headings “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” “Option Exercises and Stock Vested” and “Potential Payments upon Termination or Change in Control.” These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. Because our Board views the advisory vote as a good corporate governance practice, and because a majority of our shareholders have expressed a preference for an annual advisory vote, we hold a say-on-pay vote on an annual basis. At last year's annual meeting of shareholders, 95% of the votes cast were “FOR” the say-on-pay proposal, which we believe supports our “pay-for-performance” approach to executive compensation. The Compensation and Talent Development Committee evaluated the voting results of last year's say-on-pay vote in June 2023.

The Compensation and Talent Development Committee believes that the voting results over the course of the last several years (which reflects 90% or greater approval rate on the say-on-pay vote at each of the Company’s last eight annual meetings of shareholders) affirm our shareholders’ overall support of our approach to executive compensation, including continuing efforts by the Compensation and Talent Development Committee during that time to evolve the Company’s compensation programs towards policies viewed by institutional and other shareholders as aligning executive compensation with the interests of shareholders and good corporate governance. In addition to evaluating and responding to the input of shareholders, the Compensation and Talent Development Committee considered many other factors in evaluating and setting the Company’s executive compensation programs, including the Compensation and Talent Development Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, periodic analysis of our programs by our compensation consultant, and annual review of data versus a comparator group of peer companies, each of which is considered in the context of the Compensation and Talent Development Committee members’ fiduciary duty to act as they determine to be in our shareholders’ best interests. Each of these factors informed the Compensation and Talent Development Committee’s decisions regarding named executive officers’ compensation for 2023. The Compensation and Talent Development Committee will continue to consider feedback from shareholders, including the outcome of our say-on-pay votes, when making future compensation decisions for our named executive officers.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program properly links executive compensation to company performance and aligns the interests of our executive officers with those of our shareholders.

Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this proxy statement in the Compensation Discussion and Analysis and in the narrative and tabular disclosure under the headings “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” “Option Exercises and Stock
Vested” and “Potential Payments upon Termination or Change in Control.”

Although this vote is advisory and is not binding on the Company, the Compensation and Talent Development Committee will take into account the results of the vote when considering future executive compensation decisions.

The Board unanimously recommends you vote “FOR” this proposal.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF EY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

We are asking you to ratify the Audit and Finance Committee’s appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2024. EY has served as our independent registered public accounting firm since 2002. EY has unrestricted access to the Audit and Finance Committee to discuss audit findings and other financial matters.

Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from shareholders. The work performed by EY during 2023 and 2022 and related fee information is described below.

Although shareholder ratification of the Audit and Finance Committee’s appointment of EY is not required, the appointment of EY is being submitted for ratification as a matter of good corporate practice with a view towards soliciting shareholders’ opinions that the Audit and Finance Committee will take into consideration in future deliberations. If EY’s appointment is not ratified at the Annual Meeting, the Audit and Finance Committee will reconsider whether to retain EY. Even if the appointment is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines such a change would be in the best interests of the Company and its shareholders.

The Board unanimously recommends that you vote “FOR” ratification of the appointment of EY as independent registered public accounting firm for 2024.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by EY for the audits of the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022, respectively, and the fees billed for other services rendered by EY during each such fiscal year.

	2023	2022
Audit Fees	$3,408,227	$2,482,742
Audit-Related Fees	475,000	45,000
Tax Fees	123,949	75,747
All Other Fees	7,500	7,500
Total	$4,014,676	$2,610,989

Audit Fees

Audit fees consisted of the aggregate fees, including expenses, billed in connection with the audits of our annual financial statements and internal controls, quarterly reviews of the financial information included in our quarterly reports on Form 10-Q, and statutory audits of our subsidiaries.

Audit-Related Fees

Audit-related fees consisted of the aggregate fees, including expenses, rendered for professional services, such as accounting consultations and assurance services in connection with transactions, not reported under “Audit Fees.”

Tax Fees

Tax fees in 2023 and 2022 consisted of the aggregate fees, including expenses, billed for professional services rendered for income tax compliance, tax advice and tax planning. These fees included fees billed for federal and state income tax review services, assistance with tax audits and other tax consulting services.

All Other Fees

All other fees consisted of aggregate fees billed for products and services other than the services reported above. For fiscal years 2023 and 2022, this category included fees related to professional reference materials and publications.

Pre-Approval Policies and Procedures

The Audit and Finance Committee approves all audits, audit-related services, tax services and other services provided by EY. Any services provided by EY that are not specifically included within the scope of the audit must be either (i) pre-approved by the entire Audit and Finance Committee in advance of any engagement, or (ii) pre-approved by the Chair of the Audit and Finance Committee pursuant to authority delegated to him by the other independent members of the Audit and Finance Committee, in which case the Audit and Finance Committee is then informed of his decision. Under the Sarbanes-Oxley Act of 2002, these pre-approval requirements are waived for non-audit services where (i) the aggregate of all such services is no more than 5% of the total amount paid to the external auditors during the fiscal year in which such services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are approved by the Audit and Finance Committee prior to the completion of the audit engagement. In 2023 and 2022, all fees paid to EY for non-audit services were pre-approved.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board. The committee is responsible for the selection, compensation, and oversight of the Company’s independent registered public accounting firm. The committee reviews matters relating to the Company’s internal controls, as well as other matters warranting committee attention. In addition, the committee assists the Board in overseeing the Company’s enterprise risk management program. The committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our website at www.orthofix.com.

Management is responsible for Orthofix’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Orthofix’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon. Additionally, the independent registered public accounting firm is also responsible for auditing the effectiveness of Orthofix’s internal control over financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes. The committee relies without independent verification on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit and Finance Committee held nine meetings during the 2023 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and EY. The committee reviewed management’s assessment of the effectiveness of the design and operation of Orthofix’s disclosure controls over financial reporting. The committee discussed with EY the overall scope and plans for their audit. The committee met with EY, with and without management present, to discuss the results of EY's examinations and evaluations of Orthofix’s internal controls.

The Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023, with management and EY. The committee also discussed with management and EY management’s report and the independent registered public accounting firm’s report and attestation on Orthofix’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The committee also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit and Finance Committee has received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with EY its independence from Orthofix. When considering EY’s independence, the committee considered whether EY's provision of services to Orthofix beyond those rendered in connection with its audit of Orthofix’s consolidated financial statements was compatible with maintaining EY's independence. The committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, EY. The committee has determined that EY is independent of Orthofix and its management.

Based upon the review and discussions referred to above, the committee recommended to the Board, and the Board has approved, that Orthofix’s audited consolidated financial statements be included in Orthofix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Audit and Finance Committee
James F. Hinrichs, Committee Chair
Alan L. Bazaar
Wayne Burris
Stuart M. Essig, Ph.D.
Jason M. Hannon

PROPOSAL 4: APPROVAL OF AMENDMENT NO. 5 TO THE AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN

Overview

At the Annual Meeting, shareholders will be asked to consider and approve the adoption of Amendment No. 5 (the “LTIP Amendment”) to our Amended and Restated 2012 Long-Term Incentive Plan (the “2012 LTIP”).

If our shareholders approve the adoption of the LTIP Amendment, the number of shares of our common stock authorized for issuance under the 2012 LTIP would increase by 5,000,000 (the “Share Reserve Increase”). The LTIP Amendment does not otherwise amend any provisions of the 2012 LTIP, which as further discussed below, includes provisions designed to protect our shareholders’ interests and to reflect corporate governance best practices.

The 2012 LTIP was originally approved by our shareholders at our 2012 annual meeting, and amendments to the 2012 LTIP increasing the number of shares of common stock authorized for issuance thereunder were approved by shareholders, most recently at the 2023 annual meeting. In addition, in connection with the merger, Orthofix assumed the SeaSpine 2015 Plan which provides for the grant of options to purchase shares of the Company’s common stock, stock awards (including restricted stock, unrestricted stock, and stock units), stock appreciation rights, performance-based awards and other equity-based awards. All former SeaSpine employees and all new employees of the Company and its subsidiaries and affiliates hired after January 5, 2023 are eligible and may receive awards under the SeaSpine 2015 Plan. We will continue to make grants under the SeaSpine 2015 Plan until such shares have been depleted.

The Board, upon the recommendation of the Compensation and Talent Development Committee, adopted Amendment No. 5 to the 2012 LTIP, subject to approval of our shareholders. A description of the material terms of the LTIP Amendment is set out below. Such description is qualified in its entirety by the text of the Amendment No. 5, which is set out in Appendix A to this proxy statement.

Why You Should Approve the LTIP Amendment

Equity Awards are an Integral Component of Our Compensation Program

The purpose of the 2012 LTIP is to provide eligible employees and non-employee directors an incentive to contribute to the success of the Company and to operate and manage our business in a manner that will provide for our long-term growth and profitability and provide a means of attracting, motivating, rewarding and retaining key employees and non-employee directors. The 2012 LTIP allows us to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards. In the judgment of the Board, awards granted under the 2012 LTIP will be a valuable incentive and will serve to the ultimate benefit of our shareholders by aligning more closely the interests of award recipients with those of our shareholders.

Share Reserve Increase

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees and non-employee directors. The Compensation and Talent Development Committee and the Board carefully monitor our annual burn rate, total dilution and equity compensation expense in an effort to maximize shareholder value by granting only the appropriate number and type of equity awards necessary to attract, reward and retain key employees and non-employee directors. In addition, we use industry benchmarks to monitor and evaluate the reasonableness of the equity compensation we offer to our employees and prospective employees, targeting the median of the market for annual equity awards. The additional shares requested are critical to our ability to continue to grant equity awards to eligible participants, to attract, retain and motivate our most important asset, our valuable employees, and to remain competitive.

As of March 31, 2024, 2,623,225 shares of our common stock remained available for future grant under the 2012 LTIP and the SeaSpine 2015 Plan (assuming all currently outstanding performance stock units ultimately are achieved at target levels). If this proposal is approved, an additional 5,000,000 shares will become available for future grant under the 2012 LTIP, which, together with those shares currently available for future grant under the 2012 LTIP and the SeaSpine 2015 Plan, is anticipated to provide enough shares for the next two years. The actual number of years for which the share reserve will be sufficient may be influenced by various factors, including changes in our grant practices, business and market conditions, or stock price, and tax, legal and regulatory developments. The following table provides a summary of our shares of common stock subject to outstanding equity awards and shares of our common stock available for future grant as of March 31, 2024, if the LTIP Amendment is approved:

	Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
Shares subject to outstanding option awards	3,724,076	5.92	$25.33
Shares subject to outstanding full value shares	3,356,153
Shares available for future grant under the assumed SeaSpine 2015 Plan	1,013,179
Shares available for future grant under the 2012 LTIP, as currently approved	1,610,046
New shares requested under the 2012 LTIP	5,000,000
Sum of above	14,703,454
Common stock outstanding as of the Record Date	37,528,562

Equity compensation levels are benchmarked on a regular basis and awards are targeted at the 50th percentile of the market, however, our relatively low market capitalization, together with our low shares of common stock outstanding, currently results in higher dilution levels relative to our peers.

As a result of the consummation of the merger with SeaSpine on January 5, 2023, our number of employees increased from 1,092 to 1,734. Based on projected share needs to execute the Company's long-term incentive program moving forward, if approved, the share increase contemplated by the LTIP Amendment is anticipated to provide enough shares for the next two years. The actual number of years for which the share reserve will be sufficient may be influenced by various factors, including changes in our grant practices, business and market conditions, or stock price, and tax, legal and regulatory developments.

If our shareholders do not approve the LTIP Amendment, we will continue to grant awards under the 2012 LTIP and the SeaSpine 2015 Plan until there are no longer any shares available for grant, following which we will be restricted in our ability to successfully attract and retain highly skilled employees, including members of our management team. Unless we can offer comparable packages of equity compensation, we will be at a disadvantage when competing for experienced talent with companies with operations similar to ours in size and complexity, and we will be required to replace the equity award mix with cash-based incentives, which is contrary to our compensation philosophy, which seeks to maintain the alignment of employee and shareholder interests. In addition, we would prefer to use our cash for normal business operations.

We need approval of additional shares to execute the compensation program that shareholders have told us they support. At the 2023 annual meeting of shareholders, the Company’s say-on-pay proposal was supported by approximately 95% of the votes cast at the meeting. In addition, the Company’s say-on-pay proposal received 90% or greater approval votes at each of the Company’s last eight annual meetings of shareholders.

Our Board recognizes the impact of dilution on shareholders and believes that it has prudently managed equity awards, giving proper consideration to the dilutive impact of stock awards on shareholder equity. In determining the number of shares to be reserved for issuance under the 2012 LTIP, the Compensation and Talent Development Committee and the Board considered the following:

•
Paying for Performance. We have historically held our employees and executives accountable for our performance, as indicated by payouts of less than target, or no payouts, for PSUs originally awarded in 2016 (50% payout), 2017 (0% payout), 2018 (0% payout), and 2019 (0% payout).
•
Overhang. Overhang measures the potential dilution to which our existing shareholders are exposed due to outstanding equity awards and available but unissued shares under the 2012 LTIP and the SeaSpine 2015 Plan. The 2012 LTIP does not permit recycling shares withheld to cover taxes as available shares. Accordingly, actual dilution upon vesting of outstanding awards is less than reflected.

Our total number of outstanding shares is significantly lower than that of our peers. In fact, our outstanding share count was near the 20th percentile of the peer group that we use for benchmarking executive compensation. Assuming a normalized number of outstanding shares using the peer median, our dilution is currently 19.1%.

•
Burn Rate. Burn rate measures our usage of shares for our equity incentive plans as a percentage of our outstanding common stock. For 2023, 2022, and 2021, our burn rates pursuant to Institutional Shareholder Service's value-adjusted methodology were 8.25%, 2.49%, and 1.70%, respectively, with a three-year average of 4.15%.The burn rate in 2023 was higher than in prior years as a result of the decision to forgo PSUs in order to allow the management team the opportunity to thoroughly review and refine the Company’s long-term business strategy and operating plan following the merger before setting long-term performance goals that supported a successful merger. Again assuming a normalized number of outstanding shares using the peer median, our three-year average burn rate drops to 2.54% on a value-adjusted basis consistent with ISS methodology, well below the ISS benchmark of 3.61%. We believe that our resulting average annual burn rate of 2.54% over this three-year period is appropriate for our industry, mindful of shareholder interests, and, in general, is consistent with market practices for companies comparable to us.
•
Forecasted Grants. In determining our projected share utilization, the Compensation and Talent Development Committee and the Board considered a forecast that included the following factors: (1) the shares needed for retention of key employees; (2) forecasted future grants to all employees and non-employee directors; and (3) the shares currently available for issuance under the 2012 LTIP and the SeaSpine 2015 Plan. In 2024, we have returned to our normal practice of including performance-based equity awards in our executive compensation program, which may reduce our burn rate in future years since options, because of their inherent risk, are more dilutive than PSUs from an accounting perspective. In other words, more options are required than PSUs to deliver the same value. However, because of the potential to earn PSUs above target (up to 200% of target), additional shares may be required to satisfy our obligations.

Key Plan Features

The 2012 LTIP, as amended by the LTIP Amendment (referred to as the “plan” in this Key Plan Features section), includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

•
Minimum vesting period for awards. The plan contains a 12-month minimum vesting requirement on at least 95% of awards, subject to certain limited exceptions.
•
No single trigger accelerated vesting upon change in control. A default “double-trigger” accelerated vesting following a change in control in which awards are assumed, which requires both a change in control and a qualifying termination of employment in order for vesting to be accelerated for assumed, converted or replaced awards.
•
Repricing prohibited. The plan prohibits the repricing of outstanding stock options and stock appreciation rights without prior shareholder approval except in the case of certain equitable adjustments in connection with change of control transactions.
•
Fungible share counting. The plan applies a fungible share counting structure whereby the number of shares of our common stock available for issuance under the plan will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant and (ii) 1.84 shares for each one share of stock issued pursuant to an award granted under the plan that is not a stock option or a stock appreciation right. Any shares related to awards which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares or is settled in cash in lieu of shares will increase the number of shares available for issuance again under the plan.
•
Limits on individual grants. No award for more than 400,000 shares subject to stock options or stock appreciation rights (or 200,000 shares not subject to stock options or stock appreciation rights) may be granted to any individual in any fiscal year.
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Limits on non-employee director compensation. The aggregate value of all compensation granted or paid, as applicable, to a non-employee director in a fiscal year, including any awards granted under the plan and cash fees paid, will not exceed $1,000,000 in total value, calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes.
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No liberal share counting or recycling of appreciation awards. The following shares will not become available again for issuance under the plan: (i) shares tendered or withheld or subject to an award surrendered that are used to purchase or satisfy the exercise price of a stock option or stock appreciation right; (ii) shares that were not issued upon the net settlement or net exercise of a stock option or stock-settled stock appreciation right under the plan; (iii) shares deducted or delivered from payment of an award to satisfy a tax withholding obligation; and (iv) shares repurchased by us with the proceeds from the exercise or purchase price of a stock option or a stock appreciation right.
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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the plan must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. As a result, the plan prohibits discounted options or stock appreciation rights.
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Administration by independent committee. The plan is administered by the members of our Compensation and Talent Development Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

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Shareholder approval is required for additional shares. The plan does not contain an annual “evergreen” provision. The plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.
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No liberal change in control definition. The change in control definition in the plan is not a “liberal” definition. A transaction must actually occur in order for the provisions in the plan involving a change in control to be triggered.
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Material amendments require shareholder approval. Consistent with Nasdaq listing rules, the plan requires shareholder approval of any material revisions to the plan. In addition, certain other amendments to the plan require shareholder approval.
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No dividends paid on unvested awards. No dividends or dividend equivalents relating to the shares subject to an award will be paid until and unless the underlying award vests, and will be subject to the same vesting conditions and restrictions applicable to the shares subject to the corresponding award.
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Awards subject to forfeiture/clawback. Awards made under the 2012 LTIP are subject to our compensation recovery, or “clawback” policy, which applies to all of our executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance by Orthofix with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy provides, subject to limited exceptions, for mandatory clawback of excess incentive compensation awarded in the three completed fiscal years preceding the date the Company determines that the Company is required to prepare an accounting restatement. Excess incentive compensation is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure that was in excess of the amount that such covered officer would have received taking into account the restated financial results. The clawback policy has been filed as an exhibit to the 2023 Form 10-K.
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Limits on transferability of awards. The plan does not permit stock options or other awards to be transferred to third parties for value or other consideration.

Description of the Plan

A description of the material provisions of the 2012 LTIP, as currently in effect, is set forth below. This description is qualified in its entirety by the text of the 2012 LTIP which is set out in Appendix A to this proxy statement. As noted above, the LTIP Amendment makes no changes to the 2012 LTIP other than the Share Reserve Increase.

Administration. The 2012 LTIP will be administered by the Compensation and Talent Development Committee of the Board of Directors. The members of the Compensation and Talent Development Committee meet the requirements of Rule 16b-3 of the Exchange Act and comply with the independence requirements of current Nasdaq listing standards. In addition, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to awards intended to satisfy the criteria for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), the committee administering such awards will consist of two or more directors who qualify as “outside directors” within the meaning of Section 162(m) and the applicable guidance thereunder. Subject to the terms of the 2012 LTIP, the Compensation and Talent Development Committee may select participants to receive awards, determine the types and amounts of awards and terms and conditions of awards, and interpret provisions of the 2012 LTIP. Members of the Compensation and Talent Development Committee serve at the pleasure of the Board of Directors. The Board of Directors may also appoint one or more separate committees, each composed of one or more directors who need not satisfy the independence requirements described above to administer the 2012 LTIP with respect to employees or other service providers who are not officers or directors of the Company. In addition, to the extent permitted by applicable laws, the Compensation and Talent Development Committee may, by resolution, delegate some or all of its authority with respect to the 2012 LTIP and awards to the President and Chief Executive Officer and/or any other officer of the Company designated by the Compensation and Talent Development Committee, provided that the officer to which such authority is delegated may not make grants to Company directors, to “executive officers” (as defined in Rule 3b-7 under the Exchange Act), or to himself or herself. In addition, the Compensation and Talent Development Committee may not delegate its authority to interpret the 2012 LTIP, any award or any award agreement.

Common Stock Reserved for Issuance under the 2012 LTIP. The common stock issued or to be issued under the 2012 LTIP consists of authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The 2012 LTIP provides for a so-called “fungible share pool” pursuant to which awards of options and stock appreciation rights (“SARs”) will be counted against the plan limit as one share for every one share subject to an option or SAR granted under the 2012 LTIP, and “full value” awards (all awards other than options and SARs) will be counted against the plan limit as 1.84 shares for every one share subject to such full value award. If any shares covered by an award under the 2012 LTIP are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the 2012 LTIP with respect to the award will again be available for granting awards under the 2012 LTIP in accordance with the previously described fungible share pool. The number of shares of common stock available for issuance under the 2012 LTIP will not be increased by (i) any shares tendered or withheld or award surrendered in connection with the purchase of shares of common stock upon exercise of an option or SAR, (ii) any shares of common stock that were not issued upon the net settlement or net exercise of an option or stock-settled SAR, (iii) any shares of common stock deducted from an award payment in connection with the Company’s tax withholding obligations, or (iv) any shares of common stock purchased by the Company with proceeds from option or SAR exercises.

Eligibility. Awards may be made under the 2012 LTIP to non-employee directors, or employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or non-employee director of us or of any affiliate.

Minimum Vesting Provisions. Except with respect to a maximum of 5% of the shares that may be granted under the 2012 LTIP, no portion of any award that vests on the basis of a grantee’s continued service may be granted with vesting conditions under which vesting occurs earlier than the one year anniversary of the grant date, and no portion of any award that vests based upon the attainment of performance measures may be granted with a performance period of less than 12 months. (Certain substitute awards that the Company may assume in corporate transactions are not subject to this provision.) The Compensation and Talent Development Committee may, however, provide for the earlier vesting, exercisability, and/or settlement under any award in the event of a grantee’s death, disability or retirement in connection with a corporate transaction.

Amendment or Termination of the 2012 LTIP. The Board of Directors may terminate or amend the 2012 LTIP at any time and for any reason. The 2012 LTIP shall terminate on June 18, 2028, 10 years after the date that shareholders last approved an amended and restated version of the 2012 LTIP. Amendments will be submitted for shareholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Options. The 2012 LTIP permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code and options that do not qualify as incentive stock options. The
2012 LTIP provides that any or all shares reserved for issuance under the 2012 LTIP are available for issuance pursuant to incentive stock options. Accordingly, if the LTIP Amendment is approved, the Share Reserve
Increase would also constitute a corresponding increase in the number of shares of our common stock available for issuance under the 2012 LTIP pursuant to the exercise of incentive stock options.

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Exercise Price. The exercise price of each option may not be less than 100% of the fair market value of our common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s option from his or her former employer. The term of each option is fixed by the Compensation and Talent Development Committee and may not exceed 10 years from the date of grant (or five years from the date of grant in the case of certain 10% shareholders who receive incentive stock options). The Compensation and Talent Development Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. In general, an optionee may pay the exercise price of an option by cash, certified check, or, to the extent an award agreement so provides, by tendering shares of common stock, by means of a broker-assisted cashless exercise or by means of net exercise.
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Transfers. Options and SARs granted under the 2012 LTIP may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options and SARs for the benefit of immediate family members of grantees to assist with estate planning concerns.
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Repricing Prohibited. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not amend the terms of outstanding options or SARs to reduce the exercise price or SAR price, as applicable, of such outstanding options or SARs, cancel or assume outstanding options or SARs in exchange for or substitution of options or SARs with an exercise price or SAR price, as applicable, that is less than the exercise price or SAR price, as applicable, of the original options or SARs, or cancel or assume outstanding options or SARs with an exercise price or SAR price, as applicable, above the current fair market value in exchange for cash, awards, or other securities, in each case, unless such action is subject to and approved by the Company’s shareholders.

Other Awards. The Compensation and Talent Development Committee may also award:

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shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation and Talent Development Committee, which are free from any restrictions under the 2012 LTIP. Unrestricted shares of common stock may be granted, subject to 5% limit discussed above under “—Minimum Vesting Provisions,” to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants;
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shares of restricted stock, which are shares of common stock subject to restrictions. Shares of restricted stock have the right to vote and the right to receive dividends declared or paid with respect to such shares, except that cash and stock dividends will not be paid currently but instead will be subject to the same vesting conditions and restrictions applicable to the underlying shares of restricted stock;
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stock units, which are common stock units subject to restrictions;
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dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock. Dividend equivalent rights granted as a component for another award, such as in connection with stock units, will not be paid currently but instead will be subject to the same vesting conditions and restrictions applicable to the underlying award;
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SARs, which are a right to receive a number of shares or, at the discretion of the Compensation and Talent Development Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation and Talent Development Committee. The exercise price for a SAR shall not be less than the fair market value of a share of common stock on the grant date of the SAR. The term of each SAR is fixed by the Compensation and Talent Development Committee and may not exceed 10 years from the date of grant. The Compensation and Talent Development Committee determines when the SAR may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which the SAR may be exercised; and
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performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation and Talent Development Committee. The Compensation and Talent Development Committee may grant multi-year and annual incentive awards subject to achievement of specified performance metrics tied to business criteria (described below). The Compensation and Talent Development Committee may specify the amount of the incentive award as a percentage of these performance criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these performance criteria. The Compensation and Talent Development Committee may modify, amend or adjust the terms of each award and the performance criteria.

Effect of Certain Corporate Transactions. Unless an applicable award agreement provides otherwise, certain change in control transactions involving us, such as a sale of the Company, will cause grantees of restricted stock, stock units, stock appreciation rights and options to become fully vested, unless the awards are continued or substituted for in connection with the change in control transaction. For awards based on the satisfaction of performance conditions (“Performance Awards”) that are denominated in shares of common stock or stock units, if less than half of the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units, assuming target performance has been achieved (or into unrestricted shares of common stock if no further restrictions apply). If more than half of the performance period has lapsed, such Performance Awards will be converted into restricted stock or stock units based on actual performance to date (or into unrestricted shares of common stock if no further restrictions apply). If actual performance is not determinable, such Performance Awards will be converted into restricted stock or stock units, assuming target performance has been achieved, based on the discretion of the Compensation and Talent Development Committee (or into unrestricted shares of common stock if no further restrictions apply).

Adjustments for Stock Dividends and Similar Events. The Compensation and Talent Development Committee will make appropriate adjustments to outstanding awards and the number of shares available for issuance under the 2012 LTIP, including the individual limitations on awards (described below), to reflect stock splits and other similar events.

Section 162(m) of the Code. Following the ratification of the Tax Cuts and Jobs Act of 2017 (the "Tax Act"), Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to any person who has served as chief executive officer, chief financial officer, or as one of its three other most highly compensated executive officers in any fiscal year beginning after December 31, 2016 (our covered employees). Prior to the ratification of the Tax Act, Section 162(m) disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualified as “performance-based compensation” within the meaning of the Code. The changes under Section 162(m) are generally effective for taxable years beginning in 2018, but there is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date.

As a result of the changes imposed by the Tax Act, the 2012 LTIP does not contain all of the provisions providing for grants of “performance-based compensation” under the legacy Section 162(m) provisions that the 2012 LTIP contained prior to ratification of the Tax Act. However, the 2012 LTIP does permit the Compensation and Talent Development Committee to provide that vesting of any of the awards that may be granted under the 2012 LTIP may be made subject to the achievement of performance metrics determined by the Compensation and Talent Development Committee, which metrics may include, but are not limited to: (i) net earnings or net income; (ii) operating earnings; (iii) pretax earnings; (iv) earnings per share; (v) share price, including growth measures and total shareholder return; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation and/or amortization; (viii) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; (ix) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (x) gross or operating margins; (xi) return measures, including return on assets, capital, investment, equity, sales or revenue; (xii) cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (viii) above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment; (xiii) productivity ratios; (xiv) expense targets; (xv) market share; (xvi) financial ratios as provided in credit agreements of the Company and its Subsidiaries; (xvii) working capital targets; (xviii) completion of acquisitions of businesses or companies; (xix) completion of divestitures and asset sales; and (xx) any combination of the foregoing business criteria.

Share Limits. The maximum number of shares of common stock subject to options or SARs that can be granted under the 2012 LTIP to any person who is not a non-employee director is 400,000 per 12-month period, provided that in a grantee’s year of hire the applicable limit is 800,000. The maximum number of shares of common stock that can be granted under the 2012 LTIP to any person who is not a non-employee director, other than pursuant to an option or SAR, is 200,000 per 12-month period, provided that in a grantee’s year of hire the applicable limit is 400,000. The maximum amount that may be paid as an annual incentive award or other cash award in any 12-month period to any one person who is not a non-employee director is $3,000,000 and the maximum amount that may be paid as a performance award or other cash award in respect of a performance period greater than 12 months to any one person who is not a non-employee director is $6,000,000.

The maximum total compensation (including cash payments and the aggregate grant date fair value of awards that may be granted under the 2012 LTIP) that may be paid to or granted in a 12-month period to a non-employee director for such non-employee director’s service on the Board of Directors or a committee of the Board of Directors is $1,000,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the one million dollar limitation imposed by Section 162(m), described above, and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income, subject to the one million dollar limitation imposed by Section 162(m).

A grantee who has transferred a non-qualified option to a family member by gift will realize taxable income at the time the non-qualified option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified option to his or her ex-spouse incident to the grantee's divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2012 LTIP. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2012 LTIP. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements, and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and subject to the one million dollar deduction limitation of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2012 LTIP includes a Section 280G “best after tax” provision, meaning, if any of the payments under the 2012 LTIP or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

Section 409A. The Company intends for awards granted under the 2012 LTIP to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the 2012 LTIP, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.

New Plan Benefits

No awards have been granted to any officer, non-employee director, employee or consultant pursuant to the 2012 LTIP that are contingent upon the approval by our shareholders of the LTIP Amendment. We anticipate that performance stock units, restricted stock units, and stock options may be granted in the discretion of the Compensation and Talent Development Committee under the 2012 LTIP out of the additional shares of common stock to be available under the 2012 LTIP if the LTIP Amendment is approved by our shareholders; however, the number and type of equity-based awards that may be so granted has not yet been determined.

The Board unanimously recommends you vote “FOR” the approval of the LTIP Amendment

PROPOSAL 5: APPROVAL OF AMENDMENT NO. 4 TO THE SECOND AMENDED AND RESTATED STOCK PURCHASE PLAN

The Company’s Second Amended and Restated Stock Purchase Plan, as amended by Amendment No. 3 thereto (the “SPP”), is a shareholder approved equity plan under which most of our employees and directors are eligible to purchase common stock of the Company. On April 29, 2024, the Board adopted Amendment No. 4 to the SPP, subject to shareholder approval (the “SPP Amendment”). The SPP Amendment increases the number of shares available for issuance under the plan from 3,600,000 to 4,850,000. The SPP Amendment does not provide for any other changes to the SPP.

The SPP Amendment will become effective upon approval by the Company’s shareholders. If the SPP Amendment is not approved by the Company’s shareholders, the SPP will continue in its current form, but the Company may no longer have sufficient shares to continue offering shares under the plan.
Because participation in the SPP is subject to the discretion of each eligible employee or director and the amounts received by participants under the plan are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the SPP is approved are not currently determinable.

Description of the SPP

The following is a brief summary of the material features of the SPP and its operation. A copy of the SPP Amendment, together with the current text of the SPP, is attached as Appendix B to this proxy statement. The description below is qualified in its entirety by the detailed provisions of the SPP, which are set forth in Appendix B to this proxy statement.

Sponsor

Orthofix Medical Inc. is the sponsor of the SPP.

Purposes and Eligibility

The purpose of the SPP is to encourage eligible employees and non-employee directors of the Company to become owners of common stock of the Company, thereby giving them a greater interest in the growth and success of its business.

Number of Shares of Common Stock Subject to the SPP

The maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, is currently 3,600,000 shares. If the SPP Amendment is approved by shareholders, the maximum number of shares of our common stock that may be issued pursuant to the SPP, subject to anti-dilution provision adjustments, will increase to 4,850,000 shares. As of March 31, 2024, 2,837,772 shares had been issued pursuant to the SPP and 762,228 shares remained available for issuance. Shares purchasable pursuant to the SPP may be authorized but previously unissued shares or shares of stock held in treasury or purchased in the open market or in privately negotiated transactions.

Participation in the SPP

All eligible employees and non-employee directors may participate in the SPP on the first day of any plan period. Currently, the plan provides that plan periods exist during each of the six-month periods beginning on November 1 and May 1 of each year. Eligible employees participate by electing to contribute to the SPP through payroll deductions, which generally may not be more than 25% of an employee’s compensation. Eligible non-employee directors participate by electing to contribute to the SPP through deductions of their director fees and other compensation that are paid in cash. Eligible participants must elect to participate in the plan prior to the beginning of the plan period. Participants may withdraw from the SPP by providing notice to the Company’s Compensation and Talent Development Committee before the last day of the plan period. Upon withdrawal from the SPP, all payroll deductions under the SPP cease immediately, and a participant will receive a refund of his or her contribution, including all accrued interest. An employee’s participation in the SPP terminates upon his or her termination of employment, and will generally terminate upon his or her leave of absence from active employment only if such employee does not continue to make contributions to the SPP during such leave of absence. A non-employee director’s participation in the SPP terminates upon his or her ceasing to be a member of the Board.

Participants in Non-US Jurisdictions

With respect to participants that are subject to the tax laws of a jurisdiction outside of the US, the SPP allows the Compensation and Talent Development Committee to adopt such modifications and procedures as it deems necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such participants. Further, the Compensation and Talent Development Committee may adopt sub-plans applicable to separate classes of eligible employees and non-employee directors who are subject to the laws of jurisdictions outside of the U.S.

Distribution of Common Stock

The SPP provides that as soon as practicable following the last day of the plan period (but in any event, no more than two and one-half months thereafter), the Compensation and Talent Development Committee will distribute to each person who was a participant during the plan period a certificate or certificates representing the number of whole shares of Company common stock determined by dividing (i) the amount of the participant’s contributions for the plan period plus accrued interest, by (ii) 85% of the lower of the fair market value of the Company common stock on the first and last day of the plan period.

Under the SPP, “fair market value” means, as of any date that requires determination of the fair market value, the closing price of our common stock as quoted on Nasdaq on such date of determination (with other definitions provided under the plan if our common stock is no longer traded on Nasdaq).

The Compensation and Talent Development Committee may, in its discretion, require a participant to pay, prior to the distribution of Company stock, the amount the Compensation and Talent Development Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes that the participant incurs as a result of his or her participation in the SPP. The participant may deliver sufficient shares of Company stock, cash or irrevocably elect for the participating employer to withhold from the shares of stock to be distributed a sufficient number of shares of stock. The SPP permits the Company or its subsidiary to deduct from all cash payments made to a participant any applicable required taxes to be withheld with respect to such payments.

Administration of the SPP

The Compensation and Talent Development Committee oversees and administers the SPP. The Committee has power to determine the amount of benefits payable to participants and construe and interpret the plan whenever necessary to carry out the SPP’s intention and purpose. The Committee is authorized to administer the plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions. The Committee is also generally able to designate one or more of its members or the Chief Executive Officer or Chief Financial Officer of the Company to carry out the Committee’s responsibilities under such conditions and limitations as the Committee may determine. The SPP provides indemnity (except in the case of fraud, willful misconduct or failure to act in good faith) to members of the Board, the Committee, the Chief Executive Officer, the Chief Financial Officer and other officers or employees to whom duties or responsibilities are delegated in connection with the operation, administration or interpretation of the SPP. Any authority or responsibility that may be exercised by the Committee is also exercisable by the Board. The Board or the Committee is able to extend or terminate the benefits of the SPP to any subsidiary of the Company at any time without the approval of the Company’s shareholders.

Amendment and Termination of SPP

The Board may amend or terminate the SPP at any time. Upon the termination of the SPP, each participant will receive a refund of his or her contributions for the plan period plus accrued interest. However, the Board must obtain shareholder approval to increase the maximum number of shares issuable under the plan (as it is proposing to do now). Also, the Board may not amend or terminate the SPP if it would decrease the participant’s accrued benefits as of the effective date of such action, unless the Board determines that amendments to the plan are necessary or appropriate to exempt issuances from or conform the SPP to the requirements of Section 409A of the Code, in which case the Board may adopt such amendments to the plan, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) as it deems appropriate under the circumstances.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences to U.S. employees with respect to Company common stock issued under the SPP. This discussion applies to employees and directors who are citizens or residents of the U.S. and U.S. taxpayers. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the SPP. The SPP is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

All amounts contributed to the SPP are deducted from each participant’s taxable compensation on an after-tax basis. Participants will recognize taxable income on the interest they earn on their contributions to the SPP in the taxable year in which the interest accrues. When shares of Company common stock are distributed to participants at the end of the plan period, participants will also recognize taxable income on the difference between the fair market value of the Company common stock on that date and the purchase price participants pay for the shares. If participants sell shares of Company common stock that they received under the SPP, any gain or loss will be taxed as a capital gain or loss. Subject to the applicable provisions of the Code and applicable regulations, the participant’s employer will generally be entitled to a federal income tax deduction in an amount equal to the taxable income that each participant recognizes. Each participant’s employer will be entitled to this deduction for the taxable year that includes the last day of the taxable year for which a participant recognizes taxable income.

For U.S. income tax purposes, the gross amount of dividends paid to participants who hold shares of Company common stock will be treated as gross dividend income to such holders in the year in which such dividend is received to the extent paid or deemed paid out of the Company’s current or accumulated earnings and profits as calculated for U.S. federal income tax purposes.

The Board unanimously recommends that you vote “FOR” the approval of the SPP Amendment

INFORMATION ABOUT SHAREHOLDER PROPOSALS

Proposals by shareholders intended to be presented at our 2025 annual meeting of shareholders (the “2025 Annual Meeting”) and included in our proxy statement and in the proxy card that will be solicited by the Board in connection with the 2025 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Chair of the Board no later than December 30, 2024. Please address your proposals to: Chair of the Board, Orthofix Medical Inc., 3451 Plano Parkway, Lewisville, TX 75056.

Shareholders who intend to present an item of business at the 2025 Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy statement in accordance with the prior paragraph), including nominations for election to the Board, must provide notice of such business to the Company’s Secretary such that it is received at our principal executive offices not later than the close of business on the 90th day before the date of the one-year anniversary of the Annual Meeting (such date, the “Annual Meeting Anniversary Date”), or March 20, 2025, and not earlier than the close of business on the 120th day before the Annual Meeting Anniversary Date, or February 18, 2025 (or, if the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the Annual Meeting Anniversary Date, such notice must be received no earlier than the close of business on the 120th day before the 2025 Annual Meeting and not later than the close of business on the later of the 90th day before the 2025 Annual Meeting or the 10th day following the day on which public announcement (as defined in our Bylaws) of the date of the 2025 Annual Meeting is first made by the Company, as set forth more fully in, and in compliance with, our Bylaws.

In order for shareholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and such notice must include all the information required by Rule 14a-19(b) under the Exchange Act and such shareholders must comply with all the requirements of Rule 14a-19 under the Exchange Act.

Shareholders are advised to review our Bylaws, which contain additional requirements relating to shareholder proposals and director nominations, including who may submit them and what information must be included.

Our principal executive offices are currently located at 3451 Plano Parkway, Lewisville, TX 75056.

If a shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Orthofix and some brokers may be householding proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or, if you are a shareholder of record of Orthofix, notify Orthofix by sending a written or oral request to Louisa Smith, Gilmartin Group, 3451 Plano Parkway, Lewisville, TX 75056, Tel. (214)937-2248, Email IR@Orthofix.com. Shareholders who share a single address, but receive multiple copies of our proxy statement, may request that in the future they receive a single copy by notifying us at the telephone and address set forth in the preceding sentence. In addition, we will promptly deliver, upon written or oral request made to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy was delivered pursuant to a prior request.

Appendix A

(The following is the text of the proposed Amendment No. 5 to the Amended and Restated 2012 LTIP. This text is followed by the current text of the Amended and Restated 2012 LTIP, as amended by Amendment Nos. 1, 2, 3 and 4 thereto (without giving effect to the proposed Amendment No. 5.)

AMENDMENT NO. 5 TO THE

ORTHOFIX MEDICAL INC.

AMENDED AND RESTATED

2012 LONG-TERM INCENTIVE PLAN

The Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan (as amended to date, the “Plan”) is hereby amended as follows:

1. The phrase “Eleven Million Two Hundred Seventy-Five Thousand (11,275,000) shares” in Section 4.1(a) of the Plan is replaced with the phrase “Sixteen Million Two Hundred Seventy-Five Thousand (16,275,000) shares”

* * * * *

ORTHOFIX MEDICAL INC.

AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN,
AS AMENDED BY AMENDMENTs NO. 1, 2, 3 AND 4 THERETO

1. PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, other equity-based awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of annual or long-term performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply, unless the context clearly indicates otherwise:

2.1. “Affiliate” means any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided, that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2. “Annual Incentive Award” means an Award, denominated in cash, made subject to the attainment of performance goals (as provided in Section 14) over a Performance Period of up to one (1) year, which shall be the Company’s fiscal year, unless otherwise specified by the Committee.

2.3. “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed.

2.4. “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award, an Other Equity-Based Award, an Annual Incentive Award or cash.

2.5. “Award Agreement” means the agreement, in such paper, electronic or other form as determined by the Committee, between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6. “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7. “Board” means the Board of Directors of the Company.

2.8. “Cause” shall have the meaning set forth in the applicable agreement between the Grantee and the Company or an Affiliate, and in the absence of such agreement, means, as determined by the Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate. Any determination by the Committee regarding whether an event constituting Cause shall have occurred shall be finding, binding and conclusive.

2.9. “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.10. “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been so designated, the entire Board itself).

2.11. “Company” means Orthofix Medical Inc., a Delaware corporation, and any successor thereto.

2.12. “Corporate Transaction” means, subject to Section 18.10, (a) a “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of all classes of stock of the Company; (b) individuals who on the Effective Date constitute the Board (together with any new Directors whose election by such Board or whose nomination by such Board for election by the shareholders of the Company was approved by a vote of at least a majority of the members of such Board then in office who either were members of such Board on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board then in office; (c) the Company consummates a transaction with, or merger with or into, any Person, or any Person consummates a transaction with, or merger with or into, the Company, other than any such transaction in which the holders of securities that represented one hundred percent (100%) of the voting stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the surviving Person in such merger or consolidation transaction immediately after such transaction; (d) there is consummated any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “Person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act); or (e) the shareholders of the Company adopt a plan or proposal for the liquidation, winding up or dissolution of the Company. The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto.

2.13. “Disability” means the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14. “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.15. “Effective Date” means June 18, 2018, the date of the approval of the Plan, as amended and restated, by the Company’s shareholders, the Plan, as amended and restated, having been approved by the Board on April 23, 2018.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.17. “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as follows, subject to Section 18.3:

(a) If on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange (a “Stock Exchange”), or are publicly traded on an established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or Securities Market (provided that if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination) on the Grant Date or other determination date. If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be, as determined by the Committee, the mean between (i) the highest bid price and the lowest asked price of the Stock as reported on such Stock Exchange or such Securities Market on such date or (ii) the high and low sale prices of the Stock as reported on such Stock Exchange or such Securities Market on such date, or if no sale of Stock shall have been so reported for such date, on the immediately preceding day on which any sale of Stock shall have been reported on such Stock Exchange or Securities Market.

(b) If on such Grant Date or other determination date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18. “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.19. “Grant Date” means, as determined by the Committee, the later to occur of (a) the date as of which the Company completes the corporate action constituting the Award, or (b) such date subsequent to the date specified in clause (a) as may be specified by the Committee.

2.20. “Grantee” means a person who receives or holds an Award under the Plan.

2.21. “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.22. “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23. “Option” means an option to purchase one or more shares of Stock at a specified Option Price pursuant to Section 8.

2.24. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25. “Original Effective Date” means April 13, 2012.

2.26. “Other Agreement” shall have the meaning set forth in Section 15.

2.27. “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Award or an Annual Incentive Award.

2.28. “Outside Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

2.29. “Parachute Payment” shall have the meaning set forth in Section 15.

2.30. “Performance Award” means an Award made subject to the attainment of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.31. “Performance Measures” means objective performance criteria on which performance goals under Performance Awards are based, such as: (a) net earnings or net income; (b) operating earnings; (c) pretax earnings; (d) earnings per share; (e) share price, including growth measures and total shareholder return; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation and/or amortization; (h) earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following: stock-based compensation expense; income from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments; sales and use tax settlement; and gain on non-monetary transactions; (i) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (j) gross or operating margins; (k) return measures, including return on assets, capital, investment, equity, sales or revenue; (l) cash flow, including: operating cash flow; free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures; levered free cash flow, defined as free cash flow less interest expense; cash flow return on equity; and cash flow return on investment; (m) productivity ratios; (n) expense targets; (o) market share; (p) financial ratios as provided in credit agreements of the Company and its Subsidiaries; (q) working capital targets; (r) completion of acquisitions of businesses or companies; (s) completion of divestitures and asset sales; and (t) any combination of the foregoing business criteria.

2.32. “Performance Period” means the period of time during which the performance goals under Performance Awards and Annual Incentive Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance Awards or Annual Incentive Awards.

2.33. “Plan” means this Orthofix Medical Inc. Amended and Restated 2012 Long-Term Incentive Plan, as it may be further amended from time to time.

2.34. “Prior Plan” means the Orthofix International N.V. Amended and Restated 2004 Long-Term Incentive Plan.

2.35. “Purchase Price” means the purchase price, if any, for each share of Stock subject to an Award of Restricted Stock, Stock Units or Unrestricted Stock.

2.36. “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.37. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee pursuant to Section 9.

2.38. “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.39. “Service” means service of a Grantee as a Service Provider to the Company or any Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be a Service Provider to the Company or any Affiliate. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate. Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.40. “Service Provider” means, as of any date of determination, (a) an employee, officer, or director of the Company or an Affiliate, or (b) a consultant (who is a natural person) or adviser (who is a natural person) of the Company or any Affiliate who provides bona fide services to the Company or any Affiliate and whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s stock.

2.41. “Share Limit” shall have the meaning set forth in Section 4.1(a).

2.42. “Stock” means the common stock, par value $0.10 per share, of the Company, or any security for which the shares of Stock may be exchanged or into which the shares of Stock may be converted.

2.43. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.44. “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash or a combination thereof.

2.45. “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company and Subsidiaries collectively own, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.46. “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.47. “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company,

the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.48. “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

3. ADMINISTRATION OF THE PLAN

3.1. Committee.

(a) The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (i) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (ii) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

(b) In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee or another committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to the Committee or such other committee pursuant to this Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or other committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

(c) Except as provided in Section 3.2 and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Directors of the Company who: (a) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (b) comply with the independence requirements of the Stock Exchange or Securities Market on which the Stock is listed or publicly traded; provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1 or otherwise provided in any charter of the Committee; provided, further that, notwithstanding anything in the Plan to the contrary, to the extent necessary to satisfy any transition rule or applicable transition guidance pertaining to Awards intended to satisfy the criteria for performance-based compensation under Code Section 162(m), the Committee administering such Awards shall consist of two or more Outside Directors who qualify as

“outside directors” within the meaning of Code Section 162(m) and the applicable guidance thereunder. Without limiting the generality of the foregoing, the Committee may be the Compensation and Talent Development Committee of the Board or a subcommittee thereof if the Compensation and Talent Development Committee of the Board or such subcommittee satisfies the foregoing requirements.

(d) The Board may also appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act and any Stock Exchange or Securities Market on which the Stock is listed or publicly traded. Any reference to “Committee” in the Plan, any Award or any Award Agreement shall be deemed, as applicable, to refer to any committee appointed by the Board pursuant to this Section 3.1.

(e) To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (i) to make Awards to directors of the Company, (ii) to make Awards to employees who are (A) “executive officers” as defined in Rule 3b-7 under the Exchange Act, or (B) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1, or (iii) to interpret the Plan, any Award or any Award Agreement. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference to the “Committee” in the Plan, any Award or any Award Agreement shall be deemed, to the extent consistent with the terms and limitations of such delegation, to refer to each officer delegated authority by the Committee pursuant to this Section 3.1.

3.2. Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s articles of incorporation and bylaws and Applicable Laws.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the value or number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option, the SAR Exercise Price of any SAR, and the Purchase Price of shares of Restricted Stock or vested Stock Units, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement evidencing an Award;

(f) amend, modify, reprice (except as such practice is prohibited by Section 3.5 herein), or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, materially impair the Grantee’s rights under such Award; and

(g) make Substitute Awards.

3.4. Forfeiture; Recoupment

(a) The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b) Any Award granted pursuant to the Plan, to the extent provided in any Award Agreement relating thereto, shall be subject to mandatory repayment by the Grantee of such Award to the Company to the extent that such Grantee is or in the future becomes subject to (i) any Company or Affiliate “clawback” or recoupment policy, including without limitation, any policy enacted in response to the SEC’s adoption on October 26, 2022 of the final rule titled “Listing Standards for Recovery of Erroneously Awarded Compensation” and any listing rules of the Nasdaq Stock Market adopted in connection therewith (a “Company Clawback Policy”), or (ii) any Applicable Laws, in each case that require the repayment by such Grantee to the Company or Affiliate of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy. In furtherance of the foregoing, if the Company becomes entitled to recover any amounts from a Grantee under a Company Clawback Policy, the Committee shall be authorized to cancel all or any portion of any Award (including without limitation, time-based and performance-based vesting Awards) for the purpose of offsetting any amount otherwise recoverable by the Company from such Grantee under such Company Clawback Policy.

3.5. No Repricing.

Notwithstanding anything in the Plan to the contrary, except in connection with a Corporate Transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not (a) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Price, as applicable, of such outstanding Options or SARs; (b) cancel or assume outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Price, as applicable, that is less than the Option Price or SAR Price, as applicable, of the original Options or SARs; or (c) cancel or assume outstanding Options or SARs with an Option Price or SAR Price, as applicable, above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s shareholders, or (ii) is an appropriate adjustment pursuant Section 17.

3.6. Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into deferred Stock equivalents and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7. No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.8. Stock Issuance; Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including by book-entry or direct registration or by the issuance of one or more stock certificates.

4. STOCK SUBJECT TO THE PLAN

4.1. Number of Shares of Stock Available for Awards.

(a) Subject to adjustment pursuant to Section 17, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (i) Eleven Million Two Hundred Seventy-Five Thousand (11,275,000) shares, plus (ii) the number of shares of Stock available for awards under the Prior Plan as of the Original Effective Date, plus (iii) the number of shares of Stock subject to awards outstanding under the Prior Plan as of the Original Effective Date which thereafter (A) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (B) are settled in cash in lieu of such shares or (C) are exchanged with the Committee’s permission, before the issuance of such shares, for compensatory awards not involving shares (the “Share Limit”).

(b) Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

(c) Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by Applicable Laws, shares of treasury stock and issued shares that have been reacquired by the Company.

4.2. Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions involving the Company or a Subsidiary to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to grant Substitute Awards under the Plan therefor. The Share Limit shall not be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3. Share Usage.

(a) Shares of Stock subject to an Award shall be counted against the Share Limit as used as of the Grant Date.

(b) Any shares of Stock that are subject to Awards of Options and SARs shall be counted against the Share Limit set forth in Section 4.1(a) as one (1) share of Stock for every one (1) share of Stock subject to such Award. Any shares of Stock that are subject to Awards other than Options or SARs shall be counted against the Share Limit set forth in Section 4.1(a) as 1.84 shares for every one (1) share of Stock subject to such Award. With respect to SARs, the number of shares of Stock subject to an award of SARs shall be counted against the Share Limit under the Plan regardless of the number of shares of Stock actually issued to settle such SARs upon exercise. With respect to Performance Awards and Annual Incentive Awards, a number of shares of Stock at least equal to the target number of shares issuable under such Award, and with giving effect to the share counting rules set forth in this section, shall be counted against the Share Limit as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued, with giving effect to the share counting rules set forth in this section, upon settlement of the Performance Awards and Annual Incentive Awards, to the extent different from such number of shares.

(c) Any shares of Stock related to Awards under the Plan or awards outstanding under Prior Plan as of the Original Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares or is settled in cash in lieu of shares shall be available again for grant under the Plan in an amount determined in accordance with the methodology set forth in Section 4.3(b).

(d) The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option or Stock Appreciation Right, (ii) that were not issued upon the net settlement or net exercise of an Option or Stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iv) purchased by the Company with proceeds from Option or Stock Appreciation Right exercises.

5. EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Effective Date.

The Plan became effective on the Original Effective Date. The Plan, as amended and restated, shall be effective as of the Effective Date. The Plan as in effect prior to its amendment and restatement shall apply to all awards granted on and after the Original Effective Date and prior to the Effective Date. Following the Original Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plans to settle awards which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

Notwithstanding any other provision of the Plan or any Award, each Award made under the Plan prior to November 2, 2017 that was intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal (“162(m) Awards”) and each Award which was otherwise not subject to the deduction limitation of Section 162(m) of the Code shall be subject to any additional limitations as the Committee determines necessary for such 162(m) Award to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal (or to be so exempt) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, and to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause any 162(m) Awards to fail to so qualify or other Awards to be so exempt, any such provisions shall not apply to such Awards to the extent necessary to ensure the continued qualification or exemption of such Awards. To the extent permitted by Applicable Law, the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

5.2. Term.

The Plan shall terminate automatically on the first to occur of (a) the day before the tenth (10th) anniversary of the Effective Date, (b) the date determined in accordance with Section 5.3, and (c) the date determined in accordance with Section 17.3. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.3. Amendment, Suspension and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan, provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair the Grantee’s rights under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange or Securities Market on which the Stock is then listed or publicly traded), provided that no amendment shall be made to the no-repricing provisions of Section 3.5, the Option Price provisions of Section 8.1, or the SAR Exercise Price provisions of Section 9.1 without the approval of the Company’s shareholders.

6. AWARD ELIGIBILITY AND LIMITATIONS

6.1. Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

6.2. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to a Grantee other than an Outside Director is 400,000 shares per fiscal year; provided, however, the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to a Grantee other than an Outside Director in the fiscal year that the person is first employed by the Company or its Affiliates is 800,000 shares.

(b) The maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, to a Grantee other than an Outside Director is 200,000 shares per fiscal year; provided, however, the maximum number of shares of Stock subject to Awards other than Options or SARs that can be granted under the Plan to a Grantee other than an Outside Director in the fiscal year that the person is first employed by the Company or its Affiliates is 400,000 shares.

(c) The maximum amount that may be paid as a cash-denominated Annual Incentive Award (whether or not cash-settled) in respect of a Performance Period of 12 months or less to a Grantee other than an Outside Director shall be $3,000,000, and the maximum amount that may be paid as a cash-denominated Performance Award (whether or not cash-settled) in respect of a Performance Period greater than 12 months to a Grantee other than an Outside Director shall be $6,000,000.

(d) The maximum total compensation (including cash payments and the aggregate Grant Date fair value of Awards (computed in accordance with Financial Accounting Standards Board

Accounting Standards Codification Topic 718 (or its successors)) that may be granted under the Plan) that may be paid to or granted in a fiscal year to an Outside Director for his or her service as a member of the Board or a committee of the Board is $1,000,000.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3. Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.5, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

6.4. Minimum Vesting Requirements.

Except with respect to a maximum of five percent (5%) of the Share Limit, (a) no portion of any Award (other than Substitute Awards) that vests on the basis of the Grantee’s continued Service shall be granted with vesting conditions under which vesting occurs earlier than the one (1) year anniversary of the Grant Date, and (b) no portion of any Award (other than Substitute Awards) that vests upon the attainment of Performance Measures shall be granted with a Performance Period of less than twelve (12) months. Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (i) in the event of the Grantee’s death, Disability or retirement, or (ii) in connection with a Corporate Transaction. The foregoing five percent (5%) limit shall be subject to adjustment consistent with the share usage rules of Section 4.3 and the adjustment provisions of Section 17.

7. AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8. TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting and Exercisability.

Subject to Sections 6.4, 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided, that no Option relying on the five percent (5%) exception set forth in Section 6.4 shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the day before the fifth (5th) anniversary of the Grant Date of such Option; and provided, further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of a period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4. Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date on which the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6. Method of Exercise.

Subject to the terms of Sections 12 and 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7. Rights of Holders of Options.

A Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8. Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%)

of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of shares as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise over (b) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be no less than the Fair Market Value of a share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or part of any other Award or without regard to any Option or other Award; provided, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR.

9.2. Other Terms.

Subject to Sections 6.4, 9.3 and 17.3, the Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR; provided, that no SARs relying on the five percent (5%) exception set forth in Section 6.4 shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4. Rights of Holders of SARs.

A Grantee or other person holding or exercising a SAR shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock underlying such SAR, to direct the voting of the shares of Stock underlying such SAR, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock underlying such SAR, if any, are issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock underlying a SAR for which the record date is prior to the date of issuance of such shares of Stock, if any.

9.5. Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6. Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of shares as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1. Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for consideration or for no consideration (other than the par value of the shares of Stock, which shall be deemed paid by past or future Services by the Grantee to the Company or an Affiliate).

10.2. Restrictions.

Subject to Sections 6.4 and 17.3, at the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 14. Awards of Restricted Stock or Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3. Restricted Stock Certificates; Book-Entry Registration.

Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided, that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement. Pursuant to Section 3.8, to the extent Restricted Stock is represented by a book-entry, such book entry shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.

10.4. Rights of Holders of Restricted Stock.

Holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. Notwithstanding the foregoing, cash dividends declared or paid on shares of Restricted Stock (i) shall not be paid currently but instead shall be accrued, (ii) shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock, and (iii) shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock.

10.5. Rights of Holders of Stock Units.

10.5.1. Voting and Dividend Rights.

Holders of Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s shareholders). Subject to the restrictions on Dividend Equivalent Rights set forth in Section 13, the Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights.

10.5.2. Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

Unless the Committee provides otherwise in an Award Agreement or in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock or Stock Units.

10.7. Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8. Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by the Stock Unit have been delivered in accordance with this Section 10.8.

11. TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

(a) In each case subject to the five percent (5%) limit set forth in Section Error! Reference source not found., the Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or future Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

(b) The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Subject to Section 6.4, Awards granted pursuant to this Section 11(b) may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock or Stock Units), to the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or vested Stock Units may be made in any other form that is consistent with Applicable Laws, including (a) Service to the Company or an Affiliate and (b) net exercise, net settlement or share withholding.

13. TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date (with or without being subject to forfeiture or a repayment obligation). A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Subject to this Section 13, the terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights. Any such reinvestment in additional shares of Stock shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. Notwithstanding the foregoing, a Dividend Equivalent Right granted as a component of another Award (i) shall not be paid currently but instead shall be accrued, (ii) shall be subject to the same vesting conditions and restrictions applicable to the Award to which the Dividend Equivalent Rights correspond, and (iii) shall not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond becomes vested and settled.

13.2. Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14. TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1. Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or the number shares of Stock subject to Performance Awards and Annual Incentive Awards that will be paid out to the Grantee thereof.

14.3. Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards or Annual Incentive Awards shall be entitled to receive a payout of the value and/or the number shares of Stock subject to Performance Awards and Annual Incentive Awards earned by the Grantee over such Performance Period.

14.4. Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay earned Performance Awards in the form of cash, shares of Stock, other Awards, other property or a combination thereof and (b) shall pay the value of the earned Performance Awards and Annual Incentive Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance Award or Annual Incentive Award, and the timing thereof, may be subject to the achievement of such Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Performance under any of the Performance Measures (i) may be used to measure the performance of (A) the Company, its Subsidiaries and other Affiliates as a whole, (B) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (C) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (ii) may be compared to the performance of one or more other companies, or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select Performance Measure specified in Section 2.31(e) for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance Award or Annual Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14. For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Awards subject to subjective performance conditions (including individual performance conditions); provided, that such Awards shall not be considered Performance Awards under the Plan.

14.5.1. Evaluation of Performance.

The Committee may provide in any Performance Award or Annual Incentive Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense.

15. PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16. REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person of any provision of the Company’s articles of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the Share Limit set forth in Section 4.1(a), the individual share limits set forth in Section 6.2, and the five percent (5%) limit set forth in Section 6.4 shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Exercise Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee shall, in such manner as it deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Exercise Price of outstanding SARs as required to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Corporate Transaction.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Exercise Price, if applicable, so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 17.2, Performance Awards and Annual Incentive Awards shall be adjusted (including any adjustment to performance goals applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance Awards or Annual Incentive Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

17.3. Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or with respect to Performance Awards and Annual Incentive Awards, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a) All Grantees of shares of Restricted Stock, Stock Units, and Dividend Equivalent Rights shall become vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction and any shares of Stock or cash that become vested pursuant to the operation of this Section 17.3(a) shall be delivered, immediately prior to the occurrence of such Corporate Transaction;

(b) All Grantees of Options and SARs shall become immediately vested in their Awards as of immediately prior to the occurrence of a Corporate Transaction; and

(c) Either or both of the following two actions may be taken:

(I) AT LEAST FIFTEEN (15) DAYS PRIOR TO THE SCHEDULED CONSUMMATION OF SUCH A CORPORATE TRANSACTION, NOTICE SHALL BE GIVEN TO ALL GRANTEES OF VESTED OPTIONS AND SARS OUTSTANDING HEREUNDER (INCLUDING OPTIONS AND SARS THAT BECOME VESTED PURSUANT TO THE OPERATION OF SECTION 17.3(B)) THAT SUCH OPTIONS AND SARS SHALL REMAIN EXERCISABLE FOR A PERIOD OF FIFTEEN (15) DAYS AND SHALL THEREAFTER BE TERMINATED. WITH RESPECT TO THE COMPANY’S ESTABLISHMENT OF AN EXERCISE WINDOW, (A) ANY EXERCISE OF AN OPTION OR SAR DURING THE FIFTEEN (15)-DAY PERIOD REFERRED TO ABOVE SHALL BE CONDITIONED UPON THE CONSUMMATION OF THE APPLICABLE CORPORATE TRANSACTION AND SHALL BE EFFECTIVE ONLY IMMEDIATELY BEFORE THE CONSUMMATION THEREOF, AND (B) UPON CONSUMMATION OF ANY CORPORATE TRANSACTION, THE PLAN AND ALL OUTSTANDING BUT UNEXERCISED OPTIONS AND SARS SHALL TERMINATE. THE COMMITTEE SHALL SEND NOTICE OF AN EVENT THAT SHALL RESULT IN SUCH A TERMINATION TO ALL NATURAL PERSONS AND ENTITIES WHO HOLD OPTIONS AND SARS NOT LATER THAN THE TIME AT WHICH THE COMPANY GIVES NOTICE THEREOF TO ITS SHAREHOLDERS.

AND/OR

(II) THE COMMITTEE MAY ELECT, IN ITS SOLE DISCRETION, TO CANCEL ANY OUTSTANDING AWARDS OF OPTIONS, SARS, RESTRICTED STOCK, STOCK UNITS, AND/OR DIVIDEND EQUIVALENT RIGHTS AND PAY OR DELIVER, OR CAUSE TO BE PAID OR DELIVERED, TO THE HOLDER THEREOF AN AMOUNT IN CASH OR SECURITIES HAVING A VALUE (AS DETERMINED BY THE COMMITTEE ACTING IN GOOD FAITH), IN THE CASE OF RESTRICTED STOCK OR STOCK UNITS, EQUAL TO THE FORMULA OR FIXED PRICE PER SHARE PAID TO HOLDERS OF SHARES OF STOCK PURSUANT TO SUCH CORPORATE TRANSACTION AND, IN THE CASE OF OPTIONS OR SARS, EQUAL TO THE PRODUCT OF THE NUMBER OF SHARES OF STOCK SUBJECT SUCH OPTIONS OR SARS MULTIPLIED BY THE AMOUNT, IF ANY, BY WHICH (A) THE FORMULA OR FIXED PRICE PER SHARE PAID TO HOLDERS OF SHARES OF STOCK PURSUANT TO SUCH TRANSACTION EXCEEDS (B) THE OPTION PRICE OR SAR EXERCISE PRICE APPLICABLE TO SUCH AWARDS.

(d) For Performance Awards and Annual Incentive Awards denominated in Stock or Stock Units, if less than half of the Performance Period has lapsed, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply). If more than half the Performance Period has lapsed, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units based on actual performance to date (or into Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, such Performance Awards and Annual Incentive Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(e) Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

17.4. Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a) The Plan and the Awards theretofore granted under the Plan shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of such Awards, or for the substitution for such Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

(b) In the event an Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within one year following the consummation of such Corporate Transaction, such Award shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine.

17.5. Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events that are not Corporate Transactions.

17.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

18. GENERAL PROVISIONS

18.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee, in its discretion, determines desirable.

18.3. Withholding Taxes.

(a) The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which the same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b) The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdiction).

(c) Notwithstanding Section 2.17 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4. Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6. Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

18.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Foreign Jurisdictions.

To the extent the Committee determines that the terms set by the Committee imposed by the Plan preclude the achievement of the purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices, or supplements to, or amendments, restatements, or alternative versions of the Plan as in effect for any other purposes. The special terms and any sub-plans, appendices, supplements, amendments, restatements, or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Company’s shareholders.

18.10. Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” within the meaning of Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s “separation from service” within the meaning of Code Section 409A will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Corporate Transaction, in no event will a Corporate Transaction be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Corporate Transaction for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

18.11. Non-Payment of Dividends or Dividend Equivalent Rights on Unvested Awards

For the avoidance of doubt, and notwithstanding anything in the Plan or any Award Agreement to the contrary, no dividends or Dividend Equivalent Rights shall be paid on any unvested Award and any dividends or Dividend Equivalent Rights granted in respect to any Award shall be paid at the time, if at all, that the Award to which it relates becomes vested.

Appendix B

(The following is the text of the proposed Amendment No. 4 to the Second Amended and Restated Stock Purchase Plan. This text is followed by the current text of the Second Amended and Restated Stock Purchase Plan, as amended by Amendment Nos. 1, 2 and 3 thereto (without, and giving effect to the proposed Amendment No. 4.)

AMENDMENT NO. 4 TO

ORTHOFIX MEDICAL INC.

SECOND AMENDED AND RESTATED
STOCK PURCHASE PLAN

The Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan (as amended to date, the “Plan”) is hereby amended as follows:

Section 3(a) of the Plan is amended and restated in its entirety to read in full as follows:

“The total number of shares of Orthofix Stock reserved and available for issuance pursuant to the Plan shall not exceed 4,850,000 shares. The shares of Orthofix Stock purchasable pursuant to the Plan may be authorized but previously unissued shares of Orthofix Stock or shares of Orthofix Stock held in treasury or purchased in the open market or in privately negotiated transactions. The Company shall bear all costs in connection with issuance or transfer of any shares and all commissions, fees and other charges incurred in purchasing shares for distribution pursuant to the Plan.”

* * * * *

ORTHOFIX MEDICAL INC.

SECOND AMENDED AND RESTATED

STOCK PURCHASE PLAN, AS AMENDED

BY AMENDMENT NOS. 1, 2 AND 3 THERETO

1. Purpose

The purpose of the Plan is to encourage eligible employees and directors to become owners of common stock of Orthofix Medical Inc., thereby giving them a greater interest in the growth and success of its business.

2. Definitions

The following definitions are used throughout the Plan:

(a) “Board of Directors” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board of Directors. If, at any time, there is no acting Compensation Committee of the Board of Directors, the term “Committee” shall mean the Board of Directors.

(d) “Company” means Orthofix Medical Inc., a Delaware corporation, or any successor to substantially all of its business.

(e) “Director” means a member of the Board of Directors who is not also an employee of the Company or of a Subsidiary and is not an Employee for purposes of this Plan.

(f) “Effective Date” means the date determined in accordance with Section 11.

(g) “Employee” means a full-time or part-time employee of the Company or of a Subsidiary that has been designated as a participating employer under the Plan. Notwithstanding the foregoing, unless otherwise prohibited by the laws of the local jurisdiction, “Employee” shall not mean a temporary employee.

(h) “Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of Orthofix Stock under this Plan, the value of a share of Orthofix Stock on such date of determination, calculated as follows:

(i) If shares of Orthofix Stock are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii) If shares of Orthofix Stock are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on such date, or, if no closing bid and asked prices are reported on such day, then the Fair Market Value shall be the average of the closing bid and asked prices of the share in the over-the-counter market on the next preceding day on which closing bid and asked prices are reported; or

(iii) If neither (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(i) “Orthofix Stock” means the Common Stock of the Company, $.10 par value. Unless the context indicates otherwise, the terms “share” or “shares” shall refer to a share or shares of Orthofix Stock.

(j) “Participant” means an Employee or Director who elects to participate in the Plan; provided, however, that no employee shall be allowed to be a Participant at any time if such employee, after exercising his or her rights to purchase shares under the Plan, would beneficially own shares of the Company’s Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. For purposes of the foregoing sentence, (i) an individual shall be considered as beneficially owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being beneficially owned proportionately by or for its shareholders, partners, or beneficiaries.

(k) “Plan” means the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan, as further amended from time to time.

(l) “Plan Period” means either of the consecutive six month periods beginning on November 1 or May 1, respectively, and ending on April 30 and October 31, respectively. In other words, the Plan Period will commence on November 1 and end on April 30, and will commence again on May 1 and end on October 31. However, pursuant to Section 7, the Committee may change the duration, frequency, start and end dates of future Plan Periods.

(m) “Subsidiary” means (i) a domestic or foreign corporation, limited liability company, partnership or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such entity’s board of directors or analogous governing body or (ii) any other domestic or foreign corporation, limited liability company, partnership or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

3. Shares Subject to the Plan

(a) The total number of shares of Orthofix Stock reserved and available for issuance pursuant to the Plan shall not exceed 3,600,000 shares. The shares of Orthofix Stock purchasable pursuant to the Plan may be authorized but previously unissued shares of Orthofix Stock or shares of Orthofix Stock held in treasury or purchased in the open market or in privately negotiated transactions. The Company shall bear all costs in connection with issuance or transfer of any shares and all commissions, fees and other charges incurred in purchasing shares for distribution pursuant to the Plan.

(b) A Participant shall have no rights as a shareholder with respect to shares of Orthofix Stock purchasable pursuant to the Plan until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

(c) If the Committee determines that the total number of shares of Orthofix Stock to be purchased pursuant to the Plan on any particular date exceeds the number of shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the available shares on a uniform and non-discriminatory basis, and the payroll and other deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Orthofix Stock pro-rated to such individual, shall be refunded pursuant to Section 6.

4. Eligibility

Each Employee and Director (subject to Section 5(b) hereof) shall be eligible to participate in the Plan on the first day of any Plan Period, provided that he or she is actively employed or is a Director of the Company on such day.

5. Participation

(a) An eligible Employee shall become a Participant for any Plan Period by electing to contribute to the Plan, through payroll deductions, either a fixed amount or a percentage of his or her compensation for the Plan Period; provided, however, that such fixed amount or percentage shall not be less than 1% nor more than 25% (or such other percentage as the Committee may determine) of his or her compensation for the Plan Period. For purposes of the Plan, an Employee’s compensation shall mean (i) for non-commissioned employees, his or her regular salary or straight-time wages, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements; and (ii) for commissioned employees, his or her commissions, guaranteed payments, overtime, bonuses, and all other forms of compensation, excluding any car allowance or relocation expense reimbursements. An Employee’s election to participate in the Plan for any Plan Period shall be made prior to the beginning of such Plan Period on an authorized form and shall be made in accordance with procedures established by the Committee from time to time.

(b) An eligible Director shall become a Participant for any Plan Period by electing to contribute to the Plan, through a deduction of his or her annual director or other compensation paid in cash, either a fixed amount or a percentage of such director compensation for the Plan Period. A Director’s election to participate in the Plan for any Plan Period shall be made prior to the beginning of such Plan Period or, if later, within 30 days after the date on which such individual first becomes an eligible Director, on an authorized form and shall be made in accordance with procedures established by the Committee from time to time. Notwithstanding the foregoing, a Director’s election to participate in the Plan for the Plan Period in which he or she first becomes eligible to participate may be made within 30 days after the date on which such individual first becomes eligible to participate; provided, however, such election shall apply only to an amount of his or her annual or other director compensation paid in cash for such Plan Period equal to the total amount of the Director’s annual or other compensation paid in cash for such Plan Period multiplied by the ratio of the number of days remaining in the Plan Period after such election is made over the total number of days in the Plan Period for which such Director receives annual director or other compensation.

(c) A Participant must complete a new election with respect to each Plan Period in order to participate in the Plan Period. During any Plan Period, a Participant may make a one-time election to decrease (including to zero) his or her rate of payroll deductions applicable to such Plan Period. Such one-time decrease shall not limit Participant’s ability to withdraw from the Plan pursuant to Section 5(e) below. To make such one-time decrease, the Participant may submit a new election authorizing the new rate of payroll deductions at any time but no later than thirty (30) days before the last day of the Plan Period and in accordance with such other procedures as are established by the Committee from time to time.

(d) Participant contributions (i) in the case of Employees, shall be credited or deposited as soon as practicable following each payday, and (ii) in the case of Directors, shall be credited or deposited as soon as practicable following the Company’s deduction of all or a portion of the Director’s annual or other compensation. The Company shall maintain bookkeeping accounts of all Participant contributions but shall have no obligation to pay interest or to hold such amounts in a separate interest-bearing account at a bank or other financial institution (except as required by applicable law). To the extent separate interest-bearing accounts at a bank or other financial institution are required by applicable law, each such account shall be maintained in the name of the Plan for the benefit of Participants, and the balance of each such account shall remain the property of the Participants until transferred to the Company pursuant to Section 6. After the close of each Plan Period, the balance of the account will be used by (or transferred to) the Company to purchase Orthofix Stock for distribution to Participants and to pay cash in lieu of fractional shares as provided in Section 6.

(e) A Participant may elect to withdraw from the Plan by providing notice to the Committee by the 20th day of the last month of the applicable Plan Period, or the immediately preceding business day, if such day is a holiday or weekend. Upon withdrawal from the Plan, all payroll and other deductions under the Plan shall immediately cease, and a Participant shall receive, in lieu of any other benefits under the Plan, the following: (i) a refund of his or her contributions as soon as practicable following the date of withdrawal from the Plan, and in any event no later than the date that is two and one-half months following the last day of the Plan Period in which such Participant withdrew from the Plan, and (ii) to the extent a separate interest-bearing account at a bank or other financial institution was required by applicable law, a refund of the interest, if any, accrued through the date of payment at the rate in effect at the bank or other financial institution holding Participant contributions, which refund of accrued interest, if any, shall be paid immediately following the end of the Plan Period in which such Participant withdrew from the Plan, and in any event no later than the date that is two and one-half months following the last day of such Plan Period.

(f) An Employee’s participation in the Plan shall terminate upon his or her termination of employment. An Employee’s participation in the Plan shall, unless otherwise required by applicable law, terminate upon his or her leave of absence or absence from active employment for any other reason only if such Employee does not continue to make contributions to the Plan during such leave in accordance with procedures established by the Committee. An Employee whose participation in the Plan has terminated pursuant to this Section 5(f) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(g) A Director’s participation in the Plan shall terminate if, during any Plan Period, such Director ceases to be a member of the Board of Directors for any reason. A Director whose participation in the Plan has terminated pursuant to this Section 5(g) shall be deemed to have withdrawn from the Plan for purposes of this Section 5.

(h) A Participant who withdraws his or her contributions or otherwise ceases participation before the 20th day of the last month of the applicable Plan Period, or the immediately preceding business day, if such day is a holiday or weekend, may again participate in the Plan for any subsequent Plan Periods, provided he or she satisfies the eligibility requirements of Section 4 and makes a timely election to contribute for such Plan Period.

(i) If any law, rule, or regulation applicable to an eligible Employee or Director prohibits the use of payroll or other deductions for purposes of the Plan, or if such deductions impair or hinder the operation of the Plan or affect the composition of the Board of Directors or any committee thereof, an alternative method of payment approved by the Committee may be substituted for such eligible Employee or Director, as applicable; provided, however, that if any law, rule or regulation relating to a Director participating in the Plan, in the sole discretion of the Board of Directors, would affect the composition of the Board of Directors or any committee thereof, the Board of Directors may terminate such Director’s participation in the Plan.

6. Distribution of Common Stock

(a) As soon as practicable following the last day of each Plan Period, but in any event no later than the date that is two and one-half months following the last day of such Plan Period, the Committee shall distribute to each Employee and Director who was a Participant for the entire Plan Period (or, in the event of the death of an Employee or Director prior to such distribution, to the

Employee’s or Director’s beneficiary, as applicable) a certificate or certificates representing the number of whole shares of Orthofix Stock determined by dividing (i) the amount of the Participant’s contributions for the Plan Period (plus interest, if any, accrued to the extent required by applicable law on such contributions through the end of the Plan Period) by (ii) 85% of the Fair Market Value of the Orthofix Stock on the first day of the Plan Period or, if lower, on the last day of the Plan Period. Cash in the amount of any fractional share shall be paid to the Participant as soon as practicable following the last day of each Plan Period, but in any event, no later than the date that is two and one-half months following the last day of such Plan Period.

(b) The Committee may, in its discretion, require a Participant to pay to the Company or its Subsidiary, as appropriate, prior to the distribution of the Orthofix Stock, the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold applicable taxes, at the appropriate statutory rate, that the Participant incurs as a result of the Participant’s participation in the Plan. To satisfy the statutory tax withholding requirements, the Company or its Subsidiary will irrevocably elect, as appropriate, to withhold from the shares of Orthofix Stock to be distributed to the Participant the number of shares necessary (based upon the Fair Market Value of the Orthofix Stock at the date of withholding) to satisfy the Company’s tax withholding obligations. In the event the Committee subsequently determines that the aggregate Fair Market Value (on the date of withholding) of shares of Orthofix Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the Company, or its Subsidiary, as appropriate, immediately upon the Committee’s request, the amount of that deficiency. The Company or its Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with the Plan) any applicable taxes required to be withheld with respect to such payments.

7. Administration of the Plan

(a) The Committee shall administer the Plan and shall keep a written record of its actions and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Committee is authorized to interpret the Plan, to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include, without limitation, the following:

(i) Determining the amount of benefits payable to Participants and authorizing and directing the Company with respect to the payment of benefits under the Plan;

(ii) Determining the duration, frequency, start and end dates of future Plan Periods;

(iii) Construing and interpreting the Plan in its sole discretion whenever necessary to carry out its intention and purpose and making and publishing such rules for the regulation of the Plan as are not inconsistent with the terms of the Plan;

(iv) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan; and

(v) Administering the Plan as necessary to take account of tax, securities law and other regulatory requirements of foreign jurisdictions.

(b) Any action taken or determination made by the Committee shall, except as otherwise provided in Section 8 below, be conclusive on all parties. No member of the Committee shall vote on any matter relating specifically to such member. In the event that a majority of the members of the Committee would be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action shall be taken by the Board of Directors.

(c) The Committee may designate one or more of its members or the Chief Executive Officer or the Chief Financial Officer to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to participation in the Plan by eligible Directors or by eligible Employees who are officers for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(d) No member of the Board of Directors or the Committee, the Chief Executive Officer, the Chief Financial Officer, or any other officer or employee of the Company or any of its Subsidiaries to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other person the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(e) Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board of Directors.

8. Claims Procedure

(a) If a Participant does not receive the timely payment of the benefits which the Participant believes are due under the Plan, the Participant may make a claim for benefits in the manner hereinafter provided.

(i) All claims for benefits under the Plan shall be made in writing and shall be signed by the Participant. Claims shall be submitted to the Committee, or to a representative designated by the Committee. If the Participant does not furnish sufficient information with the claim for the Committee to determine the validity of the claim the Committee shall indicate to the Participant any additional information which is necessary for the Committee to determine the validity of the claim.

(ii) Each claim hereunder shall be acted on and approved or disapproved by the Committee within 90 days following the receipt by the Committee of the information necessary to process the claim.

(iii) In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the Participant in writing of the denial of the claim and notify the Participant of his or her right to a review of the Committee’s decision. Such notice by the Committee shall also set forth, in a manner calculated to be understood by the Participant, the specific reason for such denial, the specific provisions of the Plan on which the denial is based and a description of any additional material or information necessary to perfect the claim with an explanation of the Plan’s appeals procedure as set forth in this Section.

(iv) If no action is taken by the Committee on a Participant’s claim within 90 days after receipt by the Committee, such claim shall be deemed to be denied for purposes of the following appeals procedure.

(b) Any Participant whose claim for benefits is denied in whole or in part may appeal for a review of the decision by the full Committee. Such appeal must be made within three months after the Participant has received actual or constructive notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

(i) request a review by the full Committee of the claim for benefits under the Plan;

(ii) set forth all of the grounds upon which the Participant’s request for review is based and any facts in support thereof; and

(iii) set forth any issues or comments which the Participant deems pertinent to the appeal.

(c) The Committee shall regularly review appeals by Participants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

(d) The Committee shall make a full and fair review of each appeal and any written materials submitted by the Participant in connection therewith. The Committee may require the Participant to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Participant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

(e) On the basis of its review, the Committee shall make an independent determination of the Participant’s eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

(f) In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Participant, which notice shall set forth, in a manner calculated to be understood by the Participant, the specific reasons for such denial and which shall make specific reference to the pertinent provisions of the Plan on which the Committee’s decision is based.

9. Amendment and Termination

(a) The Plan may be amended or terminated by the Board of Directors at any time, provided that no such action shall have the effect of decreasing a Participant’s accrued benefits as of the effective date of such action. Upon termination of the Plan, each Participant shall receive a refund of his or her contributions for the Plan Period (plus interest, if any, accrued to the extent required by applicable law through the date of termination).

(b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been “decreased,” the Committee shall be entitled to establish the exchange ratio applicable to payroll and other deductions, in a currency other than United States Dollars, permit payroll and other deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed payroll and other deduction elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Orthofix Stock for each Participant properly correspond with amounts deducted from the Participant’s compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

10. Beneficiary Designation

A Participant may file a written designation of a beneficiary who is to receive any Orthofix Stock or cash under the Plan in the event of such Participant’s death prior to delivery to such Participant of such Orthofix Stock or cash. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective to the extent required by applicable law. Such beneficiary designation may be changed by the Participant at any time by written notice to the Committee. All beneficiary designations shall be made in such form and manner as the Committee may prescribe from time to time.

11. Effective Date

The Plan, as currently amended, became effective on July 17, 2018, the date that the most recent amendment increasing the number of shares authorized under the Plan was approved by the Company’s shareholders.

12. Participants in Non-U.S. Jurisdictions

(a) To the extent that Participants are domiciled or resident outside of the U.S. or are domiciled or resident in the U.S. but are subject to the tax laws of a jurisdiction outside of the U.S., the Committee shall have the authority and discretion to adopt such modifications and procedures as it shall deem necessary or desirable to comply with the provisions of the laws of such non-U.S. jurisdictions in order to assure the viability of the benefits paid to such Participants. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of eligible Employees and Directors who are subject to the laws of jurisdictions outside of the U.S.

(b) Notwithstanding any other provision of the Plan to the contrary, to the extent the Company is required to comply with the EU Prospectus Directive in any jurisdiction with respect to awards made to eligible Employees or Directors in such jurisdiction, the Committee may suspend the right of all eligible Employees and Directors in such jurisdiction to participate in the Plan.

13. Data Privacy

(a) In order to facilitate the administration of the Plan, it will be necessary for the Company (or its stock plan and payroll administrators) to collect, hold, and process certain personal information about Employees participating in the Plan (including without limitation, name, home address and date of birth.) By participating in the Plan, participating Employees consent to the Company (including its stock plan and payroll administrators) collecting, holding and processing personal data and transferring such data to third parties insofar as is reasonably necessary to implement, administer and manage the Employee’s participation in the Plan and acknowledge that it may also be necessary to disclose information in order to comply with any legal obligations.

(b) The Company (including its stock plan and payroll administrators) will treat the participating Employees’ personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Employees’ participating in the Plan and will take reasonable measures to keep such personal data private, confidential, accurate and current.

(c) As the Company operates globally, it needs to share personal data with other related companies which are based abroad. Where the transfer is to a destination outside the Employee’s country of domicile, the Company shall take reasonable steps to ensure that such personal data continue to be adequately protected and securely held. Nonetheless, by participating in the Plan, each participating Employee acknowledges that personal information about such Employee may be transferred to a country that does not offer the same level of data protection as the Employee’s country of domicile.

14. Miscellaneous

(a) Nothing in the Plan shall confer upon a Participant the right to continue in the employ or continue to be a Director of the Company or a Subsidiary or shall limit or restrict the right of the Company or a Subsidiary to terminate the employment of a Participant at any time with or without cause.

(b) No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, liabilities or torts of a Participant.

(c) Neither the Company nor any Subsidiary shall be under any obligation to issue or deliver certificates for shares of Orthofix Stock pursuant to the Plan if such issuance or delivery would, in the opinion of the Committee, cause the Company to violate any provision of applicable law. The Company and its subsidiaries will use their best efforts to comply with applicable laws but will not be liable for any failure to comply.

(d) If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

(e) The Plan shall be construed and governed in accordance with the law of the State of New York and without giving effect to principles of conflicts of laws.

(f) All notices or other communications by a Participant to the Committee, the Company, or any Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

(g) Notwithstanding anything to the contrary contained in the Plan, notices and other elections under this Plan may be delivered or made electronically, in the discretion of the Committee. In addition, in the discretion of the Committee, shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual share certificate; provided, however, an actual share certificate shall be delivered if requested by the Participant.

(h) The Board of Directors or the Committee may extend or terminate the benefits of the Plan to any Subsidiary at any time without the approval of the shareholders of the Company.

(i) The proceeds received by the Company from the sale of Orthofix Stock pursuant to the Plan shall be used for general corporate purposes.

(j) No shares of Orthofix Stock may be issued under this Plan unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws and any applicable non-U.S. securities laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws and applicable non-U.S. securities laws is available. The Committee may require each Participant purchasing shares under the Plan to represent to and agree with the Company in writing that such eligible Employee or Director, as applicable, is acquiring the shares for investment purposes and not with a view to the distribution thereof. All certificates for shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15. Compliance with Code Section 409A

The Plan and any options granted hereunder are intended to meet the short term deferral exemption from Code Section 409A and shall be interpreted and construed consistent with this intent. Notwithstanding any provision of the Plan to the contrary, in the event that the Board of Directors determines that the Plan or any option granted hereunder may be subject to Code Section 409A, the Board of Directors may, without the consent of Participants, including the affected Participant, adopt such amendments to the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board of Directors determines are necessary or appropriate to (i) exempt the Plan or any option granted hereunder from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

* * * *

STOCK PURCHASE PLAN, AS AMENDED

SECOND AMENDED AND RESTATED

Amended and Restated Sub-Plan for the European Union and the United Kingdom

____________________________________________________________________________________

In accordance with Section 12(a) of the Orthofix Medical Inc. Second Amended and Restated Stock Purchase Plan, as amended (the “Plan”), the Committee has adopted this amended and restated sub-plan of the Plan for purposes of offering participation to eligible Employees of the Company and any Subsidiary of the Company domiciled or resident of a member state of the European Union or the United Kingdom, and designated as a participating employer under the Plan. The Plan and this sub-plan are not intended to comply with the requirements of Code Section 423 (other than clauses (b)(3) and (b)(5) thereof). Unless otherwise provided herein, all defined terms in this sub-plan shall have the same definition and meaning as set forth in the Plan.

Definitions

“Eligible EU-Domiciled/Resident Employee” means each full-time or part-time employee of the Company or a Subsidiary who is domiciled or resident of a country in a member state of the European Union or the United Kingdom.

Participation

Notwithstanding any provision to the contrary in Section 5(a) of the Plan, the maximum contribution percentage for each Eligible EU-Domiciled/Resident Employee shall be established by the Committee prior to the commencement of each applicable Plan Period so as to ensure that the offering of participation to Eligible EU-Domiciled/Resident Employees shall comply with the exclusion for offerings set forth in either Article 1(3) of the EU Prospectus Regulation or Article 3(2) of the EU Prospectus Regulation (if this has been adopted into local law in the relevant jurisdiction) and any regulations applicable thereunder; provided, however, that the maximum contribution percentage for each Eligible EU-Domiciled/Resident Employee shall be no greater than the maximum contribution percentage permitted under the Plan (which, as of the date of the adoption of this sub-plan, is 25% of such Employee’s annual compensation).

If the Company receives elections to contribute to the Plan from Eligible EU-Domiciled/Resident Employees which would, if accepted, mean that the value of the consideration under the Plan in a period of 12 months would exceed the limits for offerings set forth in Article 1(3) of the EU Prospectus Regulation and Article 3(2) of the EU Prospectus Regulation (if such Article 3(2) permitted limits have been adopted in the applicable jurisdiction), the Committee will adjust individual elections downwards on a proportionate basis or on any other basis which the Committee deems appropriate.

ORTHOFIX

P.O. BOX 8016, CARY, NC 27512-9903

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Orthofix Medical Inc.

Annual Meeting of Shareholders

For Shareholders of record as of April 22, 2024

Tuesday, June 18, 2024 10:00 AM, CDT

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, CDT, June 18, 2024.

Internet:
www.proxypush.com/OFIX
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions

Phone:
1-866-240-4561
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Management

The undersigned shareholder of Orthofix Medical Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the 2024 Annual Meeting of Shareholders to be held on Tuesday, June 18, 2024 at 10:00 a.m. CDT, and hereby appoints J. Andres Cedron and Julie Andrews, and each or either of them (the "Named Proxies"), as proxies, each with full power of substitution, and authorizes them, and each of them, to vote all the shares of common stock of Orthofix Medical Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxies to vote in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote as such Named Proxies deem advisable upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Orthofix Medical Inc. Annual Meeting of Shareholders

ORTHOFIX®

Please make your marks like this: ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE:
FOR all the listed director nominees and **FOR** PROPOSALS 2 THROUGH 5

PROPOSAL		YOUR VOTE			MANAGEMENT RECOMMENDS
1.	Election of Directors:				
		FOR	AGAINST	ABSTAIN	
	1.01 Alan L. Bazaar	☐	☐	☐	FOR
	1.02 Wayne Burris	☐	☐	☐	FOR
	1.03 Massimo Calafiore	☐	☐	☐	FOR
	1.04 Michael M. Finegan	☐	☐	☐	FOR
	1.05 Jason M. Hannon	☐	☐	☐	FOR
	1.06 John B. Henneman, III	☐	☐	☐	FOR
	1.07 Charles R. Kummeth	☐	☐	☐	FOR
	1.08 Shweta Singh Maniar	☐	☐	☐	FOR
	1.09 Michael E. Paolucci	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory and Non-Binding Vote to Approve Executive Compensation.	☐	☐	☐	FOR
3.	Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024.	☐	☐	☐	FOR
4.	Approval of Amendment No. 5 to the Amended and Restated 2012 Long-Term Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder by 5,000,000.	☐	☐	☐	FOR
5.	Approval of Amendment No. 4 to the Second Amended and Restated Stock Purchase Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder by 1,250,000.	☐	☐	☐	FOR

☐ **Check here if you would like to attend the meeting in person.**

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date